UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under §240.14a-12

PAYPAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required.

Fee paid previously with preliminary materials.

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STEP 1:
PICK YOUR BASE
STEP 2:
PICK YOUR PROTEIN
STEP 3:
PICK TWO VEGGIES

Eden G. Egziabher
Founder, Makina Cafe

2023 Annual Report

PayPal

Eden G. Egziabher Founder, Makina Cafe 2024 Notice of Annual Meeting of Stockholders and Proxy Statement 2023 Annual Report Paypal

Eden G. Egziabher Makina Cafe Long Island City, NY Makina Cafe founder Eden Egziabher was raised amidst a vibrant mix of Ethiopian, Eritrean, and Italian cultures, creating a mosaic of flavors found on her menu. Eden relies on PayPal Zettle to allow New Yorkers to quickly and easily pay for their meals, and she loves the seamless experience of using PayPal to pay her vendors.

Message from Our President and CEO

Dear Stockholders, Colleagues, Customers and Partners:

Over the last two and a half decades, PayPal has been at the forefront of e-commerce innovation. In that time, our belief in the importance of embracing change has allowed us to evolve into who we are today – a global leader in commerce with a two-sided network at scale and steadfast commitment to serving our customers.

When I stepped into the role of PayPal’s President and CEO last September, I knew that to unlock our full potential and drive durable, profitable growth we needed to be more focused and deliberate in every aspect of our business. Since then, I’ve spent time with PayPal’s employees, customers, partners, and stockholders to learn about our greatest strengths, where we need to move faster, what we need to change, and how to instill a culture of innovation that returns PayPal to a position of strength.

I’m pleased with what we’ve been able to accomplish in such a short period of time to reposition PayPal for profitable growth. We’ve put in place a world-class leadership team and organized the business around the customers we serve – consumers, small businesses, and enterprises. We’ve narrowed our focus to the products and services that will have the greatest impact for our customers. And we’ve updated our mission to reflect the evolution of our purpose: revolutionizing commerce globally.

We’re embracing our roots to reshape commerce for the consumers and merchants around the world who rely on PayPal each day – making it faster and simpler for people to connect with each other and make their money go further. Our entire organization is focused on durable growth priorities that will help solve our customers’ most pressing needs and delight them in new ways. We aim to deliver a best-in-class personalized commerce experience, and drive engagement by creating a richer value proposition that makes PayPal the obvious choice for both consumers and businesses.

All the investments and improvements we will make this year are guided by a set of new operating principles that we believe will help us drive value creation over time. The principles we will follow are: start with the customer; focus on profitable growth; drive operating leverage over time; set measurable goals and communicate consistently; and maintain a strong balance sheet.

We’re committed to increasing transparency and accountability, and investing in areas of our business that will drive profitable growth and margin expansion in the years ahead. However, it will take time for these new initiatives and operating model to produce results. 2024 is a transition year focused on execution and moving with velocity to put the organization on a path for long-term success. I know that we’re on the right strategic path that will allow this company to fully embrace the future that awaits us.

I am grateful to our employees who have shown incredible resolve in solving our customers’ greatest challenges and who are working tirelessly to transform PayPal. To our stockholders, customers, and partners, thank you for your continued support and belief in what we can achieve together.

Thank you.

Alex Chriss

President and CEO

April 9, 2024

Message from Our Independent Board Chair

Dear PayPal Stockholders:

2023 was a pivotal year for PayPal as we welcomed Alex Chriss to our Company and to our Board. While steering the successful CEO search and transition, the Board worked closely with management to navigate a complex macroeconomic environment and deliver solid financial and operational results. Looking ahead, we are inspired by the energy and vision that the new leadership team brings to their roles, and we believe PayPal is well-positioned for future profitable growth.

Executive Leadership Transitions

One of the Board’s key priorities in 2023 was to identify a next-generation leader capable of driving growth across the PayPal platform for years to come. After a rigorous search process, we were thrilled to find in Alex a seasoned executive steeped in technology and product leadership experience with an impressive and proven track record of growing businesses.

We are also pleased to have appointed new executives to lead our Finance and People functions, as well as our Global Markets, Small Business & Financial Services and Consumer business units. Their collective expertise, honed through leadership roles at preeminent companies, will be crucial to our path forward. In overseeing these executive transitions, the Board has redoubled our commitment to building relationships with new leaders and ensuring that each of our leaders is cultivating robust talent development processes and succession plans. With this strong leadership team now in place, PayPal is ready to embark on our next chapter of growth and expansion.

Board Composition & Oversight

Collectively, our Board’s balanced and diverse mix of skill sets, experiences and perspectives enables proper oversight of our business as we continue to evolve and grow in a rapidly shifting competitive environment. In particular, the Board’s thoughtful approach to risk oversight supports our enterprise-wide global risk and compliance program to safeguard our customers and our platform, which is of the utmost importance. Our Board is committed to continuous improvement, and the annual Board and committee self-evaluations play a critical role in ensuring the continued effectiveness of our Board and each committee.

Stakeholder Engagement

Robust, ongoing engagement with our stockholders, customers, employees, regulators and other stakeholders is crucial to informing the Board’s decision-making process. Since our 2023 Annual Meeting, we’ve contacted investors representing approximately 50% of our common stock and have engaged with investors holding approximately 19% of our common stock. As part of these efforts, independent directors met with investors representing approximately 12% of our common stock. These discussions covered a variety of subjects, including board composition and oversight, executive compensation and corporate sustainability and impact topics. Stockholders’ feedback provides the Board and management with invaluable perspectives, and we look forward to continuing this important dialogue with our stakeholders.

On behalf of our Board, thank you for your investment in PayPal. I look forward to discussing these developments further with you at the 2024 Annual Meeting on May 22, which will be held via live webcast at www.virtualshareholdermeeting.com/PYPL2024.

Sincerely yours,

John J. Donahoe

Independent Board Chair

April 9, 2024

Forward-Looking Statements

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements that involve expectations, plans or intentions (such as those relating to future business, future results of operations or financial condition, new or planned features or services, acquisitions or divestitures, or management strategies). These forward-looking statements can be identified by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “strategy,” “future,” “opportunity,” “plan,” “project,” “forecast” and other similar expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results and financial condition to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties include, among others, those discussed in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend, and undertake no obligation except as required by law, to update any of our forward-looking statements after the date of this proxy statement to reflect actual results, new information or future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Incorporation by Reference

All website addresses contained in this proxy statement are intended to provide inactive, textual references only. The content on, or accessible through, any website identified in this proxy statement is not a part of, and is not incorporated by reference into, this proxy statement or in any other report or document that we file with the Securities and Exchange Commission.

Notice of 2024 Annual Meeting

of Stockholders

Wednesday, May 22, 2024

8:00 a.m. Pacific Time

Online at: www.virtualshareholdermeeting.com/PYPL2024

There is no physical location for the 2024 Annual Meeting.

ITEMS OF BUSINESS

1.	Election of the 11 director nominees named in this proxy statement.
2.	Advisory vote to approve named executive officer compensation.
3.	Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated.
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2024.
5.	Consideration of two stockholder proposals, if properly presented at the Annual Meeting.
6.	Such other business as may properly come before the Annual Meeting.

RECORD DATE

Wednesday, March 27, 2024 (the “Record Date”)

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

PARTICIPATION IN VIRTUAL ANNUAL MEETING

We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/PYPL2024. See “Important Information About PayPal’s Virtual Annual Meeting” on the following page for additional information.

The Annual Meeting will begin promptly at 8:00 a.m. Pacific Time. The virtual meeting room will open at 7:45 a.m. Pacific Time for registration.

VOTING

Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, see “Frequently Asked Questions – Voting Information” beginning on page 116 of this proxy statement.

 REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THREE WAYS:

INTERNET Visit the website on your proxy card or voting instruction form	BY TELEPHONE Call the telephone number on your proxy card or voting instruction form	BY MAIL Sign, date and return your proxy card or voting instruction form in the enclosed envelope
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

By Order of the Board of Directors

Brian Y. Yamasaki

Secretary

April 9, 2024

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about April 9, 2024.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 22, 2024

This proxy statement and PayPal Holdings, Inc.’s 2023 Annual Report are available electronically at
https://investor.pypl.com/financials/annual-reports/default.aspx and (with your 16-digit control number) at www.proxyvote.com.

• 2024 Proxy Statement	1

IMPORTANT INFORMATION ABOUT PAYPAL’S VIRTUAL ANNUAL MEETING

Important Information About PayPal’s

Virtual Annual Meeting

PayPal’s 2024 Annual Meeting will be conducted online only, via live webcast. Stockholders will be able to access the meeting live by visiting www.virtualshareholdermeeting.com/PYPL2024.

We have conducted efficient and effective virtual meetings since PayPal became an independent company in 2015. We intend to continue to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend and participate fully and equally in the Annual Meeting because they can join with any Internet-connected device from any location around the world at no cost. Our virtual meeting format encourages participation and communication with our management, helps us engage with all stockholders regardless of size, resources or physical location, saves time and money, reduces our environmental impact and protects the health and safety of attendees.

Participating in the Virtual Annual Meeting

•	Instructions on how to attend the virtual Annual Meeting are posted at www.virtualshareholdermeeting.com/PYPL2024.

•	You may log in to the meeting platform beginning at 7:45 a.m. Pacific Time on May 22, 2024. The meeting will begin promptly at 8:00 a.m. Pacific Time.

•	You will need the 16-digit control number provided in your proxy materials to attend the virtual Annual Meeting and listen live at www.virtualshareholdermeeting.com/PYPL2024.

•	Stockholders of record and beneficial owners as of the March 27, 2024 Record Date may vote their shares electronically during the virtual Annual Meeting.

•

On the date of the Annual Meeting, if you have questions about how to attend and participate or encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-844-986-0822 (U.S.) or 1-303-562-9302 (International).

Additional Information About the Virtual Annual Meeting

•

Stockholders may submit questions in advance of the meeting at www.proxyvote.com before 8:59 p.m. Pacific Time on May 21, 2024, or during the live meeting at www.virtualshareholdermeeting.com/PYPL2024.

•	During the meeting’s question and answer session, members of our executive management team and our Board Chair will answer questions (including those submitted in advance) as time permits.

•	Our rules of conduct and procedure for the meeting generally provide that:

•	Management will answer stockholder questions after the formal meeting has concluded.

•

We limit each stockholder to one question so that we can answer questions from as many stockholders as possible. Questions should be succinct and cover only one topic per question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. In addition, questions may be edited for brevity and grammatical corrections.

•

We do not intend to address any questions that are, among other things: irrelevant to the business of the Company or to the business of the Annual Meeting; related to material non-public information of the Company; related to personal matters or grievances; derogatory or otherwise in bad taste; repetitious statements already made by another stockholder; in furtherance of the stockholder’s personal or business interests; or out of order or not otherwise suitable for the conduct of the Annual Meeting, in each case as determined by the Board Chair or Corporate Secretary in their reasonable discretion.

•

If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if we are not able to answer all the questions submitted due to time constraints, stockholders may contact us separately after the meeting through our Investor Relations department by email at investorrelations@paypal.com.

•

We will post questions and answers if applicable to the Company’s business on our Investor Relations website as soon as practicable after the Annual Meeting. In addition, a replay of the meeting will be publicly available on our Investor Relations website after the meeting concludes.

2	• 2024 Proxy Statement

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary highlights certain information contained elsewhere in this proxy statement for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before voting.

2024 Annual Meeting Information

TIME AND DATE 8:00 a.m. Pacific Time on May 22, 2024	PLACE Online at www.virtualshareholdermeeting.com/PYPL2024. There is no physical location for the Annual Meeting.	RECORD DATE March 27, 2024

Proposals to be Voted on and Board Voting Recommendations

Management Proposals		Recommendation of the Board	Page

1	Election of the 11 Director Nominees Named in this Proxy Statement	FOR each of the nominees	13

2	Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)	FOR	48

3	Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	FOR	94

4	Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2024	FOR	107

Stockholder Proposals

5	Stockholder Proposal – Report on Respecting Workforce Civil Liberties	AGAINST	110

6	Stockholder Proposal – Bylaw Amendment: Stockholder Approval of Director Compensation	AGAINST	112

Our 2023 Key Highlights

Key Executive Leadership Transitions

In February 2023, Dan Schulman announced his intention to retire from the role of President and CEO at year-end. The announcement was a catalyst for our leadership team transformation in 2023 and into 2024. Mr. Schulman’s longstanding leadership at PayPal made a positive and lasting impact, and the Board was committed to identifying a successor with extensive product, technology, and global payments experience who would build on Mr. Schulman’s contributions and be a next-generation leader, capable of driving growth across the PayPal platform for years to come. Largely in connection with the appointment of Mr. Schulman’s successor, we reconstituted our leadership team in late 2023 and early 2024, positioning PayPal for its next phase of growth.

After a rigorous search process, Alex Chriss joined PayPal as President and CEO in September, followed by our new CFO, Jamie Miller, who joined in November. Mr. Chriss joined PayPal from Intuit and has extensive product, technology and global payments experience, which will enable him to drive growth across the PayPal platform for years to come. Ms. Miller was most recently Global CFO of EY and brings a proven track record of driving strong financial results and guiding both public and private companies through dynamic and meaningful transformation.

Additionally, PayPal further strengthened its next-generation leadership team by hiring seasoned leaders across several key roles, including Michelle Gill, who joined to serve as PayPal’s Executive Vice President, General Manager of the newly formed Small Business & Financial Services Group; Diego Scotti, who joined as Executive Vice President, General Manager of our Consumer Group and Global Marketing & Communications; Isabel Cruz, who joined as Executive Vice President, Chief People Officer; and Suzan Kereere, who joined as President, Global Markets. These leadership appointments underscore PayPal’s commitment to building a high-performing organization, with the goal of advancing innovation and solutions to better serve our customers and in turn drive more profitable growth.

• 2024 Proxy Statement	3

PROXY STATEMENT SUMMARY

Our 2023 Key Highlights

Sound Financial and Operational Performance

In 2023, we delivered solid financial and operating results across our key performance metrics. This was accomplished during a period which saw the successful transition of multiple key leadership roles, accompanied by macroeconomic uncertainty, slowing e-commerce growth and continued geopolitical instability. We ended the year with 426 million active consumer and merchant accounts and $29.8 billion in revenue, an 8% increase compared to 2022. In 2023, we processed 25.0 billion payment transactions and $1.53 trillion in total payment volume across our platform, representing year-over-year increases of 12% and 13%, respectively.

We continued to execute a disciplined capital allocation strategy, returning $5 billion to stockholders through share repurchases in 2023, representing 119% of our free cash flow. In June 2023, we entered into a multi-year agreement with a global investment firm to sell up to €40 billion of our eligible consumer installment receivables portfolio, including a forward-flow arrangement for the sale of future originations, and sold $5.5 billion of loans receivable during the year in connection with this agreement. Additionally, we completed the divestiture of Happy Returns for $466 million in cash proceeds, enabling greater focus on our core business and strategic priorities. Our cost discipline efforts contributed to solid non-GAAP earnings per share and non-GAAP operating margin expansion in 2023.

This progress is a direct result of our sharpened focus, responsible innovation and enhanced cost discipline, which will enable us to execute against our core strategic priorities.

Performance Highlights

The following graphic summarizes key performance highlights for 2023. As described in the Compensation Discussion and Analysis below, in line with our pay-for-performance philosophy, a significant portion of executive compensation is tied to company performance. Notably, the 2023 PayPal Annual Incentive Plan featured both Revenue and Non-GAAP Operating Margin as performance criteria and performance-based restricted stock units granted in 2023 vest in part based on a metric related to Free Cash Flow.

Revenue Non-GAAP Operating Margin1 Free Cash Flow1 Delivering solid revenue growth: Focusing on engaged accounts: Growing payment volume: Efficiency and capital return contributing to earnings growth: +8% 426M $1.53T $5.10 revenue increase from 2022 (spot basis) active accounts (down 2% from 2022) Total Payment Volume (up 13% from 2022) non-GAAP EPS1 growth (up 24% from 2022)

[1]

Non-GAAP Operating Margin, non-GAAP earnings per diluted share and Free Cash Flow are not financial measures prepared in accordance with generally accepted accounting principles (“GAAP”). For information on how we compute these non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

[2]	Adjusted free cash flow excludes the net impact of originating European buy now, pay later receivables as held for sale and the subsequent sale of these receivables.

4	• 2024 Proxy Statement

PROXY STATEMENT SUMMARY

2024 Director Nominees

2024 Director Nominees

The following tables provide summary information about our director nominees. All our 2024 director nominees are independent except Mr. Chriss, our President and CEO. Directors are elected annually by a majority of votes cast. The Board of Directors recommends that you vote “FOR” the election of each of the 11 nominees. See page 13 of this proxy statement for the proposal.

Directors	Name	Occupation	Diversity	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships
								ARC	COMP	GOV

	Rodney C. Adkins	President,3RAM Group LLC	D	65	2017	●	3	●		●

	Alex Chriss	President and CEO, PayPal Holdings, Inc.		46	2023		-

	Jonathan Christodoro	Partner, Patriot Global Management, LP		47	2015	●	-		●	●

	John J. Donahoe	President and CEO, Nike, Inc.		63	2015		1

	David W. Dorman	Former Non-Executive Board Chair of CVS Health Corporation		70	2015	●	1			●

	Enrique Lores	President and CEO, HP Inc.	D	58	2021	●	1	●

	Gail J. McGovern	President and CEO, American Red Cross	W	72	2015	●	1		●

Independent Board Chair    Committee Chair

ARC = Audit, Risk and Compliance Committee (“ARC Committee”)

COMP = Compensation Committee

GOV = Corporate Governance and Nominating Committee

W = Woman

D = Diverse Ethnicity

• 2024 Proxy Statement	5

PROXY STATEMENT SUMMARY

2024 Director Nominees

Directors	Name	Occupation	Diversity	Age	Director Since	Independent	Other Public Company Boards	Committee Memberships
								ARC	COMP	GOV

	Deborah M. Messemer	Former Major Market Managing Partner, KPMG	W	66	2019	●	2	●

	David M. Moffett	Former CEO, Federal Home Loan Mortgage Corp.		72	2015	●	3

	Ann M. Sarnoff	Former Chair and CEO, WarnerMedia Studios & Networks Group	W	62	2017	●	-	●

	Frank D. Yeary	Managing Member, Darwin Capital Advisors, LLC		60	2015	●	2	●

Independent Board Chair    Committee Chair

ARC = Audit, Risk and Compliance Committee (“ARC Committee”)

COMP = Compensation Committee

GOV = Corporate Governance and Nominating Committee

W = Woman

D = Diverse Ethnicity

As previously disclosed, Belinda Johnson has informed the Company that she will not stand for re-election as a director at the Annual Meeting. The Board anticipates that it will reduce the size of the Board to 11 directors effective immediately before the Annual Meeting.

In addition, the Company has announced that the Board intends to appoint Carmine Di Sibio as an independent director of the Company effective July 1, 2024. Mr. Di Sibio is currently Global Chair and CEO of EY (“EY”) and has previously announced that he will retire from EY in June 2024. In accordance with EY policy and practice, he is only able to join a public company board upon his retirement. Accordingly, Mr. Di Sibio is not a director nominee in this Proxy Statement. We are providing this disclosure to be transparent with our stockholders and to highlight our continued focus on board refreshment. See “Corporate Governance—New Director to be Appointed After Annual Meeting” for Mr. Di Sibio’s biography and additional information.

The Board and the Corporate Governance and Nominating Committee (the “Governance Committee”) are committed to ensuring that the Board is composed of individuals who have highly relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives and effectively represent the long-term interests of stockholders. Below is a snapshot of the diversity, skills and experience of our director nominees. For more information about our Board members, see “Director Experience, Expertise and Attributes” beginning on page 15 of this proxy statement.

6	• 2024 Proxy Statement

PROXY STATEMENT SUMMARY

2024 Director Nominees

Tenure1 Age Gender Ethnic Diversity 6 YRS average tenure of director nominees 62 YRS average age of director nominees 27% of director nominees are women 18% of director nominees are ethnically diverse 1-4 years 5-8 years < 60 years 61-65 years 66+ years Women Men Did Not Disclose Ethnically Diverse White Did Not Disclose

[1]	PayPal became an independent public company in July 2015.

Nominee Skills & Experience

6	9	11	9	11	11

Payments / Financial Services / FinTech	Technology / Innovation	Global Business	Go to Market	Senior Leadership	Business Development and Strategy

7	3	11	10	11	10

Regulatory / Governmental Risk Management and Compliance	Cybersecurity / Information Security Risk Management	Finance / Accounting	Environmental and Social Risk Management	Human Capital Management	Other Public Company Board Service

• 2024 Proxy Statement	7

PROXY STATEMENT SUMMARY

Corporate Governance Highlights

Corporate Governance Highlights

Corporate governance at PayPal is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, foster responsible decision-making, engender public trust and demonstrate PayPal’s commitment to transparency, accountability, independence and diversity.

•	10 of 11 director nominees are independent

•	Independent Board Chair with significant responsibilities

•	All directors stand for annual election

•	Simple majority vote standard for charter/bylaw amendments and mergers/business combinations

•	Diverse Board in which 5 of 11 director nominees are women and/or from a diverse ethnic group

•	Diverse characteristics considered in assessing Board composition include sexual orientation, ethnicity, nationality and cultural background

•	Committed to actively seeking highly qualified women and individuals from underrepresented communities to include in the initial pool from which director nominees are chosen

•	Annual performance self-evaluations by the full Board and each committee

•	Majority vote standard for uncontested director elections

•	Stockholder right to call a special meeting

•	Regular review of Board and executive succession planning

•	Strong stockholder engagement practices

•	Director service limited to no more than four public company boards, including the PayPal Board

•	Proxy access for qualifying stockholders

•	Robust stock ownership requirements for our executives and directors

•	Prohibition on hedging and pledging transactions by executive officers and directors

•	Annual Global Impact Report disclosing our performance, progress and strategy on key non-financial risks and opportunities

To learn more about our corporate governance practices and policies, see page 23 of this proxy statement.

Stockholder Engagement

Outreach and Engagement	Contacted holders of 50% of our common stock	Engaged with holders of 19% of our common stock

Areas for Stockholder Focus	Board Composition and Succession Planning	Risk Management and Oversight	Executive Compensation	Corporate Sustainability and Impact (“CSI”) Matters

Highlights of our Practices

•  Governance Committee oversight and regular discussion of director succession and Board refreshment plans

•  Five directors added to the Board since 2017

•  Board review of executive succession planning at least annually

•  Robust Board oversight of ERCM program

•  Committees have clearly defined oversight responsibility of specific risks as outlined in committee charters

•  ARC Committee oversees and reviews overall risk management framework and reports to the full Board on risk matters, including cybersecurity and data privacy

•  Compensation Committee evaluates the appropriateness of the Company’s compensation-related performance metrics at least annually, taking into consideration the Company’s overall strategy and stockholder feedback

•  Alignment of CSI disclosures to established frameworks, including IFRS Foundation’s Sustainability Accounting Standards Board (“SASB”) standards and Task Force on Climate- Related Financial Disclosures (“TCFD”) recommendations

•  Focus on promoting a culture of community, and ensuring alignment of our global talent and Belonging strategy

Stockholder conversations following our 2023 Annual Meeting provided significant input to the Compensation Committee’s enhancements made to our executive compensation program as detailed on page 58 of the Compensation Discussion and Analysis (“CD&A”).

8	• 2024 Proxy Statement

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Executive Compensation Highlights

Our key guiding principle for executive compensation is to closely align the compensation of our executives with the creation of long-term value for our stockholders. We also recognize that the creation of long-term stockholder value begins with attracting exceptionally talented leaders to our Company. 2023 was a transformative year for PayPal as we welcomed several new executives to our leadership team and provided attractive compensation opportunities to induce them to join. We also made several enhancements to our incentive compensation plans to increase focus on profitable growth. Finally, our 2023 incentive programs were designed to strike an appropriate balance between incentivizing top-line growth, profitability, non-financial business initiatives and stockholder value creation over both the short-term and long-term horizons.

To learn more about our executive compensation program, see the CD&A beginning on page 51 of this proxy statement.

Executive Transition-Related Compensation

The Compensation Committee took a thoughtful approach in establishing new hire awards to attract Mr. Chriss and Mses. Miller and Gill to join PayPal and ensure appropriate long-term alignment with stockholders. The offer letters provided to Mr. Chriss and Mses. Miller and Gill included two categories of compensation entitlements: (1) go-forward, ordinary course compensation arrangements and (2) special, non-recurring new hire awards. The non-recurring new hire awards were intended to incentivize Ms. Miller and Ms. Gill to join PayPal’s next-generation leadership team. For Mr. Chriss, the non-recurring new hire awards were also intended to compensate him for a portion of the awards he forfeited in departing from his prior employer to join PayPal. The amounts and types of compensation for each of Mr. Chriss and Mses. Miller and Gill were determined carefully by the Compensation Committee, taking into consideration the NEO’s experience, responsibilities, expertise, compensation at their prior employer, potential contributions to PayPal, the compensation received by the new NEO’s predecessor at PayPal (if applicable), their competitive opportunities, and market compensation for their role with PayPal’s compensation peer group.

The following table summarizes the go-forward compensation arrangements and special, non-recurring new hire awards for Mr. Chriss and Mses. Miller and Gill, which were intended to compensate them for awards they forfeited when joining PayPal or to induce them to accept our offers, as applicable:

	Go-Forward Compensation Arrangements				Special, Non-Recurring New Hire Awards
NEO	Annual Base Salary Rate	Target Annual Incentive Plan Bonus as a Percentage of Annual Base Salary	Initial RSU Grant	Initial PBRSU Grant (at target)	Cash Sign- On Bonus		Make- Whole or Sign-On Incentive RSUs

Alex Chriss President & Chief Executive Officer	$1,250,000	200%	$16,750,000	$17,000,000	N/A		$10,000,000

Jamie Miller EVP, Chief Financial Officer	$ 750,000	125%	$ 6,250,000	$6,250,000	$6,000,000	(1)	$2,000,000

Michelle Gill EVP, General Manager – Small Business & Financial Services Group	$ 750,000	125%	$ 6,250,000	$6,250,000	$2,000,000	(1)	$2,000,000

1

50% of the Cash Sign-On Bonus was payable in cash within the first two pay periods following the NEO’s start date, with the remaining 50% payable within two pay periods following the 6-month anniversary (each, an “installment”). If the NEO resigns or PayPal terminates the NEO’s employment for cause: (a) on or before the first anniversary of the payment date of the first installment, the NEO must repay 100% of the first installment; (b) after the first anniversary of the payment date of the first installment and on or before the second anniversary of the payment date of the first installment, the NEO must repay the first installment, less 1/24th of the first installment for every full month of the NEO’s active employment with PayPal following the NEO’s start date; and (c) on or before the first anniversary of the payment date of the second installment, the NEO must pay back 100% of the second installment.

Mr. Chriss and Mses. Miller and Gill will not receive any equity grants during PayPal’s 2024 rewards cycle, apart from their Initial RSU Grants, Initial PBRSU Grants and Sign-On Incentive RSUs.

To find additional details on new hire-related compensation, please see the CD&A section titled “Offer Letter Compensation for New NEOs” on page 53 of this proxy statement.

• 2024 Proxy Statement	9

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

2024 Compensation Program Changes Informed by Investor Feedback

Informed by investor feedback, in January 2024, our Compensation Committee made the following enhancements to our incentive programs to strengthen pay for performance alignment, increase the focus on profitable growth, reduce burn rate (defined as the number of shares subject to equity awards granted during a given year divided by the basic weighted average number of common shares outstanding for that fiscal year) and address historical challenges experienced in connection with setting long-term performance goals.

Enhancements to 2024 PayPal Annual Incentive Plan

Enhancement	Rationale
Redesign the plan to fund the bonus pool based on company performance and determine employee payouts based on individual performance	Company-wide bonus pool and resulting employee bonus starting point to be based on company performance, strengthening pay and performance alignment; individual performance modifier will provide for better upwards or downwards differentiation when specifically warranted
Update metrics to Non-GAAP Operating Income and Transaction Margin Dollars (from Revenue and Non-GAAP Operating Margin)

Will more closely align performance goals to current Company strategy, including additional focus on driving profitable growth

Additionally, stock-based compensation expense will be included in non-GAAP financial metric reporting, including Non-GAAP Operating Income, beginning in 2024

Move to 100% cash compensation for short- term incentive program	Will align actual payout with intended value to be delivered and reduce burn rate

Enhancements to 2024-2026 PBRSUS under Long-Term Incentive Program

Enhancement	Rationale

Move to relative total shareholder return (rTSR) metric, measured as compared to the S&P 500 (from FX-Neutral Revenue CAGR and Free Cash Flow CAGR), with the target for rTSR vs. the S&P 500 set at the 55th percentile

More closely aligns PBRSU payouts with long-term shareholder value while effectively motivating leaders to holistically execute during this transitional period while our strategy continues to evolve

Three-year performance period using three discrete measurement periods of 12, 24, and 36 months in calculating payout; no vesting prior to end of the full three-year vesting period. If absolute TSR achievement is negative for the 36-month period, the maximum shares an executive could earn would be capped at 100% of the target number of shares

Will minimize the potential impact of short-term share price volatility, while maximizing retention value over the entire vesting period; designed to enhance the program’s durability and provide a holistic measure of long-term value creation during PayPal’s strategic pivot

2023 Incentive Compensation Plan Outcomes

For 2023, the Compensation Committee approved incentive programs designed to strike an appropriate balance between incentivizing top-line growth, profitability, non-financial business initiatives, and stockholder value creation over both the short-term and long-term horizons.

10	• 2024 Proxy Statement

PROXY STATEMENT SUMMARY

Executive Compensation Highlights

Based on our 2023 results, our incentive plans paid out as follows:

2023 PayPal Annual Incentive Plan (“AIP” or “2023 AIP”)

Under the AIP, 75% of the NEOs’ target incentive was based on company performance. The following table shows the performance goals and actual performance achieved, as determined by the Compensation Committee.

Company Measure	Threshold (50% Payout)*	Target (100% Payout)*	Maximum (200% Payout)*	Actual Achieved	Actual Achieved (Percentage of Target Achieved)

Revenue (in $ billions)	$27.52	$28.42	$29.32	$29.77	200%

Non-GAAP Operating Margin	20.40%	22.40%	24.40%	22.43%	102%

	Company Performance Score of the AIP				151%

*	Linear interpolation applies to revenue and Non-GAAP Operating Margin for results between specific goals.

The remaining 25% of the NEOs’ target incentive under the AIP was based on individual performance. Payouts under the individual performance component of the AIP were 100% of target for each of our eligible NEOs.

2021-2023 PBRSUs

The following table shows the performance goals and actual performance achieved for the PBRSUs granted in 2021, which vested based on performance during a three-year performance period (the “2021-2023 PBRSUs”).

Measure 0.0% 0.0% Threshold (50% Payout) Target (100% Payout) Actual Achieved (Percentage of Target Achieved) Maximum (200% Payout) Aggregate Percent of Target Achieved 0.0% FX-Neutral Revenue CAGR Free Cash Flow CAGR 15.5% 13.0% 17.5% 15.0% 18.5% 16.0%

Share Authorization Approval

At this year’s Annual Meeting, the Company is asking stockholders to approve the amendment and restatement of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (the “Equity Plan”) in order to (i) increase the number of shares authorized for issuance under the Equity Plan by 20 million and (ii) remove the “inverse fungible share ratio” for future awards.

In determining to seek stockholder approval to increase the number of shares reserved for future issuance, the PayPal Compensation Committee and Board of Directors carefully considered a number of important factors, including:

•	The Equity Plan supports a broad-based program that is critical to our ability to effectively compete for talented employees;

•	Equity awards support our pay-for-performance philosophy;

•

We have taken a responsible approach to the use of equity, including a number of recent steps that balance stockholder considerations regarding dilution and the vital role of equity in attracting and retaining the talent we need to implement our strategy;

•	Our equity request reflects our market for talent; and

•	Our strong governance practices protect stockholder interests.

• 2024 Proxy Statement	11

PROXY STATEMENT SUMMARY

Share Authorization Approval

Equity is a key element of compensation that is critical in the labor markets in which we compete, particularly within our technology function. Accordingly, the Board believes that approval of the equity plan amendment and restatement to authorize additional shares is in the best interests of the Company and its stockholders.

Corporate Sustainability and Impact

Our governance framework is designed to provide sound company oversight, drive Board and management accountability and demonstrate PayPal’s commitment to transparency. We seek to apply the same approach to the oversight, management and implementation of the Company’s corporate sustainability and impact (“CSI”) strategy. Our cross-functional program is managed by executive leaders and implemented through guidance and direction provided by the CSI steering committee. Representatives from the CSI steering committee brief Board committees and executive management on CSI matters periodically and meet with a subcommittee of the Enterprise Risk Management Committee at least annually to review current and emerging CSI-related risk topics.

Oversight

Our Board of Directors is actively engaged on CSI matters that impact business strategy.

•  Governance Committee: Oversight of PayPal’s management of CSI topics, including overall CSI strategy, risks and opportunities, stakeholder engagement and programs and initiatives in social innovation and environmental sustainability

•  ARC Committee: Oversight of the Company’s risk framework and enterprise-wide compliance program, including cybersecurity and privacy matters

•  Compensation Committee: Oversight of the Company’s strategies and responsibilities related to human capital (global talent) management, including diversity and inclusion, pay equity efforts and corporate culture

Management

Our executive management directs and manages the execution of our enterprise-wide CSI strategy to help ensure non-financial risks and opportunities are appropriately integrated across the enterprise, including through the Enterprise Risk and Compliance Management Program (ERCM Program)

Implementation

A CSI steering committee and cross-functional working groups with representatives from more than 20 functions are responsible for overall program implementation

PayPal recognizes the importance of operating our business in a responsible and sustainable manner. We believe the effective management of key non-financial risks and opportunities plays a role in furthering our strategy and helps to create value for our stockholders, customers, employees and other stakeholders. For more information on our CSI strategy and program, see “Corporate Sustainability and Impact Oversight and Management” beginning on page 40 of this proxy statement, and our most recent Global Impact Report, which is available at https://investor.pypl.com/csi-strategy.

12	• 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1:

Election of Directors

Based upon a review of their skills, qualifications, expertise and characteristics, the Board has nominated 11 of our current directors for election at the Annual Meeting, to serve until our 2025 Annual Meeting of Stockholders and until their successors are elected and qualified. Each director nominee is independent except Mr. Chriss, our President and CEO. Each of our current directors other than Mr. Chriss has been previously elected by our stockholders. As previously disclosed, Ms. Johnson has informed the Company that she will not stand for re-election as a director at the Annual Meeting. The Board anticipates that it will reduce the size of the Board to 11 directors effective immediately before the Annual Meeting.

We expect that each director nominee will be able to serve if elected. If any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the current Board may identify a substitute nominee to fill the vacancy, reduce the size of the Board or leave a vacancy to fill at a later date.

Directors must be elected by a majority of the votes cast in uncontested elections, which has been our voting standard since we became an independent public company in 2015. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. (For more information, see “Frequently Asked Questions – Voting Information” on page 116 of this proxy statement.) Each director has submitted an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. After the certification of any such stockholder vote, the Governance Committee or a committee composed solely of independent directors that does not include the director who was not re-elected will determine whether to accept the director’s resignation. We will publicly disclose any such decision and the rationale behind it.

Director Nominees

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing and recommending qualified director candidates for the Board’s consideration. The Board’s membership qualifications and nomination procedures are set forth in the Governance Guidelines for the Board of Directors (“Governance Guidelines”). Nominees may be suggested by directors, management, stockholders or by a third-party firm.

The Governance Committee and the Board have evaluated each of the director nominees and concluded that it is in the best interests of the Company and its stockholders for each of these individuals to continue to serve as a director. The Board believes that each director nominee has a strong track record of being a responsible steward of stockholders’ interests and brings extraordinarily valuable insight, perspective and expertise to the Board.

To ensure that the Board continues to evolve and be refreshed in a manner that serves the changing business and strategic needs of the Company, the Governance Committee annually reviews with the Board the applicable skills, qualifications, expertise and characteristics of Board nominees in the context of the current Board composition and Company circumstances. The Governance Committee evaluates whether each director demonstrates several key attributes and provides significant and meaningful contributions to the Board. These factors include:

•

Highly relevant professional experience in payments, financial services, financial technology (“FinTech”), technology, innovation, global business, business development, strategy, legal, regulatory, government, cybersecurity, information security, finance, accounting, consumer, sales, marketing, brand management, talent (human capital) management and/or environmental and social risk management matters;

•	Relevant senior leadership/CEO experience;

•	Experience and expertise that complement the skill sets of the other director nominees;

•	High degree of character and integrity and ability to contribute to strong Board dynamics;

•	Highly engaged and able to commit the time and resources needed to provide active oversight of PayPal and its management;

•	Sound business judgment; and

•	Commitment to enhancing stockholder value.

In addressing the overall composition of the Board, the Governance Committee considers how each director contributes to the Board’s diversity in terms of gender, sexual orientation, race, ethnicity, nationality, cultural background and age, in addition to the skills, qualifications and expertise that they bring to the Board.

• 2024 Proxy Statement	13

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

Descriptions of Skills and Attributes

We apply the following standards to determine whether a nominee possesses each of the skills and attributes chart below.

Experience, Expertise and Attributes	Definition

Payments / Financial Services / FinTech	Experience developing business strategies that strengthen and enable financial services, including payment services and infrastructure, banking, and technology platforms.

Technology / Innovation	Possesses knowledge and insights into developing or operating technology businesses, product development and new business models, and anticipating technological trends and driving innovation.

Global Business	Demonstrated ability to drive growth in markets around the world, including an understanding of diverse competitive and operating environments, economic conditions, regulatory frameworks and cultures.

Go to Market	Experience in developing strategies to grow sales and market share, executing marketing campaigns, building brand awareness and overall preference among customers, and enhancing the reputation of a business at significant scale.

Senior Leadership	CEO or other significant senior leadership experience, with a practical understanding of organizations, processes, strategic planning and risk management to assess, develop and implement business strategy, planning, and operations.

Business Development and Strategy	Experience driving growth through strategic partnerships or business combinations, including assessment of potential partners and targets for strategic and cultural fit, structuring and negotiating agreements, and integrating and streamlining operations.

Regulatory / Governmental Risk Management and Compliance	Knowledge of and experience with navigating complex legal and regulatory issues, compliance obligations and governmental policies in multiple jurisdictions, including engagement with legislators and regulatory bodies.

Cybersecurity / Information Security Risk Management	Operational management or oversight of cybersecurity, information security data privacy, or expertise and understanding of how those issues affect business operations, risk management or compliance.

Finance / Accounting	Oversight or management of the capital structure, financing and investing activities, and financial reporting and internal controls of a sophisticated and complex global business.

Environmental and Social Risk Management	An understanding of effective management and disclosure of risks and opportunities around environmental sustainability, social aspects of business models and activities, and key governance practices that align with stockholder value creation and stakeholder expectations.

Human Capital Management	Experience managing or overseeing the business function that attracts, motivates, develops and retains qualified personnel in a competitive talent environment and fostering a corporate culture that encourages and promotes accountability, performance and belonging.

Other Public Company Board Service	Insight into ensuring strong board and management accountability, protecting stockholder interests, overseeing enterprise risk and adhering to leading governance practices.

14	• 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

Director Experience, Expertise and Attributes

Our Board skills matrix identifies the core skills, expertise and attributes of each director that we consider most relevant in light of our current business strategy and structure. For more information on the qualifications that each director nominee brings to our Board, see the nominee biographies beginning on page 17 of this proxy statement.

Experience, Expertise and Attributes

Payments / Financial Services / FinTech		•	•	•				•	•		•	6

Technology / Innovation	•	•	•	•	•	•	•	•		•		9

Global Business	•	•	•	•	•	•	•	•	•	•	•	11

Go to Market	•	•	•	•	•	•	•	•		•		9

Senior Leadership	•	•	•	•	•	•	•	•	•	•	•	11

Business Development and Strategy	•	•	•	•	•	•	•	•	•	•	•	11

Regulatory / Governmental Risk Management and Compliance			•		•		•	•	•	•	•	7

Cybersecurity / Information Security Risk Management	•			•	•							3

Finance / Accounting	•	•	•	•	•	•	•	•	•	•	•	11

Environmental and Social Risk Management	•	•	•	•	•	•	•	•	•		•	10

Human Capital Management	•	•	•	•	•	•	•	•	•	•	•	11

Other Public Company Board Service	•		•	•	•	•	•	•	•	•	•	10

Adkins Chriss Christodoro Donahoe Dorman Johnson Lores McGovern Messemer Moffett Sarnoff Yeary Total Directors

• 2024 Proxy Statement	15

PROPOSAL 1: ELECTION OF DIRECTORS

Director Nominees

Focus on Board Refreshment and Diversity

The Governance Committee regularly oversees and plans for director succession and Board refreshment. The Board values succession and refreshment over time as critical components to maintaining an appropriate balance of tenure, diversity, skills and experience needed to promote and support the Company’s long-term strategy. The Board believes that having a mix of experienced directors with a deep understanding of the Company and newer directors who bring fresh perspectives and innovative ideas provides significant benefits to the Company in driving and overseeing its strategy and operations and managing key risks. The Board does not believe in a specific limit for the overall length of time a director may serve. Directors who have served on the Board for an extended period can provide valuable insight into the operations and future of the Company based on their experience with, and understanding of, the Company’s history, policies and objectives.

The Governance Committee values diversity as a factor in selecting nominees. When searching for new directors, the Governance Committee actively seeks out highly qualified women and individuals from underrepresented communities to include in the initial pool from which Board nominees are chosen. In keeping with this commitment to diversity and inclusion, our 11 director nominees include three people who identify as women, one person who identifies as African American or Black and one person who identifies as Hispanic or Latinx and White.

Our active Board refreshment process has resulted in a strong mix of diversity and independence, which contributes to effective oversight of management and the Company.

Board Diversity Matrix (as of April 9, 2024)
Total Number of Directors	12
Part I: Gender Identity
	Female	Male	Did Not Disclose
Directors	4	7	1
Part II: Demographic Background
African American or Black	-	1	-
White	4	4	-
Two or More Races or Ethnicities	-	1	-
Did Not Disclose Demographic Background	-	-	2

Stockholder Recommendations and Nominations

Stockholders who would like the Governance Committee to consider their recommendations for director nominees should submit their recommendations in writing by mail to the Governance Committee in care of our Corporate Secretary at PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131, stating the candidate’s name and qualifications for Board membership. Any such recommendation by a stockholder will receive the same consideration by the Governance Committee as other suggested nominees.

Subject to the nominating stockholder’s compliance with the Company’s certificate of incorporation and bylaws and, if applicable, Exchange Act Rule 14a-19, candidates nominated by a stockholder will be included on a universal proxy card. Such inclusion is not an endorsement of the stockholder nominee.

In addition, our Restated Certificate of Incorporation and Bylaws provide proxy access rights that permit eligible stockholders to nominate candidates for election to the Board in the Company’s proxy statement. These proxy access rights permit a stockholder, or group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements and procedures described in our Restated Certificate of Incorporation and Bylaws.

16	• 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director Biographies

Director Biographies

RODNEY C. ADKINS President of 3RAM Group LLC INDEPENDENT	Board Committees: • ARC • Governance	Director since: September 2017	Age: 65

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	Extensive experience in the technology industry including leadership positions in multiple business units within IBM, including emerging technologies, strategy, global business operations, innovation, product development and brand management

•	Significant experience in corporate finance, financial statements and accounting

•	In-depth expertise in corporate governance matters as a board member of other public companies

•	Expertise in supply chain, procurement and global trade

Other Public Company Boards:

•	United Parcel Service, Inc. since 2013

•	W.W. Grainger, Inc. since July 2014

•	Avnet, Inc. (Chair) since 2015

Former Public Company Boards within Last Five Years:

•	PPL Corporation from August 2014 to May 2019

Career Highlights:

•	President of 3RAM Group LLC, a privately held company specializing in capital investments, business consulting services and property management since January 2015

•	Spent over 30 years at International Business Machines Corporation (“IBM”) in various development and management roles, including Senior Vice President of Corporate Strategy from April 2013 to April 2014, Senior Vice President of Systems and Technology Group from October 2009 to April 2013, Senior Vice President of Development & Manufacturing from May 2007 to October 2009 and Vice President of Development of IBM Systems and Technology Group from December 2003 to May 2007

ALEX CHRISS President and Chief Executive Officer of PayPal	Board Committees: • None	Director since: September 2023	Age: 46

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	Extensive product, technology and global payments experience

•	Deep expertise in leading high-growth businesses focused on customer-driven innovation

Other Public Company Boards:

•	None

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	President and Chief Executive Officer of PayPal since September 2023

•	Executive Vice President and General Manager, Small Business and Self-Employed, of Intuit Inc. from January 2019 to September 2023

•	Led a global organization responsible for delivering QuickBooks and Mailchimp to millions of customers and for more than half of Intuit’s revenue

•	Led Intuit’s successful acquisition of Mailchimp, significantly expanding the capacity of Intuit’s platform and its customer base

•	Senior Vice President and Chief Product Officer, Small Business organization of Intuit from January 2017 to December 2018

•	Managed the full suite of QuickBooks products, including payroll and payments platform segments

•	Vice President and General Manager, Self-Employed segment of Small Business division of Intuit, Inc. from August 2013 to December 2016

•	Various positions of increasing responsibility at Intuit, Inc. from July 2004 to July 2013 including Business Leader and Director, Intuit Partner Platform

• 2024 Proxy Statement	17

PROPOSAL 1: ELECTION OF DIRECTORS

Director Biographies

JONATHAN CHRISTODORO Partner at Patriot Global Management, LP INDEPENDENT	Board Committees: • Compensation • Governance	Director since: July 2015	Age: 47

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	Extensive financial, strategic planning and investment banking experience advising public companies, including at the board level

•	Significant experience as both a director and an investor in identifying and evaluating mergers and acquisitions and investment opportunities and portfolio companies across a range of industries, including technology

Other Public Company Boards:

•	None

Former Public Company Boards within Last Five Years:

•	Frontier Acquisition Corp. from February 2021 to March 2023

•	Pioneer Merger Corp. from November 2020 to January 2023

•	Sandridge Energy, Inc. from June 2018 to May 2021

•	Xerox Corporation from June 2016 to May 2021

•	Herbalife Ltd. from April 2013 to January 2021

•	Lyft, Inc. from May 2015 to March 2019

Career Highlights:

•	Partner at Patriot Global Management, LP, an investment management firm since March 2019

•	Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds from July 2012 to February 2017.

•	Served in various investment and research roles from March 2007 to July 2012

•	Began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries

•	Served in the United States Marine Corps

JOHN J. DONAHOE President and Chief Executive Officer of Nike, Inc. INDEPENDENT BOARD CHAIR	Board Committees: • None	Director since: July 2015	Age: 63

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	As eBay Inc. President and CEO, oversaw successful separation of PayPal from eBay Inc. and its establishment as an independent public company

•	Expertise in commerce, technology, global strategy, operations and executive leadership

•	Extensive track record of creating value, driving innovation and scaling large technology and consumer-facing companies

Other Public Company Boards:

•	Nike, Inc. since June 2014

Former Public Company Boards within Last Five Years:

•	ServiceNow, Inc. from April 2017 to June 2020

Career Highlights:

•	President and Chief Executive Officer of Nike, Inc. since January 2020

•	President and Chief Executive Officer of ServiceNow, Inc., a cloud computing company from April 2017 to December 2019

•	President and Chief Executive Officer of eBay Inc. from March 2008 to July 2015, and director of eBay Inc. from January 2008 to July 2015

•	President, eBay Marketplaces from March 2005 to January 2008

•	Worldwide Managing Director of Bain & Company from January 2000 to February 2005

18	• 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director Biographies

DAVID W. DORMAN Former Non-Executive Board Chair of CVS Health Corporation INDEPENDENT	Board Committees: • Compensation (Chair) • Governance	Director since: June 2015	Age: 70

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	In-depth board chair and executive-level experience leading global companies in regulated industries including technology, telecommunications and health care

•	Expertise in finance, mergers and acquisitions and investments, strategic planning

•	Public company executive compensation, talent management and executive leadership expertise

Other Public Company Boards:

•	Dell Technologies, Inc., since September 2016

Former Public Company Boards within Last Five Years:

•	CVS Health Corporation from March 2006 to May 2022

Career Highlights:

•	Founding Partner of Centerview Capital Technology Fund, a private investment firm since July 2013

•	Board Chair of InfoWorks, a portfolio company of Centerview since January 2019

•	Board of Directors of CVS Health Corporation from March 2006 until May 2022 including Non-Executive Board Chair from March 2011 until May 2022

•	Lead Independent Director of the Board of Motorola Solutions, Inc. (formerly Motorola, Inc.), a leading provider of business and communication products and services from May 2011 until May 2015

•	Non-Executive Board Chair of Motorola, Inc. from May 2008 to January 2011

•	Senior Advisor and Managing Director to Warburg Pincus LLC, a global private equity firm from October 2006 to May 2008

•	President and a director of AT&T Corporation from November 2005 to January 2006

•	Board Chair and Chief Executive Officer of AT&T Corporation from November 2002 to November 2005

•	President of AT&T Corporation, from 2000 to 2002, and the Chief Executive Officer of Concert Communications Services, a former global venture created by AT&T Corporation and British Telecommunications plc from 1999 to 2000

•	Served as a Trustee for Georgia Tech Foundation, Inc.

ENRIQUE LORES President and CEO, HP Inc. INDEPENDENT	Board Committees: • ARC	Director since: June 2021	Age: 58

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	Deep product and operational experience at the highest levels of the information technology industry

•	Proven leader in consumer-facing business with extensive international business and leadership experience and global perspective

Other Public Company Boards:

•	HP Inc. since November 2019

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	President and Chief Executive Officer of HP Inc., an information technology company since November 2019
•	President, Imaging and Printing Solutions, HP Inc. from November 2015 to October 2019
•	Spent over 30 years at The Hewlett-Packard Company in several positions of increasing responsibility ranging from Vice President, Imaging & Printing Group, EMEA to Senior Vice President & General Manager, Business Personal Systems and then Separation Leader from 1989 to 2015

• 2024 Proxy Statement	19

PROPOSAL 1: ELECTION OF DIRECTORS

Director Biographies

GAIL J. MCGOVERN President and Chief Executive Officer of the American Red Cross INDEPENDENT	Board Committees: • Compensation • Governance (Chair)	Director since: June 2015	Age: 72

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	Extensive executive experience in strategic planning across a global organization operating in challenging environments, sales and marketing, customer relations and corporate finance

•	Strong expertise in regulatory matters and government relations garnered through leadership positions in regulated industries

•	Brings a strong perspective from the academic and nonprofit worlds aligned with PayPal’s mission and vision

Other Public Company Boards:

•	DTE Energy Company since June 2003

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	President and Chief Executive Officer of the American Red Cross, a humanitarian organization since June 2008

•	Faculty member at the Harvard Business School from 2002 to 2008

•	President of Fidelity Personal Investments from 1998 to 2002

•	Executive Vice President, Consumer Markets Division at AT&T Corporation from 1997 to 1998

•	Serves as a trustee of The Johns Hopkins University School of Medicine

DEBORAH M. MESSEMER Former Major Market Managing Partner at KPMG INDEPENDENT	Board Committees: • ARC (Audit Committee Financial Expert)	Director since: January 2019	Age: 66

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	More than 30 years of experience in finance, strategy, market development, regulation, governance and operations

•	Strong leadership and people management experience as the Managing Partner of KPMG’s Bay Area and Northwest region, having led a team of over 3,000 employees

•	Extensive expertise in financial reporting, due diligence, mergers and acquisitions and internal controls over financial reporting as Audit Engagement Partner or Senior Relationship Partner for companies in a variety of industries, including financial services and technology

Other Public Company Boards:

•	Allogene Therapeutics, Inc. since October 2018

•	TPG, Inc. since January 2022

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	Served for over 35 years at KPMG, one of the world’s leading professional services firms, first in the audit practice, then as Audit Engagement Partner or Global Senior Relationship Partner for clients in a variety of industries, including financial services and technology. She was Managing Partner of KPMG’s Bay Area and Northwest region, responsible for leading teams in 10 offices across all functions from 2008 through her retirement in September 2018

•	Served on the Board of Directors of Carbon, Inc., a privately held company

20	• 2024 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Director Biographies

DAVID M. MOFFETT Former Chief Executive Officer of Federal Home Loan Mortgage Corp. INDEPENDENT	Board Committees: • ARC (Chair) (Audit Committee Financial Expert)	Director since: June 2015	Age: 72

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	Strong leadership experience and extensive global financial management and regulatory expertise as a former Chief Executive Officer and Chief Financial Officer of financial services companies

•	More than 30 years of strategic finance, mergers and acquisitions, risk management and operational experience in banking and payment processing

Other Public Company Boards:

•	Columbia Seligman Premium Technology Growth Fund, Inc. since January 2024

•	Tri-Continental Corp. since January 2024

•	CSX Corporation since May 2015

Former Public Company Boards within Last Five Years:

•	Genworth Financial, Inc. from December 2012 to May 2021

Career Highlights:

•	Lead Independent Director of PayPal from July 2015 to December 2018

•	Chief Executive Officer of Federal Home Loan Mortgage Corp. (“Freddie Mac”) from September 2008 until his retirement in March 2009, and director of Freddie Mac from December 2008 to March 2009

•	Chief Financial Officer of Star Banc Corporation, a bank holding company, starting in 1993. During his tenure, he played an integral role in the acquisition of Firstar Corporation in 1998 and later U.S. Bancorp in 2001. Mr. Moffett remained Chief Financial Officer of U.S. Bancorp until 2007

•	Serves as a Trustee for Columbia Threadneedle Mutual Funds and University of Oklahoma Foundation and as a consultant to various financial services companies

ANN M. SARNOFF Former Chair and Chief Executive Officer of WarnerMedia Studios & Networks Group INDEPENDENT	Board Committees: • ARC	Director since: June 2017	Age: 62

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	More than 30 years of diversified business experience through a variety of executive leadership roles at preeminent global media companies

•	Expertise in driving consumer engagement with a large and diverse spectrum of globally-recognized brands

•	Proven ability to develop innovative partnerships and technology-focused solutions across platforms

•	Extensive technology experience across media and platforms

Other Public Company Boards:

•	None

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	Career Highlights Chair and Chief Executive Officer of WarnerMedia Studios & Networks Group, a global leader in entertainment and consumer products from August 2020 to April 2022

•	Chair and Chief Executive Officer of Warner Bros. Entertainment from August 2019 to August 2020

•	President of BBC Studios Americas from August 2015 to August 2019

•	Chief Operating Officer of BBC Worldwide North America from 2010 to July 2015

•	Served on the board of directors of HSN from December 2012 to December 2017.

•	Board Chair of BritBox, a joint venture subscription streaming service launched in partnership with ITV in March 2017

•	Serves as vice chair of the boards of McDonough School of Business at Georgetown and The Shed, and serves as a member of the boards of directors of WTA Ventures and Cineworld Group PLC

• 2024 Proxy Statement	21

PROPOSAL 1: ELECTION OF DIRECTORS

Director Biographies

FRANK D. YEARY Managing Member at Darwin Capital Advisors, LLC INDEPENDENT	Board Committees: • ARC	Director since: July 2015	Age: 60

Experience, Skills and Qualifications Relevant to Nomination Includes:

•	Notable career in investment banking and finance with financial strategy and global mergers and acquisitions expertise, including expertise in financial reporting and experience attracting and retaining strong senior leaders

•	Tenure as Independent Chair at Intel enhances acumen in corporate governance and technology industry strategic oversight

•	Extensive experience in corporate governance and stockholder engagement, including as a co-founder of CamberView Partners, a financial advisory firm providing independent, investor-led advice to public companies and their boards

•	Role as a Vice Chancellor and as Chief Administration Officer of a large public research university provides strategic and financial expertise

Other Public Company Boards:

•	Intel Corporation (Chair) since March 2009

•	Mobileye Global, Inc. since October 2022

Former Public Company Boards within Last Five Years:

•	None

Career Highlights:

•	Managing Member at Darwin Capital Advisors, LLC, a private investment firm since October 2018 and a Member since 2012

•	Executive Chair of CamberView Partners, LLC, a corporate advisory firm from 2012 to 2018

•	Vice Chancellor of the University of California, Berkeley, a public university, from 2008 to 2012, where he led and implemented changes to the university’s financial and operating strategy

•	Spent 25 years in the finance industry, most recently as Managing Director, Global Head of Mergers and Acquisitions and as a member of the Management Committee at Citigroup Investment Banking

The Board and the Governance Committee believe that the combination of our director nominees’ qualifications, skills and experience will contribute to an effective Board and that, individually and collectively, the director nominees have the necessary qualifications to provide effective oversight of the business and quality advice and counsel to management.

* * *

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

22	• 2024 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance

Corporate governance at PayPal is designed to promote the long-term interests of our stockholders, strengthen Board and management accountability, oversee risk assessment and management strategies, foster responsible decision-making and build public trust. We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board and management accountability are essential to our long-term success.

Board Leadership

The Board’s leadership structure is designed to promote Board effectiveness and to appropriately allocate authority and responsibility between the Board and management. The Board believes that separating the Chair and CEO positions continues to be the appropriate leadership structure for the Company at this time, as it provides the Company and the Board with strong leadership and independent oversight of management and allows the CEO to focus primarily on the management and operation of our business. Factors that the Board considers in reviewing its leadership structure and making this determination include, but are not limited to, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the Company’s circumstances and the views of our stockholders and other stakeholders. Changes in the Board’s leadership structure will be reflected on our website shortly after becoming effective and disclosed in compliance with applicable regulatory requirements.

Independent Chair

JOHN J. DONAHOE Independent Chair

Mr. Donahoe has served as the Board Chair since PayPal became an independent public company in July 2015.

The Board has concluded that Mr. Donahoe is an independent director under the listing standards of the Nasdaq Global Select Market (“Nasdaq”) and the Governance Guidelines.

Mr. Donahoe possesses extensive industry experience and deep knowledge of PayPal’s operations, serves as a trusted advisor to management and effectively leads a dynamic and collaborative Board.

Robust Independent Chair Responsibilities

•  Calls meetings of the Board and independent directors

•  Sets the agenda for Board meetings in consultation with other directors and the CEO

•  Provides management with input as to the quality, quantity and timeliness of the flow of information that is necessary for the independent directors to effectively and responsibly perform their duties

•  Chairs executive sessions of the independent directors

•  Acts as a liaison between the independent directors and the CEO on sensitive issues

•  Leads the Board’s annual CEO performance evaluation

•  Leads the Board’s review of the results of the annual self-evaluation process, including acting on director feedback as needed

•  Engages and consults with major stockholders and other constituencies, where appropriate

• 2024 Proxy Statement	23

CORPORATE GOVERNANCE

Director Independence

Director Independence

Under the Nasdaq listing standards and our Governance Guidelines, the Board must consist of a majority of independent directors. Annually, each director completes a questionnaire designed to assist the Board in determining whether the director is independent, and whether members of the ARC Committee and the Compensation Committee satisfy additional Securities and Exchange Commission (“SEC”) and Nasdaq independence requirements. The Board has adopted guidelines setting forth certain categories of transactions, relationships and arrangements that it has deemed immaterial for purposes of determining independence.

Based on the review and recommendation by the Governance Committee, the Board analyzed the independence of each director and has determined that Mses. Johnson, McGovern, Messemer and Sarnoff and Messrs. Adkins, Christodoro, Donahoe, Dorman, Lores, Moffett and Yeary meet the standards of independence under the Nasdaq listing standards and the Governance Guidelines, including that each director is free of any relationship that would interfere with their individual exercise of independent judgment.

Our Governance Guidelines prohibit Company directors from serving as a director or as an officer of another company that may cause a significant conflict of interest. Our Governance Guidelines also provide that any director who has previously been determined to be independent must inform the Board Chair and our Corporate Secretary of any significant change in personal circumstances that may cause their status as an independent director to change, including a change in principal occupation, change in professional roles and responsibilities, status as a member of the board of another public company or retirement, in each case including changes that may affect the continued appropriateness of Board or committee membership. In such situations, the Governance Committee makes a recommendation to the Board on the continued appropriateness of such director’s Board or committee membership(s).

Board Committees

The Board has three principal standing committees: the ARC Committee, the Compensation Committee and the Governance Committee. Each committee has a written charter that addresses, among other matters, the committee’s purposes and policy, composition and organization, duties and responsibilities and meetings. The committee charters are available in the governance section of our Investor Relations website at https://investor.pypl.com/governance. Each charter permits the applicable committee, in its discretion, to delegate all or a portion of its duties and responsibilities to a subcommittee or any member of the committee. Subject to applicable law, listing standards and the terms of its charter, the Compensation Committee also may delegate duties and responsibilities to any officer(s) of the Company.

24	• 2024 Proxy Statement

CORPORATE GOVERNANCE

Board Committees

Below is a description of each principal committee of the Board.

ARC Committee DAVID M. MOFFETT Chair	Committee Meetings in 2023: 9

Other Members: Rodney C. Adkins Belinda J. Johnson Enrique Lores Deborah M. Messemer Ann M. Sarnoff Frank D. Yeary

Primary Responsibilities

Provide assistance and guidance to the Board in fulfilling its oversight responsibilities with respect to:

•  PayPal’s corporate accounting and financial reporting practices and the audit of PayPal’s financial statements;

•  The independent auditor, including their qualifications and independence;

•  The performance of PayPal’s internal audit function and independent auditor;

•  The quality and integrity of PayPal’s financial statements and reports;

•  PayPal’s overall risk framework and risk appetite framework, including risks associated with cybersecurity, information security and privacy; and

•  PayPal’s compliance with legal and regulatory obligations.

The ARC Committee is also responsible for reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements, with the independent auditor and producing the Audit Committee Report for inclusion in our proxy statement.

Independence

The Board has determined that each member of the ARC Committee meets the independence requirements of Nasdaq and the SEC and otherwise satisfies the requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board has also determined that each member of the ARC Committee is financially literate, and that Mr. Moffett and Ms. Messemer satisfy the requirements for an “audit committee financial expert” set forth in the SEC rules.

• 2024 Proxy Statement	25

CORPORATE GOVERNANCE

Board Committees

Compensation Committee DAVID W. DORMAN Chair	Committee Meetings in 2023: 5

Other Members: Jonathan Christodoro Gail J. McGovern

Primary Responsibilities

•   Review and approve the overall strategy for employee compensation and all compensation programs applicable to executive officers and non-employee directors;

•   Annually review and approve corporate goals and objectives relevant to the compensation of the CEO and evaluate the CEO’s performance;

•   Review, determine and approve the compensation for the CEO and our other executive officers;

•   Review and discuss the Compensation Discussion and Analysis contained in our proxy statement and prepare the Compensation Committee Report for inclusion in our proxy statement and our Annual Report on Form 10-K;

•   Oversee and monitor the Company’s strategies and responsibilities related to human capital management, including belonging, pay equity efforts and corporate culture;

•   Review and approve, and oversee and monitor compliance with, policies with respect to the recovery or “clawback” of compensation;

•   Review and consider the results of any advisory stockholder votes on named executive officer compensation; and

•   Oversee and monitor compliance with the Company’s stock ownership guidelines applicable to non-employee directors and executive officers.

Independence

The Board has determined that each member of the Compensation Committee meets the independence requirements of Nasdaq and the SEC. Additionally, the Compensation Committee assesses on an annual basis the independence of its compensation consultant and other compensation advisers. Additional information regarding the role of the Compensation Committee in compensation matters, including the role of consultants, is provided in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an employee of PayPal. None of our executive officers served on the board of directors or compensation committee of another entity that has an executive officer serving on the Board or the Compensation Committee.

26	• 2024 Proxy Statement

CORPORATE GOVERNANCE

Board Committees

Governance Committee GAIL J. MCGOVERN Chair	Committee Meetings in 2023: 4

Other Members: Rodney C. Adkins Jonathan Christodoro David W. Dorman

Primary Responsibilities

•   Make recommendations to the Board as to the appropriate size of the Board or any Board committee;

•   Identify individuals believed to be qualified to become Board members;

•   Make recommendations to the Board on potential Board and Board committee members, whether as a result of any vacancy or as part of the annual election cycle, taking into consideration the criteria set forth in the “Board Member Criteria” and “Guiding Principles for Board Development and Succession” sections of the Governance Guidelines;

•   Review and, if necessary, update, our Governance Guidelines at least annually;

•   Establish procedures to exercise oversight of the evaluation of the Board;

•   Exercise general oversight of the Company’s management of topics related to corporate sustainability and impact (“CSI”) matters, including overall CSI strategy, risk and opportunities, stakeholder engagement and reporting programs, initiatives in social innovation and environmental sustainability and the Company’s Global Impact Report; and

•   Review and discuss with management, at least annually, PayPal’s overall approach to, and guidelines and policies for, political activities and expenditures to ensure consistency with PayPal’s business objectives and public policy priorities.

Independence

The Board has determined that each member of the Governance Committee meets the independence requirements of Nasdaq.

• 2024 Proxy Statement	27

CORPORATE GOVERNANCE

Board Oversight

Board Oversight

The Board is responsible for providing advice and oversight of PayPal’s strategic and operational direction and overseeing its executive management to support the long-term interests of the Company and its stockholders.

Board of Directors ARC Committee Oversees the Company's risk and compliance management program, including risks associated with privacy and cybersecurity matters Oversees financial reporting Maintains an appropriate relationship with the external auditor Monitors internal controls Compensation Committee Oversees the Company's compensation policies, plans and programs and regulatory compliance Oversees strategies and responsibilities related to human capital (global talent) management, including belonging, pay equity efforts and corporate culture Oversees executive succession planning Governance Committee Oversees and reviews the risks associated with our overall corporate governance framework Exercises focused oversight of PayPal's management of corporate sustainability and impact ("CSI") matters, including overall CSI strategy, risks and opportunities, stakeholder engagement and programs and initiatives in social innovation and environmental sustainability Oversees political activities and expenditures Management Management regularly reviews and discusses with the ARC Committee the overall effectiveness of, and ongoing enhancements to, the Enterprise Risk and Compliance Management ("ERCM") Program. Enterprise Risk Management Committee Oversees the implementation and execution of the ERCM Program, which sets the Company's programmatic approach to identifying, measuring, managing, monitoring and reporting key risks facing the Company.

Strategic Oversight

One of the Board’s primary responsibilities is overseeing management’s establishment and execution of the Company’s strategy. The Board works with management to respond to the dynamic, competitive environment in which PayPal operates. At least quarterly, the CEO and executive management provide detailed business and strategy updates to the Board, and at least annually, the Board conducts an in-depth review of the Company’s overall strategy. In these meetings, the Board engages with executive management and other business leaders regarding:

•	business objectives;

•	the competitive landscape;

•	the Company’s budget, capital allocation plan and financial and operating performance;

•	product and technology updates;

•	potential acquisitions, dispositions, strategic investments and partnerships;

•	information security and data privacy;

•	risk management and compliance reviews; and

•	other special topics.

The Board looks to the expertise of its committees to inform strategic oversight in their areas of responsibility.

28	• 2024 Proxy Statement

CORPORATE GOVERNANCE

Board Oversight

Risk Oversight

PayPal operates in approximately 200 markets globally in a rapidly evolving environment characterized by a heightened regulatory focus on all aspects of the payments industry. Accordingly, our business is subject to the risks inherent in the payments industry generally. A sound risk management and oversight program is critical to the successful operation of our business and the protection of our Company, customers, employees and other stakeholders. Management is responsible for assessing and managing risk and views it as a top priority. The Board is responsible for overall risk assessment and management oversight and executes its responsibility as a group and through its committees, which report at least quarterly to the full Board. The Board and its Committees consult with external advisors, including outside counsel, consultants, auditors and industry experts, to help ensure that they are well informed about the risks and opportunities pertinent to the Company.

In addition to their ongoing oversight responsibilities, throughout 2023, the Board and its committees regularly reviewed and discussed with management the implications of geopolitical instability, supply chain shortages, higher inflation and rising interest rates and macroeconomic uncertainty. As part of these reviews, the Board considered management’s ongoing strategies and initiatives to respond to and mitigate the adverse effects of geopolitical instability and macroeconomic conditions.

ARC Committee

The ARC Committee is primarily responsible for the oversight of the Company’s risk framework and reports to the full Board on the following matters on a regular basis:

Financial and Audit Risk: Meets with the independent auditor, Chief Financial Officer, Chief Accounting Officer and other members of the management team quarterly and as needed, including in executive sessions, to review the following:

•	quality and integrity of the Company’s financial statements and reports;

•	accounting and financial reporting practices;

•	disclosure controls and procedures;

•	audit of the Company’s financial statements;

•	selection, qualifications, independence and performance of the independent auditor; and

•	effect of regulatory and accounting initiatives and application of new accounting standards.

Enterprise-Wide Risk and Compliance: Periodically reviews and approves the framework for the ERCM Program and other key risk management policies. Meets with the Chief Risk and Compliance Officer, quarterly and as needed, including in executive sessions, to review and discuss the following:

•

the Company’s overall risk framework and risk appetite framework, including policies and practices established by management to identify, assess, measure and manage key current and emerging risks facing the Company, including regulatory and financial crimes compliance, technology (including cybersecurity, information security and privacy), operational, portfolio, capital, strategic, extended enterprise, third-party and reputational risks;

•	compliance risks, the level of compliance risk, management actions on significant compliance matters and reports concerning the Company’s compliance with applicable laws and regulations; and

•

periodic reports from the Chief Risk and Compliance Officer and other members of management regarding ongoing enhancements to, and overall effectiveness of, the Company’s risk management program, including actions taken by management to address risks, the progress of key risk initiatives and the implementation of risk management enhancements.

Internal Audit: Meets with the Vice President, Internal Audit, quarterly and as needed, including in executive sessions, to discuss the performance of the Company’s internal audit function and the independent auditor. Reviews and approves the annual risk-based audit plan and any significant changes to such plan.

Legal and Regulatory: Meets with the General Counsel and the Chief Risk and Compliance Officer, quarterly and as needed, including in executive sessions, to review significant legal, regulatory or compliance matters that could have a material impact on our financial statements, business or compliance policies.

Compensation Committee

The Compensation Committee is primarily responsible for the following areas and reports to the full Board on these matters on a regular basis:

•	oversees and reviews the risks associated with our compensation policies, plans and programs;

•	oversees regulatory compliance with respect to compensation matters;

• 2024 Proxy Statement	29

CORPORATE GOVERNANCE

Board Oversight

•

oversees and monitors the Company’s strategies related to talent management, including the recruitment and retention of key talent, pay equity, corporate culture, diversity, inclusion, equity and belonging and other key human capital management programs and initiatives; and

•	oversees executive succession planning.

Governance Committee

The Governance Committee is primarily responsible for the following areas and reports to the full Board on these matters on a regular basis:

•	oversees and reviews the risks associated with our overall corporate governance framework, principles, policies and practices;

•

oversees CSI matters generally, including overall CSI strategy, risks and opportunities, stakeholder engagement and reporting, programs and initiatives in social innovation and environmental sustainability and the Company’s annual Global Impact Report; and

•	oversees political activities and expenditures.

Management’s Risk and Compliance Framework

Management regularly reviews and discusses with the ARC Committee the overall effectiveness of, and ongoing enhancements to, the ERCM Program.

Management's Risk and Compliance Framework Management's risk and compliance framework is designed to enable the ARC Committee to effectively oversee the Company's risk management practices and capabilities. The Company's risk management committees, including the Enterprise Risk Management Committee ("ERM Committee"), oversee the implementation and execution of the ERCM Program. The ERM Committee is the highest-level risk management committee, is chaired by PayPal's Chief Risk and Compliance Officer and reviews periodic reports from management regarding the effectiveness of the ERCM Program. The ERCM Program's objectives are to identify, measure, manage, monitor and report key risk factors facing our Company including: Financial crime and regulatory compliance risk Technology, cybersecurity and privacy risk Operational, portfolio and capital risk Strategic, reputational and third-party risk Key corporate sustainability and impact ("CSI") considerations are integrated into our ERCM Program and emerging CSI trends are regularly reported to a subcommittee of the ERM Committee. Effectively managing privacy and cybersecurity risks is paramount and an integral component of the ERCM Program Our Global Privacy Program is based on eight data management principles, including choice and consent, notice and transparency, security and data lifecycle management, that serve as the basis for enterprise-wide standards, programs and trainings. Our Global Privacy and Data Management Team, led by our Chief Privacy Officer and Global Head of Data Management, collaborates with dedicated teams integrated throughout our business to foster a "Data Hygiene by Default" and "Privacy by Design" culture throughout the Company. This includes mandatory employee and contractor training and education, issue management and privacy risk assessments. Our Information Security Program is designed to enable robust cybersecurity management across our global enterprise and support the Company in identifying, protecting, detecting, responding to and recovering from cybersecurity threats. The risk-driven program, led by our Chief Information Security Officer, is ISO 27001 certified and aligned with other industry frameworks and best practices. We institute 24/7 monitoring and measurement through our PayPal Command Center and PayPal Cyber Defense Center, require employee and contractor training and promote regular cybersecurity awareness and educational programs for our employees, customers and broader ecosystem.

30	• 2024 Proxy Statement

CORPORATE GOVERNANCE

Executive Succession Planning

Executive Succession Planning

The Board recognizes the importance of effective executive leadership to PayPal’s success and reviews executive succession planning at least annually. As part of this process, the Board reviews and discusses the capabilities of our executive management, as well as succession planning and potential successors for the CEO and our other executive officers. The process includes consideration of organizational and operational needs, competitive challenges, leadership/management potential and development and emergency situations.

In February 2023, Dan Schulman announced his intention to retire from the role of President and CEO at year-end. The Board conducted a rigorous search process to identify the best successor for Mr. Schulman. To that end, the Board formed an ad hoc CEO search committee, composed of Ms. Sarnoff and Messrs. Donahoe, Dorman and Lores, to help spearhead the Board’s search for a new CEO and President, and retained a search firm to assist in identifying and evaluating internal and external candidates. As part of this process, the Board took into consideration direct feedback from investors regarding the desired background, skills and expertise of PayPal’s next CEO. Following a thorough and robust search process, the Board selected Alex Chriss as PayPal’s new President and CEO, who joined the Company in September 2023. We subsequently reconstituted the senior leadership team by bringing in new leadership talent including a new Chief Financial Officer and Chief People Officer, new heads of our Small Business & Financial Services and Consumer Groups, and a new President, Global Markets, in late 2023 and early 2024.

New Director to be Appointed After Annual Meeting

The Company has announced that the Board intends to appoint Carmine Di Sibio as an independent director of the Company effective July 1, 2024. Mr. Di Sibio is currently Global Chair and CEO of EY (“EY”), and has previously announced that he will retire from EY in June 2024. In accordance with EY policy and practice, he is only able to join a public company board upon to his retirement. Accordingly, Mr. Di Sibio is not a director nominee in this Proxy Statement. We are providing this disclosure to be transparent with our stockholders and to highlight our continued focus on board refreshment.

Mr. Di Sibio has been with EY, one of the largest professional services organizations in the world with more than 380,000 people in 150 countries, since 1985. He was named Global Chairman and CEO in 2019. Prior to being elected to his current post, Mr. Di Sibio served as EY Global Managing Partner – Client Service. Mr. Di Sibio has spearheaded EY’s innovation efforts, including helping to create the Global Innovation team to redefine how EY uses technology to both transform existing services and create new solutions. Since joining EY in 1985, he has served as an Advisory and Assurance partner for many of the firm’s largest financial services accounts. He held several leadership positions, including Chair of the Global Financial Services Markets Executive and Regional Managing Partner for the Americas Financial Services Organization (FSO), where he started EY Risk Management and Regulatory Services.

Director Orientation and Continuing Education

Upon joining the Board, directors participate in a robust orientation program to help ensure that they have the tools, resources and knowledge to provide effective oversight of the Company and management. Our director orientation program familiarizes new directors with the Company’s business, strategy, operations and culture, among other areas, and assists them in developing the skills and knowledge required to serve on the Board and any assigned Board committees. New directors meet with members of our executive leadership team and other key leaders to gain a deeper understanding of the Company’s business and operations. Directors regularly engage, formally and informally, with other directors and senior leaders to share ideas, build stronger working relationships, gain broader perspectives and strengthen their working knowledge of the Company’s business and strategies. From time to time, management provides, or invites outside experts to provide, educational briefings to the Board on business, corporate governance, regulatory and compliance matters and other topics to help enhance skills and knowledge relevant to their service as a PayPal director. In addition, directors are encouraged to attend accredited director education programs at the Company’s expense.

• 2024 Proxy Statement	31

CORPORATE GOVERNANCE

Board and Committee Evaluations

Board and Committee Evaluations

Our Board is committed to continuous corporate governance improvement, and the Board and committee self-evaluations play a critical role in ensuring the overall effectiveness of our Board and each committee. The Board and its principal committees perform an annual self-evaluation to assess their performance and effectiveness and to identify opportunities to improve. As appropriate, the self-evaluations result in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its committees. The Governance Committee annually reviews the self-evaluation process to ensure it is operating effectively.

Review Responses The questionnaires and anonymized interview responses are reviewed with the full Board, and committee self-evaluations are reviewed by each committee, in each case in executive session. Complete Questionnaire Each director completes a written questionnaire that addresses strategic oversight, Board/ committee structure and composition and interactions with, and evaluation of, management and Board processes. Participate in One-on- One Interview A one-on-one interview is conducted with each director to review the Boards and its committees performance over the prior year and identify opportunities to improve Board effectiveness going forward. Incorporate Feedback Feedback from the evaluations informs Board and committee enhancements.

Board and Committee Meetings and Attendance

Our Board typically holds at least four regularly scheduled meetings each year, in addition to special meetings scheduled as appropriate. At each regularly scheduled Board meeting, a member of each principal Board committee reports on any significant matters addressed by the committee since the last regular meeting, and the independent directors have the opportunity to meet in executive session without management or the other directors present. The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable Board committee meetings.

Our Board met 10 times during 2023. Each director nominee who served in 2023 attended at least 90% of all our Board meetings and meetings of the Board committees on which they served.

All directors are encouraged to attend the Annual Meeting. Last year, 83% of the directors serving at the time of our 2023 Annual Meeting of Stockholders attended that meeting.

Outside Advisors

The Board may retain outside legal, financial or other advisors as it deems necessary or appropriate at the Company’s expense and without obtaining management’s consent. Each principal Board committee may also retain outside legal, financial or other advisors as it deems necessary, at the Company’s expense and without obtaining the Board’s or management’s consent.

Stockholder Engagement

We recognize the value of a robust stockholder outreach program. We engage in regular, constructive dialogue with our stockholders on matters relevant to our business, including corporate governance, corporate sustainability and impact issues and executive compensation, so we can better understand their views and interests and share our perspectives on these important subjects.

32	• 2024 Proxy Statement

CORPORATE GOVERNANCE

Stockholder Engagement

In addition to the outreach conducted in the weeks leading up to our 2023 Annual Meeting of Stockholders, we also reached out to our investors to solicit feedback following that meeting. In 2023, following our Annual Meeting of Stockholders, we contacted investors representing approximately 50% of our common stock, and holders of approximately 19% of our common stock engaged with us.

Assess Stockholder Feedback Review stockholder feedback with relevant Committees and the Board, as appropriate Consider enhancements to the Company's corporate governance, CSI and executive compensation practices and disclosures, when warranted Discuss stockholder proposals with proponents Conduct Stockholder Outreach Engage in comprehensive stockholder outreach to gather feedback following the Annual Meeting Discuss developments in the Company's business and strategy, Board composition, corporate governance, corporate sustainability and impact ("CSI") matters, and executive compensation Explore new topics of interest for the upcoming year Host Annual Meeting Engage in pre-Annual Meeting stockholder outreach to understand stockholder views on proxy matters, respond to questions and solicit support for Board recommendations Hold virtual Annual Meeting Post Annual Meeting Q&A on our Investor Relations website following the Annual Meeting Consider Meeting Results Discuss Annual Meeting voting results with the Governance Committee and the Board, as appropriate Plan stockholder outreach campaign for targeted and responsive engagement and prioritize focus areas

• 2024 Proxy Statement	33

CORPORATE GOVERNANCE

Stockholder Engagement

The table below provides an overview of the key areas of stockholder focus covered during our stockholder outreach meetings following our 2023 Annual Meeting. In these engagements, investors noted that they are exploring these focus areas with companies across their portfolio and are generally supportive of our current practices. As such, through these conversations stockholders sought to better understand our approach to these topics, rather than to suggest substantial changes to our existing practices.

Key Topic	Area of Stockholder Focus	Highlights of our Practices
Board Composition and Succession Planning	• Board refreshment and skillsets in alignment with our innovation and product-focused strategy; • Board and executive succession planning; • Orderly executive leadership transitions

•  The Governance Committee regularly oversees and plans for director succession and Board refreshment, and the full Board oversees executive succession planning. The Board reviews executive succession planning at least annually.

•  Since 2017, we have added five directors to the Board, each of whom enhances the Board’s gender and ethnic diversity and possess a strong mix of skills, qualifications, backgrounds and experience that has contributed to and enhanced the overall effectiveness of the Board.

Risk Management and Oversight

•  Board and ARC Committee risk oversight;

•  Governance structure and program management of cybersecurity, data privacy and data management;

•  Responsible AI practices;

•  Administration of user policies;

•  The Board is committed to robust and effective oversight of our ERCM Program. Each of the Board committees has oversight responsibility for clearly defined risks outlined in each of their respective committee charters. The ARC Committee oversees and reviews our overall risk management framework and reports to the full Board on risk matters, including cybersecurity and data privacy, on a regular basis.

•  We are committed to preserving the integrity of our platform and to ensuring the safety, security and privacy of our customers and others.

•  Managing key risks, including cybersecurity and data privacy, is a vital component of our enterprise-wide ERCM Program and includes oversight and management by our Chief Information Security Officer and Chief Privacy Officer.

•  We focus on integrating appropriate data management and security controls across our business, conduct privacy impact assessments, certify our information security management system to ISO 27001 and require mandatory employee and contractor training.

Executive Compensation

•  Selection of appropriate performance metrics for evolving executive compensation program;

•  Strategic new hire compensation tied to long-term performance criteria;

•  Equity compensation as a tool for talent acquisition and retention;

•  Effective incorporation of key corporate sustainability and impact (“CSI”) considerations, including Belonging considerations, into executive compensation

•  The Compensation Committee evaluates the appropriateness of the Company’s compensation-related performance metrics at least annually, taking into consideration the Company’s overall strategy and stockholder feedback. The Committee made enhancements to our incentive programs, beginning in 2024, to strengthen pay for performance alignment, increase the focus on profitable growth, reduce burn rate and address historical challenges experienced in connection with setting long-term performance goals (see CD&A for details).

•  In structuring the compensation for our new executives, the Compensation Committee focused on creating attractive compensation opportunities that would induce talented leaders to join PayPal, while also providing the appropriate incentives to drive long-term value creation and align our new executive’s interests with those of our stockholders.

•  We continued our multi-year process to incorporate Belonging considerations into our executive compensation program, and assessed the actions taken by our leaders intended to drive measurable outcomes over time, including increasing the representation of women and minorities within our leadership and general employee population.

CSI Matters

• Board oversight of CSI strategy;

• Global talent and Belonging strategies including talent recruitment and retention;

• Climate strategy and reporting under established frameworks;

• Financial inclusion initiatives;

• Employee wellness

•  We continued to enhance our non-financial reporting efforts and aligned our CSI disclosures with established frameworks, including IFRS Foundation’s Sustainability Accounting Standards Board (“SASB”) standards and Task Force on Climate-Related Financial Disclosures (“TCFD”) recommendations.

•  We made progress on our 2025 science-based targets to reduce our greenhouse gas emissions and encourage climate actions across our supply chain, important steps toward our long-term goal to reach net-zero GHG emissions by 2040.

•  We take a holistic approach to global talent management in an evolving workplace, including focusing on promoting a culture of flexibility and community, enhancing our employee total wellness initiatives and ensuring alignment of our global talent and Belonging strategies.

Code of Business Conduct and Ethics

Our credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive officer and employee. PayPal’s Code of Business Conduct and Ethics (“Code of Conduct”) requires that our directors, executive officers and all other employees disclose actual or potential conflicts of interest and recuse

34	• 2024 Proxy Statement

CORPORATE GOVERNANCE

Stockholder Engagement

themselves from related decisions. Directors, executive officers and other employees are expected to avoid any activity that is or has the appearance of being a conflict of interest with the Company. This includes refraining from engaging in activities that compete with, or are adverse to, the Company, or that interfere with the proper performance of an individual’s duties or responsibilities to the Company. In addition, our Code of Conduct prohibits the use of confidential company information, company assets or position at the Company for personal gain.

We regularly review our Code of Conduct and related policies to ensure that they provide clear guidance. Additionally, to foster a strong culture of compliance and ethics, we conduct local outreach and awareness sessions, as well as annual risk and compliance training for all employees and contractors, which covers areas such as our Code of Conduct, anti-money laundering, information protection awareness, data privacy, safety and security and sexual harassment prevention. In addition, upon joining PayPal and annually thereafter, our employees must certify that they understand and will comply with our Code of Conduct. In 2023, PayPal achieved 100% completion for its annual risk and compliance training for the eighth consecutive year.

Concerns about accounting or auditing matters or possible violations of our Code of Conduct should be reported under the procedures outlined in our Code of Conduct. We also provide a global Integrity Helpline, which is available 24 hours a day, seven days a week in multiple languages. Reports to the Integrity Helpline are confidential and can be made anonymously.

Governance Guidelines of the Board of Directors

The Board has adopted Governance Guidelines to serve as a framework to aid the Board in effectively conducting its business. The Governance Guidelines cover many of the policies and practices discussed in this proxy statement, including Board member criteria, Board composition, leadership, development and succession, expectations for meeting attendance and the roles of the Board’s standing committees. The Governance Committee reviews the Governance Guidelines each year and recommends changes to the Board for consideration and approval as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations.

Where to Find Our Governance Documents

Our Governance Guidelines, charters of our principal Board committees, our Code of Conduct and other key corporate governance documents and materials are available on the governance section of our Investor Relations website at https://investor.pypl.com/governance/governance-overview/.

Related Person Transactions

The Board has adopted a written policy governing the review and approval of related person transactions. The policy, which is administered by the ARC Committee, applies to any transaction or series of transactions in which (1) the Company or its consolidated subsidiary is a participant, (2) the amount involved is or is reasonably expected to be more than $120,000 and (3) a related person under the policy has a direct or indirect material interest. The policy defines a “related person” to include directors, director nominees, executive officers, beneficial owners of more than 5% of PayPal’s outstanding common stock or an immediate family member of any of these persons.

Under the policy, transactions requiring review are referred to the ARC Committee for pre-approval, ratification or other action. Management will provide the ARC Committee with a description of any related-person transaction proposed to be approved or ratified, including the terms of the transaction, the business purpose of the transaction and the benefits to PayPal and to the relevant related person. In determining whether to approve or ratify a related-person transaction, the ARC Committee will consider the following factors:

•	whether the terms of the transaction are fair to the Company, and at least as favorable to the Company as they would be if the transaction did not involve a related person;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director under the Company’s director independence standards; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction, the ongoing nature of any proposed relationship and any other factors the ARC Committee deems relevant.

• 2024 Proxy Statement	35

CORPORATE GOVERNANCE

Related Person Transactions

The Company also has practices that address potential conflicts in circumstances where a non-employee director is a control person of an investment fund that desires to make an investment in or acquire a company that may compete with one of the Company’s businesses. Under those circumstances, the director is required to notify the Company’s CEO, General Counsel and Corporate Secretary of the proposed transaction, who then assess the nature and degree to which the investee company is competitive with one of the Company’s businesses, as well as the potential overlaps between the Company and the investee company. If it is determined that the competitive situation and potential overlaps between PayPal and the investee company are acceptable, the Company may approve the transaction, conditioned upon the director agreeing to certain limitations. Such limitations may include refraining from joining the board of directors of, serving as an advisor to or being directly involved in the business of the investee company; not conveying any confidential or proprietary information regarding the investee company to the Company or regarding the Company’s line of business with which the investee competes to the investee company; abstaining from being the primary decision-maker for the investment fund with respect to the investee company; recusing themselves from portions of investee company meetings that cover confidential competitive information reasonably pertinent to the Company’s lines of business with which the investee company competes; and agreeing to any additional limitations the CEO or General Counsel deems reasonably necessary or appropriate as circumstances change. All transactions by investment funds in which a non-employee director is a control person also remain subject in all respects to the Board’s written policy for the review of related person transactions, discussed above.

The ARC Committee charter requires it to review and approve all related person transactions that are required to be disclosed under Item 404(a) of Regulation S-K. There were no transactions required to be reported in this proxy statement since the beginning of fiscal year 2023, where our written related-person transaction policy did not require review, approval or ratification or where this policy was not followed.

36	• 2024 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding compensation paid to non-employee directors for their Board and Board committee service. On an annual basis, the Compensation Committee reviews the non-employee director compensation program, receiving input from the Compensation Committee’s independent compensation consultant regarding market practices and the competitiveness of the non-employee director compensation program in relation to the general market and the Company’s peer group.

2023 Director Compensation

In late 2022, the Compensation Committee, after consultation with its independent compensation consultant, determined that the Company’s director compensation program continued to be aligned with market practices. Accordingly, no changes were made to the director compensation program for 2023.

Each non-employee director of the Company was provided the following annual retainers following the first trading day after January 1, 2023:

2023 Annual Retainers:

All Non-Employee Directors	$80,000/year

Non-Executive Board Chair	$87,500/year

Lead Independent Director	$75,000/year

ARC Committee Chair	$40,000/year

Compensation Committee Chair	$25,000/year

Governance Committee Chair	$20,000/year

ARC Committee Member	$20,000/year

Compensation Committee Member	$18,000/year

Governance Committee Member	$10,000/year

A non-employee director who served as the Non-Executive Board Chair and/or as the chair of a committee is entitled to receive the Non-Executive Board Chair annual retainer and/or committee chair annual retainer, as applicable, in addition to the non-employee director annual retainer. Board committee chairs, however, are not entitled to receive the committee member annual retainer in addition to the committee chair annual retainer.

A non-employee director could elect to receive 100% of their annual retainer(s) in fully vested stock awards of PayPal common stock having a grant date fair value equal to the annual retainer(s), in lieu of cash.

If, following the annual retainer payment date, a non-employee director is appointed or elected to serve as a member of the Board (or appointed to serve as a member of a committee or as a chair of a committee for which they were not a member or chair prior to such appointment), the non-employee director receives a prorated annual retainer, based on the number of days from the appointment or election date to December 31 of that year.

2023 Equity Awards

In addition to the annual retainers, all non-employee directors received the following fully vested awards of PayPal common stock following the 2023 Annual Meeting of Stockholders.

2023 Equity Awards:

All Non-Employee Directors	$275,000 in PayPal common stock

Non-Executive Board Chair	Additional $87,500 in PayPal common stock

The number of shares of PayPal common stock subject to the equity award is determined by dividing the value of the annual equity award by the closing price of our common stock on the date of the annual stockholders meeting, rounded up to the nearest whole share.

• 2024 Proxy Statement	37

DIRECTOR COMPENSATION

2023 Director Compensation

Deferred Compensation

Our non-employee directors are eligible to defer 5% to 100% of their annual retainers and equity awards pursuant to the PayPal Holdings, Inc. Deferred Compensation Plan (“DCP”), our non-qualified deferred compensation plan. The DCP allows participants to set aside tax-deferred amounts. The investment return on any deferred cash amounts is linked to the performance of a range of market-based investment choices made available pursuant to the DCP, and the investment return on any deferred equity awards is linked to the performance of PayPal common stock. Our non-employee directors can elect to begin distributions from the DCP following the termination of their services to PayPal or in a specified year (provided that a director’s DCP account will be distributed if the director’s service on the Board terminates prior to the specified year). Our non-employee directors can elect to receive their distributions as either a lump sum or annual installments over a period ranging from two to 15 years.

Director Stock Ownership Guidelines

Our non-employee directors are subject to rigorous stock ownership guidelines. Each non-employee director is required to hold an amount of PayPal common stock valued at five times the annual retainer for all non-employee directors within five years of joining the Board and is expected to continuously own sufficient shares to meet the stock ownership guidelines. As of the Record Date, each non-employee director met the stock ownership guidelines.

Shares that count toward satisfaction of the stock ownership guidelines include the following:

•	shares owned outright by the director or their immediate family members residing in the same household;

•	shares held in trusts, limited liability companies, or similar entities for the benefit of the director or their immediate family members; and

•	deferred shares, vested deferred stock units, deferred restricted stock units, or deferred performance stock units that may only be settled in shares of our common stock.

Our stock ownership guidelines are available on the governance section of our Investor Relations website at https://investor.pypl.com/governance/governance-overview/.

38	• 2024 Proxy Statement

DIRECTOR COMPENSATION

2023 Director Compensation Table

2023 Director Compensation Table

The following table summarizes the total compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All Other Compensation ($)	Total[3] ($)

Rodney C. Adkins	110,000	275,010	—	385,010

Jonathan Christodoro	108,000	275,010	—	383,010

John J. Donahoe	167,507	362,519	—	530,025

David W. Dorman	115,002	275,010	—	390,012

Belinda J. Johnson	100,012	275,010	—	375,022

Enrique Lores	100,012	275,010	—	375,022

Gail J. McGovern	118,000	275,010	—	393,010

Debbie M. Messemer	100,000	275,010	—	375,010

David M. Moffett	120,000	275,010	—	395,010

Ann M. Sarnoff	100,012	275,010	—	375,022

Frank D. Yeary	100,012	275,010	—	375,022

[1]

The amounts reported in the Fees Earned or Paid in Cash column reflect the annual cash retainer amounts earned by each non-employee director in 2023, which includes annual retainer amounts for which the following directors elected to receive fully vested shares of PayPal common stock in lieu of cash:

Name	Fees Forgone ($)	Shares Received (#)

John J. Donahoe	167,500	2,246

David W. Dorman	115,000	1,542

Belinda J. Johnson	100,000	1,341

Enrique Lores	100,000	1,341

Ann M. Sarnoff	100,000	1,341

Frank D. Yeary	100,000	1,341

[2]

Amounts shown represent the grant date fair value of the equity awards granted on May 24, 2023 to our non-employee directors following our 2023 Annual Meeting of Stockholders, as computed in accordance with FASB ASC Topic 718.

[3]	The amounts reported in the Fees Earned or Paid in Cash, Stock Awards and Total columns include amounts deferred under the DCP.

Name	Total DSUs Held (#)	Total Options Held (#)

Jonathan Christodoro	5,353	—

John J. Donahoe	2,464	—

David W. Dorman	9,488	—

Gail J. McGovern	3,711	—

David M. Moffett	49,001	—

Frank D. Yeary	5,460	—

• 2024 Proxy Statement	39

CORPORATE SUSTAINABILITY AND IMPACT OVERSIGHT AND MANAGEMENT

Corporate Sustainability and Impact Oversight and Management

Our Leadership Principles Put people First Work customer back Win together Build the next generation, unlocking their superpowers Provide and seek constructive feedback - clear is kind Choose inclusion and foster belonging Work customer back Focus on our customers greatest needs, sweating every detail Solve with tech and innovation Create simple and valuable customer experiences Win together Do the right thing Operate with velocity and an ownership mindset Deliver great end-to-end results Work as One PayPal Integrated with Our Values: Inclusion l Innovation l Collaboration l Wellness

PayPal recognizes the importance of operating our business in a responsible and sustainable manner. We believe that effective prioritization and management of non-financial risks and opportunities are important to furthering the long-term interests of our business and play an important role in creating value for our stockholders, customers, employees and other stakeholders. Accordingly, we strive to maintain the highest standards of governance in these areas and provide regular, non-financial reporting on our progress and activities.

As we continue to evolve our corporate sustainability and impact (“CSI”) efforts, we are committed to sharing progress through subsequent reports and updates. This Corporate Sustainability and Impact Oversight and Management section is a high-level overview of our programs and initiatives. For more in-depth information, see our latest annual Global Impact Report available at https://investor.pypl.com/csi-strategy.

Corporate Sustainability and Impact Governance Structure

PayPal recognizes the importance of upholding our values across the organization, including by promoting diverse viewpoints through our Board, our leadership and our workforce. Executive management is regularly engaged on PayPal’s priority non-financial related risks and opportunities.

Steering Committee & Working Group Executive Management Governance Compensation ARC PayPal Board of Directors Oversight Management Implementation Oversight Our Board of Directors is actively engaged on corporate sustainability and impact ("CSI") matters that impact business strategy. Governance Committee: Oversight of PayPal's management of CSI topics, including overall CSI strategy, risks and opportunities, stakeholder engagement and programs and initiatives in social innovation and environmental sustainability ARC Committee: Oversight of the Company's risk framework and enterprise-wide compliance program, including cybersecurity and privacy matters Compensation Committee: Oversight of the Company's strategies and responsibilities related to human capital (global talent) management, including belonging, pay equity efforts and corporate culture Management Our executive management directs and manages the execution of our enterprise-wide CSI strategy to help ensure non-financial risks and opportunities are appropriately integrated across the enterprise, including through the Enterprise Risk and Compliance Management Program (ERCM Program) Implementation A steering committee and cross-functional working groups with representatives from diverse functions across the business are responsible for overall program implementation

Our overall governance framework is designed to provide sound company oversight of CSI matters, drive Board and management accountability and demonstrate PayPal’s commitment to transparency. The entire Board engages on CSI matters that affect business strategy, and Board committees are responsible for oversight of specific matters. Our cross-functional program is managed by executive leaders and implemented through guidance and direction provided by the CSI steering committee. Representatives from the CSI steering committee brief Board committees and executive management on CSI matters periodically and meet with a subcommittee of the ERM Committee at least annually to review current and emerging CSI-related risk topics.

Corporate Sustainability and Impact Strategy

Our CSI strategy is an aspect of our focus on driving long-term business value and growth. We approach and manage our key non-financial risks and opportunities across four focus areas – Responsible Business Practices, Social Innovation, Employees & Culture and Environmental Sustainability. Reflective of our business, mission and values, this integrated

40	• 2024 Proxy Statement

CORPORATE SUSTAINABILITY AND IMPACT OVERSIGHT AND MANAGEMENT

Corporate Sustainability and Impact Strategy

approach is designed to support enterprise priorities to drive and protect brand value, manage risk effectively, demonstrate competitive differentiation, position PayPal as an employer of choice and support future opportunities for innovation and growth.

Non-financial Responsibilities Pillars

Responsible Business Practices	Social Innovation	Employees & Culture	Environmental Sustainability

Our commitment and approach to operating ethically and responsibly	Our work to realize our mission and build a more inclusive global economy	Our embodiment of our core values from the inside out	Our efforts to manage our footprint and advance sustainability

Corporate Sustainability and Impact Significance Assessment

To help ensure our CSI strategy reflects non-financial topics most relevant to our business success and long-term growth, PayPal periodically reviews and refreshes our CSI significance* assessment. In 2023, our annual review of our CSI topic prioritization reaffirmed our 18 key CSI topics, including eight priority risks and opportunities that have been noted as significant for PayPal to drive long-term business performance and impact based on stockholder and other stakeholder feedback. The findings from our CSI significance assessment are an important input that helps inform how we strategically deploy resources across the enterprise and refine our programs.

*

As used in this proxy statement in reference to CSI matters, the term “significance” and variations thereof refer to significance within the context of our CSI strategies, activities, progress, metrics and performance. Such term is distinct from, and does not refer to, concepts of materiality used in securities or other applicable law, and use of such term is not an indication that PayPal deems related information to be material or important to an understanding of the business or an investment decision with respect to PayPal securities.

2023 Corporate Sustainability and Impact (CSI) Significance Map External Stakeholder Perspective (Degree of stakeholder concern) INCREASING IMPORTANCE Empowering entrepreneurs, small businesses & nonprofits Climate change mitigation Corporate governance Belonging Data privacy Cybersecurity & secure transactions Social product Innovation Financial health & inclusion Employee wellness, health & safety Employee recruitment & development Human rights Community engagement Sustainable supply chain management Compliant, ethical & humane use of products Natural resources management Environmental product innovation Climate change adaptation Business ethics INCREASING IMPORTANCE PayPal Perspective (Impact on business) CATEGORIES: Responsible Business Practices Social Innovation Employees & Culture Environmental Sustainability External Stakeholder Perspective (Degree of stakeholder concern) PayPal Perspective (Impact on business) INCREASING IMPORTANCE Cybersecurity & secure transactions Belonging Data privacy Climate change mitigation Financial health & inclusion Empowering entrepreneurs, small businesses & nonprofits Employee wellness, health & safety Corporate governance Employee recruitment & development Social product innovation Community engagement Human rights Compliant, ethical & humane use of products Sustainable supply chain management Business ethics Sustainable supply chain management Climate change adaptation Natural resources management Environmental product innovation INCREASING IMPORTANCE PayPal Perspective (Impact on business) CATEGORIES: Responsible Business Practices Social Innovation Employees & Culture Environmental Sustainability

• 2024 Proxy Statement	41

CORPORATE SUSTAINABILITY AND IMPACT OVERSIGHT AND MANAGEMENT

Corporate Sustainability and Impact Strategy

Corporate Sustainability and Impact Reporting Frameworks

As part of our commitment to transparency, we strive for alignment with those non-financial reporting frameworks most applicable to our business and most important to our stakeholders. Our Global Impact Report provides specific reporting of our CSI programs, policies and metrics mapped to Global Reporting Initiative standards and Sustainability Accounting Standards Board standards, as applicable. We also provide climate-related disclosures in accordance with the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”), and seek to provide clear reporting on associated governance, strategy, risk management and targets through our TCFD Index.

Human Capital Management

PayPal’s mission to revolutionize commerce globally guides our efforts to make the movement and management of money as simple, secure and affordable as possible. Our business strategy is supported by our core values of Inclusion, Innovation, Collaboration and Wellness, and advanced through our Leadership Principles, which outline a common set of expectations for all employees.

42	• 2024 Proxy Statement

CORPORATE SUSTAINABILITY AND IMPACT OVERSIGHT AND MANAGEMENT

Human Capital Management

Global Talent Strategy

PayPal recognizes the fundamental importance to our business of attracting, recruiting, developing and retaining diverse talent through a comprehensive approach to managing our global talent (human capital). This approach enables us to create innovative products and services for our customers and to serve our stockholders and other stakeholders. The Compensation Committee oversees our approach to global talent, which is managed by our EVP, Chief People Officer, and receives regular reports from management with respect to our global talent strategy.

We remain focused on supporting our employees across the full employee lifecycle from recruitment, onboarding, and development to offboarding. We are focused on actively listening to our workforce, broadening our talent pipeline, promoting the physical, mental and financial wellness of our employees and enabling flexibility and collaboration in an evolving work environment.

ENGAGEMENT

ATTRACT Right people	DEVELOP Right capabilities	MOBILE Right workforce	REWARDS & WELLNESS

Recruitment and selection of talent fulfilling the talent needs necessary to execute on business strategy.	Developing talent to ensure they have the critical skills and capabilities to excel in current and future roles.	Aligning talent for business growth through internal mobility, redeployment, outplacement and retirement.	Supporting talent through an integrated approach to financial, physical and mental wellness and a pay-for-performance compensation strategy.
BELONGING

Talent Acquisition, Development & Retention

As a leading technology platform that enables digital payments and simplifies commerce experiences, we compete for talent around the world. We are focused on creating an employee experience that actively engages our people at every phase of their career and supports the acquisition, development and retention of top talent.

In 2023, we continued to enhance our Global Talent Acquisition strategy to create a more candidate-centric and inclusive experience for prospective talent, while enabling efficiencies for our managers through new tools and resources. We also implemented programs focused on inclusive hiring practices and extending our talent pipeline. In addition, we also enhanced the learning and development opportunities available to employees, providing new resources to support employees’ individual career paths and strengthen specialized skills development.

Employee Total Wellness

PayPal remained focused on promoting the holistic wellbeing of our employees through resources, programs and services in support of their physical, mental and financial wellness. We aim to foster a flexible, balanced work culture, and to take a comprehensive approach to leave and benefits.

In 2023, we continued to provide employees with benefits and resources designed to allow them to make informed decisions about their health, including launching a healthcare concierge to help employees navigate the U.S. healthcare system. To support employee mental health, we piloted dedicated part-time Employee Assistance Program (EAP) counselors to support employees’ emotional wellbeing in select markets and provided resources from external partners, such as webinars and moderated sessions, focused on targeted mental wellbeing topics.

We also continued our efforts to strengthen employee financial wellness through access to benefits, tools and trainings to support financial planning.

Through our global community impact program, we support our employees’ individual passions and communities by providing opportunities for volunteerism, charitable giving and other engagement programs. In 2023, employees supported nonprofits by donating more than $4 million, including matching eligible employee donations to nonprofit organizations.

• 2024 Proxy Statement	43

CORPORATE SUSTAINABILITY AND IMPACT OVERSIGHT AND MANAGEMENT

Human Capital Management

Belonging Strategy

We are committed to fostering a culture of belonging and inclusion where employees can be their authentic selves, enabling greater collaboration and innovation as we develop products and services to meet the needs of our diverse customer base. We are committed to equal pay for equal work, promoting enterprise-wide inclusive learning opportunities and further integrating Belonging considerations into our talent strategy.

Our global Talent & Belonging team, in partnership with functional leadership through our Belonging Business Council, took tangible actions toward growing our diverse workforce reflective of the merchants, consumers and communities that we serve. In 2023, we continued to promote effective sponsorship and inclusive performance management and expanded our enterprise sponsorship program. We also continued to incorporate Belonging considerations into the individual performance portion of our 2023 Annual Incentive Program for our senior executives. PayPal also empowers eight employee resource groups, which are open to all employees, to drive engagement and support our business and talent strategies.

Our commitment is evident through diverse representation across our organization – from our Board of Directors to our executive leadership team to our global workforce. As of March 27, 2024, 50% of our Board and 71% of our current executive officers identified as women and/or from a diverse ethnic group. Across our workforce, we reached 55% overall diverse workforce representation, including 43% global gender diversity and 54% U.S. ethnic diversity, as of December 31, 2023.

Additional workforce diversity metrics can be found in our public U.S. EEO-1 reports and annual Global Impact Report available at https://about.pypl.com/values-in-action/reporting/default.aspx.

44	• 2024 Proxy Statement

STOCK OWNERSHIP INFORMATION

Stock Ownership Information

The following tables set forth certain information with respect to (1) each stockholder known to us to be the beneficial owner of 5% or more of our common stock as of December 31, 2023, and (2) the beneficial ownership of our common stock by each director and director nominee, by each executive officer named in the 2023 Summary Compensation Table and by all executive officers and directors (including nominees) as a group as of the Record Date. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to these tables, the entities and individuals named in the tables have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

Five Percent Owners of Common Stock

	Shares Beneficially Owned

Name and Mailing Address	Number	Percent

The Vanguard Group[1] 100 Vanguard Blvd. Malvern, PA 19355	90,024,391	8.35%

BlackRock, Inc.[2] 50 Hudson Yards New York, NY 10001	72,523,555	6.70%

[1]

Based solely on information on Schedule 13G/A (Amendment No. 8) filed with the SEC on February 13, 2024. The Vanguard Group and certain related entities have sole voting power of 0 shares of the Company’s common stock, shared voting power of 1,444,322 shares of the Company’s common stock, sole dispositive power of 85,361,825 shares of the Company’s common stock and shared dispositive power of 4,662,566 shares of the Company’s common stock.

[2]

Based solely on information on Schedule 13G/A (Amendment No. 6) filed with the SEC on January 26, 2024. BlackRock, Inc. has sole voting power of 64,471,044 shares of the Company’s common stock and sole dispositive power of 72,523,555 shares of the Company’s common stock.

Security Ownership of Executive Officers and Directors

	Shares Beneficially Owned[2]

Name[1]	Number	Percent of Class

Alex Chriss	8,107	*

Daniel H. Schulman	646,776	*

Jamie Miller	—	*

Blake Jorgensen	—	*

Gabrielle Rabinovitch	85,347	*

Peggy Alford	45,608	*

Michelle Gill	—	*

Aaron Karczmer	142,422	*

John Kim	43,624	*

Rodney C. Adkins	26,460	*

Jonathan Christodoro	33,259	*

John J. Donahoe	83,553	*

David W. Dorman	66,405	*

Belinda J. Johnson	29,298	*

Enrique J. Lores	15,768	*

Gail J. McGovern	27,758	*

Deborah M. Messemer	13,976	*

David M. Moffett	62,805	*

Ann M. Sarnoff	23,650	*

Frank D. Yeary	45,760	*

All Directors and Executive Officers as a Group (24 Persons)	1,424,026	*

*	Less than one percent
[1]	c/o PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131.
[2]

Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 27, 2024, and RSUs that are scheduled to vest within 60 days of March 27, 2024 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options or RSUs, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 1,052,643,337 shares of common stock outstanding as of March 27, 2024.

• 2024 Proxy Statement	45

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information About Our Executive Officers

Diversity of Our Current Executive Officers Did Not Disclose Women Ethnically Diverse Men Women Ethnically Diverse Men Ethnically Diverse Women Ethnically Diverse Men 71% of our executive officers are women and/or from diverse ethnic groups* Our executive officers are elected annually by, and serve at the discretion of, the Board. The Board recognizes that diversity of our executive leadership is critical to strong and effective management of the Company.

              * As of March 30, 2023

Executive Officer Biographies

ALEX CHRISS President and Chief Executive Officer	In current position since September 2023	Age: 46

Career Highlights Mr. Chriss’ biography is set forth on page 17 of this proxy statement under the heading “Proposal 1: Election of Directors – Director Biographies.”

MICHELLE GILL ● Executive Vice President, General Manager – Small Business & Financial Services Group	In current position since November 2023	Age: 51

Career Highlights

Senior Vice President, QuickBooks Money Platform at Intuit from March 2023 to September 2023.

General Manager and Executive Vice President of Consumer Lending and Capital Markets at SoFi from April 2020 to September 2022.

Chief Financial Officer of SoFi from May 2018 to April 2020.

Investment Professional at TPG Sixth Street Partners from July 2017 to April 2018.

Managing Director and Partner at Goldman Sachs from February 2003 to April 2017.

FRANK KELLER Executive Vice President, General Manager – Large Enterprise & Merchant Platform Group	In current position since April 2024	Age: 50

Career Highlights

Senior Vice President, General Manager – Large Enterprise & Merchant Platform Group from November 2023 to March 2024.

Senior Vice President, General Manager Merchant and Payments at PayPal from May 2022 to October 2023.

Senior Vice President, Enterprise Solutions and Digital Commerce at PayPal from January 2021 to April 2022.

Vice President, Europe & Global Inside Sales, Global Sales Transformation Lead at PayPal from June 2019 to January 2021.

Vice President, Global Head of Consumer Segment at PayPal from July 2018 to June 2019.

Served in additional positions of increasing responsibility at PayPal from May 2011 to July 2018.

Diverse Ethnicity   ● Woman

46	• 2024 Proxy Statement

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Executive Officer Biographies

SUZAN KEREERE ● President, Global Markets	In current position since January 2024	Age: 58

Career Highlights

Executive Vice President, Global Business Solutions at Fiserv from June 2021 to December 2023 and Chief Growth Officer at Fiserv from July 2021 to November 2021.

Global Head, Merchant Sales & Acquiring at Visa from August 2018 to May 2021.

Head, Europe Merchant Sales & Acquiring at Visa from September 2017 to July 2018.

Head, Global Merchant Client Group at Visa from May 2016 to August 2017.

Served in positions of increasing responsibility at American Express from June 1996 to April 2016, including Senior Vice President & General Manager, National Client Group, Global Merchant Services from March 2013 to April 2016; and Senior Vice President & General Manager, Global Network Business from March 2010 to February 2013.

Member of the Board of Directors of 3M since February 2022.

JAMIE MILLER ● Executive Vice President, Chief Financial Officer	In current position since November 2023	Age: 55

Career Highlights

Global Chief Financial Officer of Ernst and Young from February 2023 to June 2023.

Senior Vice President, Chief Financial Officer and Head of Strategy of Cargill from June 2021 to January 2023.

Held a variety of senior positions at General Electric from April 2008 to February 2020, including Senior Vice President and Chief Financial Officer from November 2017 to February 2020; Senior Vice President and President and CEP of GE Transportation from October 2015 to November 2017; Senior Vice President and Chief Information Officer from April 2013 to October 2015.

Senior Vice President, Controller and Investor Relations at Anthem (formerly Wellpoint) from August 2007 to April 2008 and Lead Partner, Midwest financial services advisory practice at PricewaterhouseCoopers from 2005 to 2007

Member of the Board of Directors of Qualcomm since May 2020.

DIEGO SCOTTI Executive Vice President, General Manager – Consumer Group & Global Marketing and Communications	In current position since December 2023	Age: 51

Career Highlights

Executive Vice President, Chief Marketing Officer at Verizon from October 2014 to November 2023.

Senior Vice President, Chief Marketing Officer at J.Crew from November 2011 to October 2014.

Executive Director, Marketing at Vogue Magazine from August 2008 to October 2011.

Served in a variety of senior positions at American Express from August 1992 to August 2008, including Vice President, Global Advertising & Brand Management from July 2003 to August 2008.

AARON WEBSTER Executive Vice President, Chief Enterprise Services Officer	In current position since March 2024	Age: 44

Career Highlights

Chief Risk Officer, Global Head of Operations and Latin America at SoFi from June 2022 to March 2024.

Chief Risk Officer at SoFi from July 2019 to August 2022.

Chief Risk Officer at Citi from January 2018 to July 2019.

Held a variety of senior positions at Toyota North America from October 2008 to February 2018, including Managing Director, USA/Americas Risk Management and Data Science from August 2017 to February 2018; Managing Director, Risk Management and Data Science – Americas Region and US Residual Value from May 2016 to August 2017; and Director, Risk Management and Data Science – Americas Region from October 2008 to May 2016.

Regional Risk Leader at GE Capital from June 2004 to October 2008.

Diverse Ethnicity   ● Woman

• 2024 Proxy Statement	47

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY” VOTE)

PROPOSAL 2:

Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)

Each year, pursuant to Section 14A of the Exchange Act, we ask our stockholders to vote on an advisory basis to approve the compensation granted or paid to our named executive officers (“NEOs”), as described in the Compensation Discussion and Analysis and the compensation table sections of this proxy statement.

The Compensation Committee is committed to an executive compensation program that is transparent, appropriately incentivizes our executive officers and aligns with stockholder interests and external expectations and enables us to effectively compete for, attract and retain top talent so we can build the strongest possible leadership team for PayPal. The Compensation Committee believes the goals of our executive compensation program are appropriate and that the program is properly structured to achieve those goals. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and the compensation table sections of this proxy statement.

The Board recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosures.”

This say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements. The next say-on-pay vote will occur at PayPal’s 2025 annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 2.

Message from Our Compensation Committee

Dear PayPal Stockholders,

As the Compensation Committee of PayPal, we are driven by the goal of maximizing value for our stockholders over the long term. We recognize that the creation of long-term stockholder value begins with attracting exceptionally talented leaders and aligning the incentives of those leaders with those of our stockholders. 2023 was a transformative year for PayPal as we focused on refreshing our culture of innovation and welcomed a new CEO, a new CFO, and several additional new executives to our leadership team. Throughout our leadership team transformation, our efforts have been, and continue to be, guided by (1) input from our stockholders, (2) our rigorous pay-for-performance philosophy, and (3) our commitment to an executive compensation program that is transparent, creates appropriate incentives, and aligns with stockholder interests.

Executive Leadership Transitions and Related Compensation Decision-Making

In February 2023, Dan Schulman announced his intention to retire from the role of President and CEO at year-end. After a rigorous search process, Alex Chriss joined PayPal as President and CEO in September, followed by our new CFO, Jamie Miller, who joined in November. Mr. Chriss joined PayPal from Intuit, and has extensive product, technology and global payments experience, which will enable him to drive growth across the PayPal platform for years to come. Ms. Miller was most recently Global CFO of EY, and brings a proven track record of driving strong financial results.

In structuring the compensation for our new executives, the Compensation Committee focused on creating attractive compensation opportunities that would induce these talented, sought-after leaders to join PayPal while also providing the appropriate incentives to drive long-term value creation and retention and align Mr. Chriss and Ms. Miller’s interests with those of our stockholders. Both Mr. Chriss and Ms. Miller received an initial grant of restricted stock unit (“RSU”) and performance-based restricted stock unit (“PBRSU”) awards, consistent with the grants we make for our executive officers on an annual basis. In addition, Mr. Chriss was granted make-whole RSUs, which were important to successfully recruit him

48	• 2024 Proxy Statement

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY” VOTE)

Message from Our Compensation Committee

from his prior employer, where he forfeited significant equity greater in value than the target grant date value of his make-whole grant upon joining PayPal. Ms. Miller was also granted sign-on incentive RSUs to establish an ownership stake, aligning her interests with those of our stockholders. Neither will receive any equity awards in the 2024 rewards cycle beyond those described above. We believe these new leaders position PayPal for continued growth, and the incentives each were granted upon joining PayPal provide strong alignment with our long-term performance and the interests of our stockholders.

In order to ensure the Board had sufficient time to conduct a rigorous search process, identify the best successor for Mr. Schulman, and facilitate an orderly CEO transition following the announcement of Mr. Schulman’s retirement, in February 2023, the Compensation Committee (1) guaranteed that Mr. Schulman would receive his base salary and 2023 Annual Incentive Plan bonus for 2023 and (2) approved Mr. Schulman’s annual long-term incentive award, which was designed to support a successful transition of Mr. Schulman’s CEO duties to his successor and to maintain Mr. Schulman’s alignment to the long term performance of PayPal. In determining the target value of Mr. Schulman’s long term incentive award, the Committee considered past performance against financial, strategic and operational objectives and our stockholders’ experience, and determined to reduce the target value from $24 million in 2022 to $18.7 million for 2023, reflecting our pay-for-performance philosophy. Mr. Schulman’s long term incentive award included performance-based restricted stock units (“PBRSUs”), restricted stock units (“RSUs”), and transition-related performance-based RSU awards, the latter of which were designed to vest contingent on Mr. Schulman’s successful completion of two performance conditions: 50% upon the new CEO’s start date and the other 50% in June 2024, in anticipation of Mr. Schulman completing the transition of his duties and stepping down from the Board of Directors in May 2024 at the end of his current term. Ultimately, Mr. Schulman facilitated a smooth and effective transition, enabling Mr. Chriss to onboard more quickly than anticipated and allowing Mr. Schulman to complete the transition and retire from the Board in December 2023. The Compensation Committee determined that it would be appropriate to accelerate the vesting of the performance-based RSUs granted with respect to the second performance condition to match the timing of Mr. Schulman’s retirement from the Board, as Mr. Schulman’s performance of his transition responsibilities had been completed.

Stockholder Feedback and 2023 Say-on-Pay Vote

The perspectives of our stockholders on our business and governance practices, including our executive compensation program, have always been a key input in our decision-making process. PayPal’s historically strong say-on-pay vote results demonstrate overall investor support for our program. Our 2023 say-on-pay vote, although supported by a substantial majority of our stockholders at 78% support, reflected a decrease in support compared to the prior year; this led the Compensation Committee to seek input from stockholders specifically regarding our compensation practices.

In response to the 2023 Say-on-Pay vote, as well as our CEO search, we conducted robust outreach to stockholders in 2023 to solicit input on these key topics. Since our 2023 Annual Meeting, we sought meetings with investors representing approximately 50% of our common stock and successfully engaged with investors holding approximately 19% of our common stock.

In these conversations, some of which included members of our Board, we were pleased to learn that stockholders broadly continue to support the fundamentals of our program and its alignment of pay and performance. Stockholders also provided input on the key criteria for our CEO search, and later expressed support for the hiring of Mr. Chriss, who brings extensive product and technology leadership experience, and conveyed that they understand the competitive market for talented executives in our industry. We discussed new-hire related compensation and the importance of tying those incentives closely to our strategy and long-term performance criteria. We also discussed enhancements that the Compensation Committee could make going forward. Stockholders shared diverse perspectives, but we noted themes including the opportunity to adopt different performance metrics to ensure continued alignment with our evolving strategy, such as placing more emphasis on profitability-linked metrics and exploring the potential inclusion of a relative TSR or return on capital metric.

2024 Compensation Program Enhancements Informed by Investor Feedback

With investor feedback front of mind, the Compensation Committee determined to make several enhancements to both our annual and long-term incentive plans to strengthen pay for performance alignment, increase the focus on profitable growth, reduce burn rate and address historical challenges experienced in connection with setting long-term performance goals.

In the annual incentive plan, starting with 2024 compensation, we have updated the underlying metrics from revenue and non-GAAP operating margin to non-GAAP operating income and transaction margin dollars. This will more closely align performance goals to our current strategy, including additional focus on driving profitable growth. We will also move to 100% cash compensation for the annual incentive plan, aligning payouts with intended rewards and reducing our burn rate. Additionally, beginning with first quarter 2024 results, non-GAAP operating income will include the impact of stock-based

• 2024 Proxy Statement	49

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (“SAY-ON-PAY” VOTE)

Message from Our Compensation Committee

compensation expense, which will no longer be excluded from non-GAAP results. We believe this change to our financial reporting will introduce greater transparency, accountability, and discipline, while better aligning our own performance measures to the way that many investors already evaluate our business.

In the long-term incentive plan, starting with the 2024 grant, our PBRSUs will be earned based on a relative total shareholder return metric, measured as compared to the S&P 500, instead of the FX-neutral revenue compound annual growth rate and free cash flow compound annual growth rate metrics. This will more closely align pay with long-term shareholder value, while effectively motivating leaders to successfully and holistically drive PayPal’s evolving strategy. Additionally, we will use a three-year performance period with three discrete measurement periods of 12, 24, and 36 months in calculating payouts to minimize the potential impact of short-term share price volatility; the PBRSU awards granted in 2024 will vest only at the end of the full three-year vesting period to maintain maximal retentive value and a focus on long-term value creation.

The Path Forward

The enhancements to our 2024 compensation program outlined above reflect the feedback we received from stockholders and will ensure continued strong pay-for-performance alignment. This past year has been pivotal for PayPal, and we have appreciated the opportunity to incorporate stockholder views as the Compensation Committee made critical compensation decisions. We look forward to continuing our dialogue with investors.

50	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

Named Executive Officers	51

Executive Summary	52

2023 Compensation Framework and Decisions	60

Other Compensation Elements	69

Our Structure for Setting Compensation	69

Other Compensation Practices and Policies	71

Named Executive Officers

This Compensation Discussion and Analysis (“CD&A”) describes the material compensation elements for each of PayPal’s NEOs and provides an overview of the compensation policies and practices applicable to our NEOs.

2023 NEOs1

Alex Chriss	Michelle Gill	John Kim	Jamie Miller
President and Chief Executive Officer	Executive Vice President, General Manager – Small Business & Financial Services Group	Executive Vice President, Chief Product Officer	Executive Vice President, Chief Financial Officer

[1]	The following were also NEOs for 2023. Such NEOs either departed prior to the Record Date or will depart prior to the 2024 Annual Meeting of Stockholders:

•	Daniel H. Schulman resigned from his role as President and Chief Executive Officer, effective September 27, 2023.
•

Gabrielle Rabinovitch ceased serving in her role as acting Chief Financial Officer and Senior Vice President, Investor Relations and Treasurer, effective December 31, 2023. Pursuant to the planned transition with respect to the role of Chief Financial Officer, Ms. Rabinovitch’s employment with PayPal terminated on January 31, 2024.

•	Blake Jorgensen ceased serving as Chief Financial Officer effective March 7, 2023, and his employment with PayPal terminated on September 15, 2023.
•	Pursuant to the planned transition in connection with an internal restructuring, Peggy Alford’s employment with PayPal terminated on January 31, 2024.
•	Aaron Karczmer, who served as PayPal’s Executive Vice President, Chief Enterprise Services Officer, will depart from PayPal on April 30, 2024.

• 2024 Proxy Statement	51

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Executive Summary

Leadership Changes and Related Compensation

Mr. Schulman’s announcement in February 2023 that he planned to retire on December 31, 2023 was a catalyst for our leadership team transformation in 2023. Mr. Schulman’s longstanding leadership at PayPal made a positive and lasting impact, and the Board was committed to identifying a successor with extensive product, technology, and global payments experience who would build on Mr. Schulman’s contributions and be a next generation leader, capable of driving growth across the PayPal platform for years to come. Largely in connection with the appointment of Mr. Schulman’s successor, we reconstituted our leadership team in late 2023 and early 2024.

For a summary of each incoming NEO’s new hire compensation, see the section below titled “Offer Letter Compensation for New NEOs.” Additional details regarding Alex Chriss’ offer letter, Jamie Miller’s offer letter and Gabrielle Rabinovitch’s transition agreement are also available on PayPal’s Current Reports on Form 8-K filed on August 14, 2023, November 1, 2023, and December 22, 2023, respectively. For detailed information on each departing NEO’s severance, transition, or retirement benefits, as applicable, see the section below titled “Potential Payments Upon Termination or Change in Control Table – Executive Departure-Related Compensation.”

Chief Executive Officer Transition

Following a rigorous and thorough CEO search process conducted by the Board, PayPal identified Mr. Chriss as Mr. Schulman’s successor and entered into an offer letter with Mr. Chriss setting out the terms of his employment and compensation. In August 2023, PayPal announced that Mr. Chriss would become PayPal’s President and Chief Executive Officer and a member of the Board, effective September 27, 2023.

Mr. Schulman’s last day of employment with PayPal was September 26, 2023, and he retired from the Board effective as of December 31, 2023. The PayPal Holdings, Inc. Executive Change in Control and Severance Plan, as amended and restated (the “Executive Severance Plan”) previously filed with the SEC on February 8, 2024 as Exhibit 10.05 to PayPal’s Annual Report on Form 10-K provides for certain retirement severance benefits in connection with a Qualifying Retirement (as defined in the Executive Severance Plan). Mr. Schulman’s retirement constituted a Qualifying Retirement under the Executive Severance Plan. On December 12, 2023, Mr. Schulman entered into a retirement agreement with PayPal (the “Schulman Retirement Agreement”), which documented his retirement benefits and the conditions to receive them.

Chief Financial Officer Transition

Following Mr. Jorgensen’s appointment as PayPal’s Chief Financial Officer effective August 3, 2022, on September 14, 2022, PayPal announced that Mr. Jorgensen was taking a leave of absence for health reasons. Mr. Jorgensen ceased serving as Chief Financial Officer effective March 7, 2023, and thereafter served as a senior advisor to PayPal through September 15, 2023. Mr. Jorgensen’s employment with PayPal terminated on September 15, 2023 and his separation constituted an involuntary termination by PayPal without Cause (as defined in the Executive Severance Plan), which qualified him for severance in accordance with the terms and conditions of the Executive Severance Plan. PayPal and Mr. Jorgensen entered into a separation agreement on March 3, 2023 (the “Jorgensen Separation Agreement”), which provided for the payment of severance benefits to Mr. Jorgensen under Appendix A of the Executive Severance Plan in exchange for a release of claims and other valuable consideration.

Upon commencement of Mr. Jorgensen’s leave of absence, from September 14, 2022 until November 6, 2023, Ms. Rabinovitch served as PayPal’s acting Chief Financial Officer, in addition to her continuing duties as Senior Vice President, Investor Relations and Treasurer. Upon Ms. Miller’s appointment as PayPal’s Chief Financial Officer effective November 6, 2023, Ms. Rabinovitch ceased to serve as PayPal’s acting Chief Financial Officer, but otherwise continued to serve in her prior role through year-end.

Following a transition period that began on January 1, 2024, during which Ms. Rabinovitch provided transition services to PayPal as an officer on a part-time basis, Ms. Rabinovitch’s employment with PayPal terminated on January 31, 2024, and her separation constituted an involuntary termination by PayPal without Cause (as defined in the Executive Severance Plan). The unique nature of Ms. Rabinovitch’s roles at PayPal, her leadership of our financial operations at two key transitional points – first as interim Chief Financial Officer for approximately 2 months and later as acting Chief Financial Officer for an additional period of approximately 14 months – in addition to her significant experience as head of Investor Relations and Treasurer, made it critical to obtain transition services from Ms. Rabinovitch through January 31, 2024. In lieu of paying Ms. Rabinovitch severance in accordance with the Executive Severance Plan, on December 21, 2023 PayPal entered into an individually negotiated transition agreement with Ms. Rabinovitch (the “Rabinovitch Transition Agreement”).

On October 29, 2023, in connection with Ms. Miller’s appointment as PayPal’s Chief Financial Officer, PayPal entered into an offer letter with Ms. Miller setting forth the terms and conditions of her employment and compensation.

52	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Other NEO Transitions

Following Mr. Chriss’ appointment to the CEO role, PayPal further strengthened its next generation leadership team by hiring seasoned leaders across several key roles, including Ms. Gill, whom PayPal brought on in November 2023 to serve as PayPal’s Executive Vice President, General Manager of the newly formed Small Business and Financial Services Group. Ms. Gill will be accountable for bringing together the ecosystem of products and services that help small business owners run and grow their businesses into a unified offering. On October 23, 2023, PayPal entered into an offer letter with Ms. Gill setting out the terms of her employment and compensation.

In January 2024, Suzan Kereere joined PayPal as President, Global Markets. Following Ms. Kereere’s appointment, Ms. Alford, PayPal’s former Executive Vice President, Global Sales and Merchant Services, departed from PayPal on January 31, 2024. Her separation constituted an involuntary termination by PayPal without Cause (as defined in the Executive Severance Plan) and a Job Elimination (as defined in the Executive Long Term Incentive Program (“ELTIP”) contained in Appendix B of the Executive Severance Plan), which qualified Ms. Alford for severance in accordance with the terms and conditions of the Executive Severance Plan. PayPal and Ms. Alford entered into a separation agreement on January 8, 2024 (the “Alford Separation Agreement”), which provided for the payment of severance benefits to Ms. Alford under Appendix A of the Executive Severance Plan and the ELTIP, in exchange for a release of claims and other valuable consideration.

In connection with a restructuring related to the leadership changes described above, Aaron Karczmer, PayPal’s Executive Vice President, Chief Enterprise Services Officer, will depart from PayPal on April 30, 2024. His separation constitutes a resignation by Mr. Karczmer due to Good Reason (as defined in the Executive Severance Plan), which qualifies Mr. Karczmer for severance in accordance with the terms and conditions of the Executive Severance Plan. PayPal and Mr. Karczmer entered into a separation agreement on February 7, 2024 (the “Karczmer Separation Agreement”), which provides for the payment of severance benefits to Mr. Karczmer under Appendix A of the Executive Severance Plan, in exchange for a release of claims and other valuable consideration.

Offer Letter Compensation for New NEOs

The offer letters for Mr. Chriss and Mses. Miller and Gill included two categories of compensation entitlements: (1) go-forward, ordinary course compensation arrangements and (2) special, non-recurring new hire awards. The non-recurring new hire awards were intended to incentivize Ms. Miller and Ms. Gill to join PayPal’s next generation leadership team. For Mr. Chriss, the non-recurring new hire awards were also intended to compensate him for a portion of the awards he forfeited in departing from his prior employer to join PayPal.

The amounts and types of compensation for each of Mr. Chriss and Mses. Miller and Gill were determined carefully by the Compensation Committee in consultation with the Compensation Committee’s independent compensation consultant. Factors including, but not limited to, the NEO’s experience, responsibilities, expertise, compensation at their prior employer (if publicly available or voluntarily disclosed), potential contributions to PayPal, the compensation received by the new NEO’s predecessor at PayPal (if applicable), their competitive opportunities, including if applicable specific alternative opportunities at the time of hire, and market compensation for their role within PayPal’s compensation peer group (as listed below under the heading “Our Compensation Peer Group”) were considered when determining each new NEO’s compensation package. In each case, the annual pay elements were consistent with the compensation practices of our peer group and the non-recurring elements of compensation were driven by the specific circumstances of the individual hires (as noted above). Consistent with market practice, as PayPal’s Chief Executive Officer, Mr. Chriss is compensated at a higher level than the other new NEOs due to his higher level of responsibility, accountability, and experience.

Mr. Chriss and Mses. Miller and Gill will not receive any equity grants during PayPal’s 2024 rewards cycle, apart from their Initial RSU Grants, Initial PBRSU Grants and Sign-On Incentive RSUs, as set forth in the two tables below.

• 2024 Proxy Statement	53

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following table summarizes the go-forward compensation arrangements with each of Mr. Chriss and Mses. Miller and Gill that are documented in their offer letters:

NEO	Annual Base Salary Rate ($)	Target Annual Incentive Plan Bonus as a Percentage of Annual Base Salary	Initial RSU Grant ($)[1]	Initial PBRSU Grant (at target) ($)[2]

Alex Chriss President & Chief Executive Officer	1,250,000	200%	16,750,000	17,000,000

Jamie Miller EVP, Chief Financial Officer	750,000	125%	6,250,000	6,250,000

Michelle Gill EVP, General Manager – Small Business & Financial Services Group	750,000	125%	6,250,000	6,250,000

[1]	Initial RSU Grants follow PayPal’s standard 3-year vesting schedule. Amounts reflects grant date value.
[2]

Initial PBRSU Grants follow PayPal’s standard PBRSU vesting schedule, with their payout contingent on PayPal’s performance over the three-year performance period. The three-year period applicable to Mr. Chriss’ Initial PBRSU Grant began on January 1, 2023 (based on Mr. Chriss’ start date, which was earlier than that of Mses. Miller and Gill) and the three-year period applicable to Ms. Miller’s and Ms. Gill’s Initial PBRSU Grants began on January 1, 2024. Amounts reflect target grant date value and may differ from those reported in the Summary Compensation Table below.

The following table summarizes the special, non-recurring new hire awards for Mr. Chriss and Mses. Miller and Gill, which were intended to compensate them for awards they forfeited when joining PayPal or to induce them to accept our offers, as applicable:

NEO	Cash Sign-On Bonus ($)		Make-Whole or Sign-On Incentive RSUs ($)		Total Non-Recurring, New Hire Awards ($)

Alex Chriss President & Chief Executive Officer	N/A		10,000,000	[1]	10,000,000

Jamie Miller EVP, Chief Financial Officer	6,000,000	[2]	2,000,000	[3]	8,000,000

Michelle Gill EVP, General Manager – Small Business & Financial Services Group	2,000,000	[2]	2,000,000	[3]	4,000,000

[1]

Represents Make-Whole RSUs at grant date value, which vest as to 50% on the first anniversary of grant date and 50% on the second anniversary of the grant date, with acceleration upon a Qualifying Termination (as defined in the Executive Severance Plan) of employment. Mr. Chriss forfeited significant equity awards at his prior employer that were greater in value than the target grant date value of Mr. Chriss’ Make-Whole RSUs, which were intended to compensate Mr. Chriss for a portion of such forfeited awards.

[2]

50% of the Cash Sign-On Bonus was payable in cash within the first two pay periods following the NEO’s start date, with the remaining 50% payable within two pay periods following the 6-month anniversary (each, an “installment”). If the NEO resigns or PayPal terminates the NEO’s employment for cause: (a) on or before the first anniversary of the payment date of the first installment, the NEO must repay 100% of the first installment; (b) after the first anniversary of the payment date of the first installment and on or before the second anniversary of the payment date of the first installment, the NEO must repay the first installment, less 1/24th of the first installment for every full month of the NEO’s active employment with PayPal following the NEO’s start date; and (c) on or before the first anniversary of the payment date of the second installment, the NEO must pay back 100% of the second installment.

[3]	Represents Sign-On Incentive RSUs at grant date value, which follow PayPal’s standard 3-year vesting schedule.

54	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2023 Financial and Operational Performance Highlights

Revenue Non-GAAP Operating Margin1 Free Cash Flow1 Delivering solid revenue growth: Focusing on engaged accounts: Growing payment volume: Efficiency and capital return contributing to earnings growth: +8% 426M $1.53T $5.10 revenue increase from 2022 (spot basis) active accounts (down 2% from 2022) Total Payment Volume (up 13% from 2022) non-GAAP EPS1 growth (up 24% from 2022)

[1]

Non-GAAP Operating Margin, non-GAAP earnings per diluted share and Free Cash Flow are not financial measures prepared in accordance with generally accepted accounting principles (“GAAP”). In 2023, the most significant adjustment to our GAAP measures was the exclusion of stock-based compensation expense. Starting with fiscal year 2024, our non-GAAP measures will include the impact of stock-based compensation expense. For more information on how we compute these non-GAAP financial measures and a reconciliation to the most directly comparable financial measures prepared in accordance with GAAP, please refer to “Appendix A: Reconciliation of Non-GAAP Financial Measures” in this proxy statement.

[2]	Adjusted free cash flow excludes the net impact of originating European buy now, pay later receivables as held for sale and the subsequent sale of these receivables.

In 2023, we delivered solid financial and operating results across our key performance metrics. We demonstrated strong expense discipline and the ability to operate the business with greater efficiency. In addition, we continued to reprioritize while making progress on long-term strategic initiatives aimed at driving more profitable growth.

We announced changes to our executive leadership team, intended to position PayPal for its next phase of growth. These changes underscore PayPal’s commitment to building a high-performing organization, with the goal of advancing innovation and solutions to better serve our customers, and in turn drive more profitable growth.

We also reorganized our operations to be more closely aligned to the customers we serve – consumers, small businesses and large enterprises – and to help enable our teams to deliver more seamless and differentiated end-to-end experiences.

In the fourth quarter, we began externalizing our European buy now, pay later portfolio and divested Happy Returns as we pursue a disciplined approach to capital allocation and increase focus on core priorities.

In 2023, we processed $1.53 trillion in total payment volume across our platform, representing a year-over-year increase of 13%. We ended the year with 426 million active consumer and merchant accounts as we continued to focus on the quality of our account base and driving more usage and engagement among active accounts.

Our revenue increased 8% to $29.8 billion, non-GAAP operating margin expanded 110 basis points to 22.4% driven by expense leverage, and free cash flow was $4.2 billion, or $4.6 billion excluding the impact of externalizing our European buy now, pay later portfolio. We continued to return excess capital to stockholders with share repurchases of $5.0 billion, reducing our weighted average share count by approximately 4%. As a result of these factors, and benefit from the higher interest rate environment, non-GAAP diluted earnings per share increased 24% year-over-year to $5.10.

• 2024 Proxy Statement	55

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2023 NEO Compensation Program Elements

For 2023, the Compensation Committee approved an executive compensation program based on our “pay for performance” philosophy that is designed to align our executive officers’ compensation with the key drivers of profitable growth. The ultimate goals of our executive compensation program are to properly incentivize and reward our executives for performance that exceeds expectations, provide transparency for our executives and our stockholders and position PayPal competitively to enable us to attract and retain highly capable leaders in an intensely competitive talent market.

The following is an overview of the 2023 compensation program elements for our NEOs.

	Form of Payment	Performance Period	Performance Criteria	Objectives	For More Information

Salary	Cash	Ongoing	Alignment of salary with performance is evaluated on an annual basis	• Compensates for expected day-to-day performance • Rewards individuals’ current contributions • Reflect scope of roles and responsibilities	Page 60

Annual Incentive Plan (“AIP”)	PBRSUs	One year	Revenue and Non-GAAP Operating Margin

• Rewards successful annual performance

• Motivates achievement of short-term performance goals designed to enhance value of PayPal

• Significant equity portion to further align with stockholder interests

Page 61
	Cash	One year	Individual Performance

Long-Term Incentive Plan (“LTI”)	PBRSUs	Three years	FX-Neutral Revenue Compound Annual Growth Rate (“CAGR”) and Free Cash Flow CAGR	• Rewards successful achievement of three-year performance goals designed to enhance long-term value of PayPal • Intended to satisfy long-term retention objectives	Page 67
	RSUs	Vests over three years	Service-based vesting; ultimate value based on stock price performance	• Rewards the creation of long-term value • Recognizes potential future contributions • Intended to satisfy long-term retention objectives	Page 68

100% 75% 25% 50% 50%

2023 Incentive Compensation Plan Outcomes

For 2023, the Compensation Committee approved incentive programs designed to strike an appropriate balance between incentivizing top-line growth, profitability, non-financial business initiatives and stockholder value creation over both the short-term and long-term horizons. By design, our AIP and PBRSUs utilize different metrics and timeframes, and for 2023, both programs utilized operational metrics. As a result, the two programs may have significantly different outcomes in the same year, as they did in 2023; this is consistent with the intended incentive structures of the programs.

Based on our 2023 results, our incentive plans paid out as follows:

2023 PayPal Annual Incentive Plan (“AIP” or “2023 AIP”)

Under the AIP, 75% of the NEOs’ target incentive was based on company performance. The following table shows the performance goals and actual performance achieved, as determined by the Compensation Committee.

Company Measure	Threshold (50% Payout)*	Target (100% Payout)*	Maximum (200% Payout)*	Actual Achieved	Actual Achieved (Percentage of Target Achieved)

Revenue (in $ billions)	$27.52	$28.42	$29.32	$29.77	200%

Non-GAAP Operating Margin	20.40%	22.40%	24.40%	22.43%	102%

	Company Performance Score of the AIP				151%

*	Linear interpolation applies to revenue and Non-GAAP Operating Margin for results between specific goals.

56	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The remaining 25% of the NEOs’ target incentive under the AIP was based on individual performance. Payouts under the individual performance component of the AIP were 100% of target for each of our current NEOs.

2021-2023 PBRSUs

The following table shows the performance goals and actual performance achieved for the PBRSUs granted in 2021, which vested based on performance during a three-year performance period (the “2021-2023 PBRSUs”).

Measure 0.0% 0.0% Threshold (50% Payout) Target (100% Payout) Actual Achieved (Percentage of Target Achieved) Maximum (200% Payout) Aggregate Percent of Target Achieved 0.0% FX-Neutral Revenue CAGR Free Cash Flow CAGR 15.5% 13.0% 17.5% 15.0% 18.5% 16.0%

2023 Say-on-Pay Outcome and Stockholder Engagement

At our 2023 Annual Meeting of Stockholders, 78% of the votes cast supported our say-on-pay proposal. While this represents significant support from our stockholders, it was below the level we have generally received in prior years. Following the 2023 Annual Meeting of Stockholders, we engaged in proactive outreach efforts with stockholders (including extensively during the Board’s CEO search process), reaching out to stockholders representing approximately 50% of our common stock, and having conversations with stockholders representing 19% of our common stock. Independent directors participated in meetings with stockholders representing 12% of our common stock. We also met with proxy advisory firms Institutional Shareholder Services (ISS) and Glass Lewis in early 2024.

Compensation was a prominent topic during our discussions with investors. Compensation topics discussed and feedback from investors included the following:

New Hire Compensation for Joining Executives

•   Supported hiring of Alex Chriss as PayPal’s CEO, recognizing his extensive product and technology leadership experience and understanding the competitive environment for talented executives

•   Understood the rationale for and structure of recent new-hire related awards, and encouraged that future new-hire related awards also include rigorous performance criteria clearly tied to PayPal’s go-forward strategy and have a reasonably long-term structure

Incentive Program Metrics

•   Interested in more emphasis on profitability-linked metrics

•   Encouraged including a relative TSR metric and/or return on capital metric in the long-term incentive program

•   Emphasized the importance of including stock-based compensation expense in non-GAAP metrics underlying the compensation program

Disclosure	• Encouraged PayPal to continue providing thorough and transparent disclosure, especially with regard to individual performance evaluations that impact compensation

Use of Equity for Compensation

•   Understood the reasoning for PayPal’s broad-based equity incentive program and its position in PayPal’s culture and talent retention and acquisition strategies

•   Acknowledged the impact of a decline in share price on the number of shares needed to deliver market-competitive dollar values; nevertheless, encouraged thoughtful go-forward management of the burn rate

For more information on our engagement efforts and additional feedback received through these conversations, see “Corporate Governance – Stockholder Engagement” on page 32 of this proxy statement.

• 2024 Proxy Statement	57

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2024 Compensation Program Changes Informed by Investor Feedback

Informed by investor feedback, in January 2024, our Compensation Committee made the following enhancements to our incentive programs to strengthen pay for performance alignment, increase the focus on profitable growth, reduce burn rate and address historical challenges experienced in connection with setting long-term performance goals.

Enhancements to 2024 PayPal Annual Incentive Plan

Enhancement	Rationale

Redesign the plan to fund the bonus pool based on company performance and determine employee payouts based on individual performance	Company-wide bonus pool and resulting employee bonus starting point to be based on company performance, strengthening pay and performance alignment; individual performance modifier will provide for better upwards or downwards differentiation when specifically warranted

Update metrics to Non-GAAP Operating Income and Transaction Margin Dollars (from Revenue and Non-GAAP Operating Margin)

Will more closely align performance goals to current Company strategy, including additional focus on driving profitable growth

Additionally, stock-based compensation expense will be included in non-GAAP financial metric reporting, including non-GAAP Operating Income, beginning in 2024

Move to 100% cash compensation for short- term incentive program	Will align actual payout with intended value to be delivered and reduce burn rate

Enhancements to 2024-2026 PBRSUS under Long-Term Incentive Program

Enhancement	Rationale

Move to relative total shareholder return (rTSR) metric, measured as compared to The S&P 500 (from FX-Neutral Revenue CAGR and Free Cash Flow CAGR), with the target for rTSR vs. the S&P 500 set at the 55th percentile

More closely aligns PBRSU payouts with long-term shareholder value while effectively motivating leaders to holistically execute during this transitional period while our strategy continues to evolve

Three-year performance period using three discrete measurement periods of 12, 24, and 36 months in calculating payout; no vesting prior to end of the full three-year vesting period. If absolute TSR achievement is negative for the 36-month period, the maximum shares an executive could earn would be capped at 100% of the target number of shares

Will minimize the potential impact of short-term share price volatility, while maximizing retention value over the entire vesting period; designed to enhance the program’s durability and provide a holistic measure of long-term value creation during PayPal’s strategic pivot

58	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Key Compensation Policies and Practices

We maintain the following policies and practices that we believe demonstrate our commitment to strong corporate governance and executive compensation best practices.

What We Do
Our AIP is entirely performance-based, and our NEOs are not guaranteed any minimum levels of payment under that plan.

Pay for Performance	More than 50% of our NEOs’ Target Total Direct Compensation is performance-based and tied to pre-established performance goals aligned with our short-term and long-term objectives.

Rigorous performance goals	We use objective performance-based Company goals that are designed to be rigorous in our incentive plans.

Corporate sustainability and impact (“CSI”) considerations	We incorporate CSI considerations, such as risk and compliance and Belonging, into our executive compensation program.

Independent compensation consultant	The Compensation Committee engages its own independent compensation consultant to advise on executive and director compensation matters.

Annual compensation peer group review	The Compensation Committee annually reviews the composition of our compensation peer group to evaluate whether the peer group remains appropriate in light of our size and industry.

Annual say-on-pay vote	We conduct an annual advisory say-on-pay vote on our NEO compensation.

Stockholder engagement	We are committed to ongoing engagement with our stockholders – including on executive compensation, corporate governance and CSI matters – through teleconferences, in-person meetings and correspondence.

Annual compensation risk assessment	We conduct an annual compensation risk assessment to evaluate whether our executive compensation program presents any risks that are reasonably likely to have a material adverse effect on PayPal.

Clawback policies	In 2023, we adopted a mandatory recovery policy to comply with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement. In addition, the Compensation Committee can require forfeiture or reimbursement of incentive compensation paid or awarded to our NEOs in certain other circumstances under our other clawback policy.

Robust stock ownership guidelines	Our stock ownership guidelines require significant sustained ownership of PayPal common stock to align the long-term interests of our NEOs and non-employee directors with those of our stockholders and promote our commitment to sound corporate governance.

Prohibition of hedging and pledging transactions	Our insider trading policy, which applies to all Board members, executive officers and employees, prohibits the use of hedging and monetization transaction relating to our securities and the use of PayPal derivative securities as collateral in a margin account or for any loan or extension of credit. Board members and executive officers are prohibited, and all other employees are strongly discouraged, from pledging any PayPal securities as collateral for loans.

Performance-based bonuses	Our AIP is entirely performance-based, and our NEOs are not guaranteed any minimum levels of payment under that plan.

What We Don’t Do

No excise tax gross-ups on “change in control” payments	We do not provide our NEOs with any excise tax gross-ups or other payment or reimbursement of excise taxes on severance in connection with a change in control of PayPal.

No “single-trigger” CIC payments or acceleration of equity awards	We do not make “single-trigger” change-in-control payments or maintain any plans that require single-trigger change-in-control acceleration of equity awards to our NEOs upon a change in control of PayPal.

No tax gross-ups on perquisites

We do not provide our NEOs with tax gross-ups on perquisites, other than in limited circumstances related to relocation and international business travel that are at our direction and deemed to benefit our business operations.

No discounting of stock options or repricing of underwater options	Our equity compensation plan expressly prohibits the discounting of the exercise price of stock options and the repricing of underwater stock options without stockholder approval.

• 2024 Proxy Statement	59

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Framework and Decisions

2023 Compensation Framework and Decisions

Executive Compensation Program Design

Our key guiding principle for executive compensation is to closely align the compensation of our executives with the creation of long-term value for our stockholders. We do so by tying a significant portion of our executives’ Target Total Direct Compensation opportunity (composed of each NEO’s base salary, AIP target and LTI target) to PayPal’s performance.

In designing our executive compensation program, the Compensation Committee prioritizes four goals:

Transparency, Simplicity and Clarity Enable executives to directly link between Company and individual performance and their pay, and enable stockholders to directly link between returns on their investment and pay outcomes to Company performance. Winning the War For Talent Recognize the unique space in which we compete and prioritize nimble and aggressive compensation strategies to attract and retain key talent. One for Maintain unified goals and objectives of the annual Team short- and long-term incentive programs the entire executive leadership team to drive aligned operational decisions and Company performance. Individual Performance Deliver compensation commensurate with results, both on the upside and downside, and hold leaders accountable for their performance, including with respect to risk and compliance and Belonging within their respective organizations. Transparency, Simplicity and Clarity Enable executives to directly link between Company and individual performance and their pay, and enable stockholders to directly link between returns on their investment and pay outcomes to Company performance. Winning the War For Talent Recognize the unique space in which we compete and prioritize nimble and aggressive compensation strategies to attract and retain key talent. One Team Maintain unified goals and objectives of the annual short- and long-term incentive programs for the entire executive leadership team to drive aligned operational decisions and Company performance. Individual Performance Deliver compensation commensurate with results, both on the upside and downside, and hold leaders accountable for their performance, including with respect to risk and compliance and Belonging within their respective organizations. Transparency, Simplicity and Clarity Enable executives to directly link between Company and individual performance and their pay, and enable stockholders to directly link between returns on their investment and pay outcomes to Company performance. Winning the War For Talent Recognize the unique space in which we compete and prioritize nimble and aggressive compensation strategies to attract and retain key talent. One Team Maintain unified goals and objectives of the annual short- and long-term incentive programs for the entire executive leadership team to drive aligned operational decisions and Company performance. Individual Performance Deliver compensation commensurate with results, both on the upside and downside, and hold leaders accountable for their performance, including with respect to risk and compliance and Belonging within their respective organizations.

When designing our executive compensation program, the Compensation Committee assessed competitive market data obtained from the public filings of our compensation peer group companies and general industry data for comparable technology and financial companies that are included in proprietary third-party compensation surveys. For more information, see “Our Structure for Setting Compensation.”

Base Salary

At the beginning of each year, the Compensation Committee reviews and approves each then-serving executive officer’s base salary for the year. In making its determinations, the Compensation Committee considered competitive market data and certain individual factors, including the executive’s individual performance, level of responsibility, breadth of knowledge and prior experience, while also considering internal pay equity. At the time of hire or promotion, the Compensation Committee approves the compensation of the newly appointed or promoted executive officer based on the competitive market data, prior experience, the compensation received at the executive officer’s prior employer (if publicly available or voluntarily disclosed) and the compensation received by the executive officer’s predecessor at PayPal. The following table shows the 2023 annualized base salary for each NEO.

NEO	Annual Base Salary in 2023 ($)[1]

Alex Chriss	1,250,000

Jamie Miller	750,000

Michelle Gill	750,000

John Kim	750,000

Daniel H. Schulman	1,250,000

Blake Jorgensen	750,000

Gabrielle Rabinovitch	750,000

Peggy Alford	750,000

Aaron Karczmer	750,000

[1]	The annual base salaries provided in this table reflect each NEO’s annualized rate of base salary during 2023.

60	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Framework and Decisions

How We Determine Incentive Compensation

When deciding the target amount and forms of incentive compensation for our NEOs, the Compensation Committee considers the size and complexity of the NEO’s position and business unit or function, as well as the following factors (which we refer to as the “Incentive Compensation Factors”):

•	leadership;

•	performance against financial, strategic and operational objectives and performance measures;

•	for newly hired NEOs, successfully onboarding and effectively integrating into PayPal;

•	defining and executing against strategy, roadmaps and budgets;

•	driving innovation for the business unit or function;

•	championing and advancing PayPal’s set of core values of inclusion, innovation, collaboration and wellness through its Leadership Principles;

•	compliance with corporate governance policies and practices, and appropriate management of risks; and

•

organizational development and human capital management, including hiring, development and retention for the business unit or function by supporting and enhancing our diversity, inclusion and equity initiatives (which we refer to collectively as “Belonging”).

PayPal Annual Incentive Plan

The AIP provided each of our NEOs with the opportunity to earn annual incentive compensation based on Company performance and individual performance. For the 2023 AIP, the Compensation Committee determined that our executives’ annual incentives should be primarily tied to our overall Company performance, with individual performance accounting for 25% of each executive’s annual incentive.

The majority of our NEOs’ AIP awards was in the form of PBRSUs, to be settled in shares of PayPal common stock based on Company achievement of the applicable performance criteria.

The following table sets forth the 2023 target annual incentive opportunity (the “Target Incentive Amount”) for each participating NEO, which is expressed as a percentage of the NEO’s base salary.

NEO[1]	AIP Target as Percentage of Base Salary

Alex Chriss[2]	200%

John Kim	125%

Daniel H. Schulman[3]	200%

Blake Jorgensen[3]	125%

Gabrielle Rabinovitch[3]	125%

Peggy Alford[3]	125%

Aaron Karczmer	125%

[1]

Mses. Miller and Gill were not eligible to participate in the 2023 AIP based on their respective start dates with PayPal. Under the AIP, an individual must be employed by PayPal before October 1, 2023, to be eligible to participate in the AIP for fiscal year 2023.

[2]	Mr. Chriss’ AIP Target was established at the time he joined PayPal, and he was eligible for a prorated 2023 AIP bonus based on his start date relative to the performance period.
[3]

Messrs. Schulman and Jorgenson and Mses. Rabinovitch and Alford ceased to be eligible for the 2023 AIP in accordance with its terms upon their termination of employment with PayPal. For information on the compensation these NEOs received in connection with their termination of employment, see the section below titled “Potential Payments Upon Termination or Change in Control Table – Executive Departure-Related Compensation.”

• 2024 Proxy Statement	61

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Framework and Decisions

75% of the Target Incentive Amount for each NEO was delivered in the form of PBRSUs with a one-year performance period, with the final payout determined based on Company performance for 2023.

NEO	Base Salary Used to Calculate PBRSU Target[1] ($)	PBRSU Target Incentive Amount ($)	PBRSU Target[2] (Shares)

Alex Chriss	328,767	493,151	8,225

John Kim	750,000	703,125	8,827

Daniel H. Schulman[3]	1,250,000	1,875,000	23,539

Blake Jorgensen[3]	750,000	703,125	8,827

Gabrielle Rabinovitch[3]	750,000	703,125	8,827

Peggy Alford[3]	750,000	703,125	8,827

Aaron Karczmer	750,000	703,125	8,827

[1]

In accordance with the terms of the 2023 AIP, each then-serving NEO’s base salary and AIP Target as of April 1, 2023 was used to calculate the Target Incentive Amount applicable to the PBRSUs granted pursuant to the AIP. For Mr. Chriss, his starting base salary was used to calculate his Target Incentive Amount applicable to the PBRSUs, which was prorated based on his start date relative to the performance period.

[2]

The target number of PBRSUs was determined by dividing (i) the Target Incentive Amount allocated to the Company performance portion by (ii) the average closing price of PayPal common stock for a period of 30 consecutive trading days prior to the grant date (the “Average Closing Price”). The PBRSUs under the 2023 AIP were granted on February 15, 2023 to each of the then-serving NEOs and on October 15, 2023 to Mr. Chriss.

[3]

Messrs. Schulman and Jorgensen and Mses. Rabinovitch and Alford ceased to be eligible for the 2023 AIP in accordance with its terms upon their termination of employment with PayPal. For information on the compensation these NEOs received in connection with their termination of employment, see the section below titled “Potential Payments Upon Termination or Change in Control Table – Executive Departure-Related Compensation.”

The remaining 25% of the Target Incentive Amount for each NEO was determined based on individual performance, to be delivered in cash, in each case as described below.

NEO	Base Salary Used to Calculate Cash Incentive Amount[1] ($)	Target Cash ($)

Alex Chriss[2]	328,767	164,384

John Kim	750,000	234,375

Daniel H. Schulman[3]	1,250,000	625,000

Blake Jorgensen[3]	750,000	234,375

Gabrielle Rabinovitch[3]	750,000	234,375

Peggy Alford[3]	750,000	234,375

Aaron Karczmer	750,000	234,375

[1]	In accordance with the terms of the AIP, each NEO’s base salary and AIP Target as of December 1, 2023 was used to calculate the Target Incentive Amount applicable to the cash portion of the AIP.
[2]	Mr. Chriss’ Target Cash was prorated based on his start date relative to the performance period.
[3]

Messrs. Schulman and Jorgensen and Mses. Rabinovitch and Alford ceased to be eligible for the 2023 AIP in accordance with its terms upon their termination of employment with PayPal. For information on the compensation these NEOs received in connection with their termination of employment, see the section below titled “Potential Payments Upon Termination or Change in Control Table – Executive Departure-Related Compensation.”

The actual amount of each participating NEO’s 2023 AIP award was determined by the following formula (and for Mr. Chriss, prorated based on his start date relative to the performance period, in accordance with the terms of the 2023 AIP applicable to employees hired during the performance period):

Base Salary Target Incentive % AIP PAYOUT Individual Performance 25% Weight 0-200% Payout Company Performance 75% Weight Revenue 0-200% Payout Non-GAAP Operating Margin 0-200% Payout

62	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Framework and Decisions

Company Performance Measures

When designing PayPal’s 2023 executive compensation program, the Compensation Committee evaluated a range of performance metrics for the purposes of PayPal’s incentive programs and considered input from management and its independent compensation consultant. The Compensation Committee determined that revenue and non-GAAP operating margin were the metrics best aligned to PayPal’s strategy entering 2023, and that achievement of goals associated with those measures would drive strong operational performance results and shareholder returns.

Measure	Weighting	Definition	Purpose

Revenue		Revenue, as reported in our Annual Report on Form 10-K.	The Compensation Committee believes that revenue is a key financial metric for the Company’s performance and driver of stockholder value creation.

Non-GAAP Operating Margin		“Non-GAAP Operating Margin,” as described in “Appendix A: Reconciliations of Non-GAAP Financial Measures” to this proxy statement.	The Compensation Committee believes that Non-GAAP Operating Margin is an important measure of our performance because it measures profitability, reflects the Company’s revenue growth and expense management discipline and is a key financial metric of core financial performance and business activities within our peer group. Non-GAAP Operating Margin is also a key financial metric that the Company uses internally to measure ongoing financial performance.

50%

The minimum threshold for either revenue or Non-GAAP Operating Margin needed to be met to trigger any payments under the Company performance component of the AIP. Revenue and Non-GAAP Operating Margin were weighted equally to determine the payout of the Company performance component of the AIP. The maximum possible payout for the Company performance portion of the AIP was 200%.

In January 2023, the Compensation Committee established threshold, target, and maximum performance goals for the revenue and Non-GAAP Operating Margin measures, based primarily on our approved budget and operating plan for the year and full year guidance provided to the investment community. The table below shows the performance goals for the AIP applicable to the NEOs and the actual performance achieved. The Compensation Committee believes that the goals established were rigorous and represented a high degree of operational performance. In addition, the 2023 targets for both revenue and Non-GAAP Operating Margin were set higher than the actual performance achieved in 2022.

Company Measure	Threshold (50% Payout)*	Target (100% Payout)*	Maximum (200% Payout)*	Actual Achieved	Actual Achieved (Percentage of Target Achieved)

Revenue (in $ billions)	$27.52	$28.42	$29.32	$29.77	200%

Non-GAAP Operating Margin	20.40%	22.40%	24.40%	22.43%	102%

	Company Performance Score of the AIP				151%

*	Linear interpolation applies to revenue and Non-GAAP Operating Margin for results between specific goals.

Individual Performance Measures

25% of the target incentive amount for our NEOs was based on an individual performance score ranging from 0% to 200% (the “Individual Performance Score”). At the beginning of 2023, the Compensation Committee discussed with Mr. Schulman the key factors for determining awards under the AIP, as well as our then-serving NEOs’ expected contributions to that performance and their respective individual business objectives. Mr. Schulman briefed Mr. Chriss on the key individual performance factors applicable to the NEOs for the 2023 AIP as part of the transition of his responsibilities to Mr. Chriss. In early 2024, the Compensation Committee assessed the then-serving NEOs’ individual performance during 2023 against their respective objectives for the year.

• 2024 Proxy Statement	63

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Framework and Decisions

The key accomplishments of the NEOs that were eligible for an AIP bonus are discussed below.

NEO[1]	Key Performance Against Objectives
Alex Chriss	• Successfully onboarded into CEO role • Recruited top talent to fill several key leadership positions
Aaron Karczmer	• Developed and led the end-to-end Servicing Transformation as a company-wide priority to enable the structural shift from being primarily transaction-focused to primarily customer-focused
John Kim

•   Oversaw product, design, and technology organizations, including planning, resource management, and operations

•   Oversaw end-to-end merchant and consumer product strategy, and continued development and optimization of supporting product capabilities across the consumer and merchant customer segments

•   Led the incubation of several new products including the launch of AI checkout, PayPal Complete Payments, Venmo Commerce and Cash Back rewards

[1]

Mses. Miller and Gill were not eligible for the 2023 AIP based on their start date with PayPal. Messrs. Schulman and Jorgensen and Mses. Rabinovitch and Alford ceased to be eligible for the 2023 AIP in accordance with its terms upon their termination of employment with PayPal. For information on the compensation these NEOs received in connection with their termination of employment, see the section below titled “Potential Payments Upon Termination or Change in Control Table – Executive Departure-Related Compensation.”

In determining the Individual Performance Score for each NEO, the Compensation Committee, with Mr. Chriss’ input, conducted a thorough review of each applicable NEO’s performance against their various business objectives, taking into account the relative importance of each objective to PayPal. Mr. Chriss then recommended to the Compensation Committee each NEO’s Individual Performance Score other than his own. The Compensation Committee made a final determination, in its sole discretion, as to the Individual Performance Score for each applicable NEO based on this review and Mr. Chriss’ recommendations. The Compensation Committee also reviewed Mr. Chriss’ performance and determined, in its sole discretion, the Individual Performance Score for Mr. Chriss.

The Compensation Committee also included in its consideration each applicable NEO’s individual performance ratings based on (1) each NEO’s demonstrated commitment to PayPal’s Belonging strategy and goals, pursuant to the independent observation and judgment of PayPal’s people function leadership team; and (2) the risk and compliance reviews by, and independent observation and judgment of, PayPal’s risk and compliance officers, as well as its own observations and assessments of the performance of each NEO. In 2023, we continued our multi-year process to incorporate Belonging into our executive compensation program, and assessed the actions taken by our leaders with the intent to drive measurable outcomes over time. For 2023, PayPal’s focus was driving purposeful actions to yield more inclusive and diverse outcomes and engagement with respect to our employee population. The Compensation Committee assessed each NEO’s participation in our Belonging program based on demonstrable and objective actions taken by the NEO. In addition, the Compensation Committee assessed whether our Belonging program was producing the intended outcomes. The Compensation Committee believes that PayPal’s executive compensation program should appropriately support PayPal’s multi-year, long-term Belonging strategy. The Compensation Committee intends to continue incorporating Belonging considerations in the executive compensation program, with an increased focus on measurable outcomes resulting from our NEOs’ active engagement.

Embedding Belonging in our Executive Compensation Program Our performance evaluation is based on each executive officer's commitment to building the foundation of a more inclusive and diverse culture as demonstrated through measurable actions across the employee lifecycle: Participation in training and learning journey for all employees Diverse pipeline hiring programs to broaden our candidate pool Sponsorship programs to coach, support, and enable advancements among employees broadly Focus on building broad and inclusive slates for critical role succession planning Business-specific actions to support retention and advancement

Based upon evaluation of each individual’s performance achievements as well as assessment of demonstrated commitment to PayPal’s Belonging strategy and risk and compliance reviews, the Compensation Committee determined that each individual achieved target performance for the year.

64	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Framework and Decisions

AIP Payments

The following table shows the AIP Payout for each participating NEO.1

NEO	Target PBRSUs (Shares)	x	Company Performance Score	=	2023 AIP PBRSU Payout (Shares)	+	Target Cash ($)	x	Individual Performance Score	=	2023 AIP Cash Payment ($)

Alex Chriss	8,225		151%		12,420		164,384		100%		164,384

John Kim	8,827		151%		13,329		234,375		100%		234,375

Aaron Karczmer	8,827		151%		13,329		234,375		100%		234,375

[1]

Mses. Miller and Gill were not eligible for the 2023 AIP based on their start date with PayPal. Messrs. Schulman and Jorgensen and Mses. Rabinovitch and Alford ceased to be eligible for the 2023 AIP in accordance with its terms upon their termination of employment with PayPal. For information on the compensation these NEOs received in connection with their termination of employment, see the section below titled “Potential Payments Upon Termination or Change in Control Table – Executive Departure-Related Compensation.”

Long-Term Incentive Compensation

Long-Term Incentive Award Target Values

In making its determination on the LTI target values for our NEOs for 2023, the Compensation Committee set equity award guidelines and target levels for individual awards by position based on the following:

•

equity compensation practices of technology companies in our compensation peer group, as disclosed in their public filings (see “Our Compensation Peer Group” below for our 2023 peer group) and in proprietary third-party compensation surveys;

•	individual performance and potential;

•	the Incentive Compensation Factors (see “How We Determine Incentive Compensation” above);

•	any changes to or expansion of scope of role and responsibilities; and

•	the need to retain qualified individuals in a highly competitive market for proven executive talent taking into account their prospective contributions to PayPal.

• 2024 Proxy Statement	65

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Framework and Decisions

The Compensation Committee determines each of our NEO’s target values based on information available at the beginning of the year (or, if later, at the time of appointment), including company and individual performance and potential and competitive market data. The 2023 LTI awards for our NEOs, other than for Mr. Schulman, as described below, (and excluding the awards described below in the section “Leadership Transition Awards”) were divided equally into (i) PBRSUs (assuming target performance) with a three-year performance period and (ii) service-based RSUs that vest over three years (with one-third of the RSUs vesting on the first anniversary of the grant date, and the remainder vesting ratably each subsequent quarter over the remaining vesting period). Based on the above guidelines, in January 2023, the Compensation Committee approved the target 2023 LTI awards for our then-serving NEOs, which are set forth in the following table. Mr. Chriss and Mses. Miller and Gill are not included in the below table as they joined PayPal during 2023; their new hire equity awards are described above in the section titled “Leadership Changes and Related Compensation.”

NEO	Target LTI Grant Value ($)[1]	Target PBRSUs Value ($) (Shares)[2]	Service- Based RSUs ($) (Shares)[2]	CEO Transition Performance- Based RSU Awards ($) (Shares)[2]

John Kim	$8,000,000	$4,000,000 (50,676 shares)	$4,000,000 (50,676 shares)

Daniel H. Schulman	$18,700,000	$6,000,000 (76,014 shares)	$6,000,000 (76,014 shares)	$6,700,000 (84,882 shares)

Blake Jorgensen	—	—	—

Gabrielle Rabinovitch	$7,500,000	$3,750,000 (47,509 shares)	$3,750,000 (47,509 shares)

Peggy Alford	$7,500,000	$3,750,000 (47,509 shares)	$3,750,000 (47,509 shares)

Aaron Karczmer	$7,500,000	$3,750,000 (47,509 shares)	$3,750,000 (47,509 shares)

[1]	Reflects the Target LTI Grant Value for awards granted to NEOs listed in the table in 2023. This table excludes the awards described below in the section “Leadership Transition Awards.”
[2]

The target number of PBRSUs and number of service-based RSUs granted was determined by dividing the total grant value of the award by the Average Closing Price. The PBRSUs, service-based RSUs and CEO Transition Performance-Based RSU Awards listed in this table were granted on March 1, 2023 to the then-serving NEOs.

In determining Mr. Schulman’s long term incentive compensation target value and design, the Board considered the following:

Our performance against financial, strategic and operational objectives, and our stockholders’ experience	As a result of an assessment of our performance, our CEO’s LTI target value was reduced year-over-year, from $24M in 2022 to $18.7M in 2023, reflecting our pay-for-performance philosophy

The need to ensure an orderly CEO transition

We granted Mr. Schulman two CEO Transition Performance-Based RSU Awards of equal value that were designed to vest contingent on Mr. Schulman’s successful completion of two performance conditions related to the recruitment and onboarding of a new CEO. One award vested upon the new CEO’s start date and the other was scheduled to vest in June 2024, in anticipation of and conditioned upon Mr. Schulman completing the transitioning of his duties and stepping down from the Board of Directors in May 2024 at the end of his current term.

Ultimately, Mr. Schulman facilitated a smooth and effective transition, enabling Mr. Chriss to onboard more quickly than anticipated and allowing Mr. Schulman to complete the transition and depart from the Board in December 2023. The Compensation Committee determined that it would be appropriate to accelerate the vesting of the performance-based RSUs granted with respect to the second performance condition to match the timing of Mr. Schulman’s retirement from the Board, as Mr. Schulman’s performance of his transition responsibilities had been completed

The need to maintain Mr. Schulman’s alignment to long-term performance and ensure his focus on execution during the remainder of his tenure	Mr. Schulman’s 2023 LTI included PBRSUs with a three-year performance period from January 1, 2023 through December 31, 2025, with metrics described below, and RSUs that would vest one-third each on the first, second and third anniversary of the grant date, assuming his employment ultimately terminated due to a Qualifying Retirement

66	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Framework and Decisions

Performance-Based Restricted Stock Units (PBRSUs)

In January 2023, the Compensation Committee approved the following structure for the multi-year PBRSUs granted in 2023 (the “2023-2025 PBRSUs”).

•	Three-year performance period from January 1, 2023 through December 31, 2025, to emphasize the importance of long-term, sustained strategic growth.

•

Awards to be settled in shares of PayPal common stock, subject to the Compensation Committee’s approval of the level of achievement against the pre-established goals for two performance measures: “FX-Neutral” Revenue compound annual growth rate (“CAGR”) and Free Cash Flow CAGR.

Performance Measures and Rationales

The Compensation Committee believes that measuring CAGR over the three-year performance period is an appropriate performance measure as it is aligned with our long-term goal of growing revenue and free cash flow.

The following table describes the two performance measures for the 2023-2025 PBRSUs and the Compensation Committee’s rationale for their selection.

Measure	Weighting	Definition	Purpose

FX-Neutral Revenue CAGR		Revenue calculated on a fixed foreign exchange basis (referred to as “FX- Neutral”).	The Compensation Committee believes that the FX-Neutral Revenue measure makes our executive officers accountable for driving profitable growth while making appropriate tradeoffs between investments that increase future revenue growth and operating expense.

Free Cash Flow CAGR		“Free Cash Flow” as described in “Appendix A: Reconciliation of Non-GAAP Financial Measures” to this proxy statement.	The Compensation Committee believes that the Free Cash Flow measure reinforces the importance of PayPal’s cash generation capability so we can finance continued growth and investment requirements and remain well-positioned to take advantage of inorganic growth opportunities.

50%

PBRSU Mechanics and Targets

Each year, in establishing performance goals for the new three-year performance period, the Compensation Committee considers a number of key factors, including PayPal’s:

•	medium-term business plan;

•	strategic direction and initiatives;

•	historical performance and goals set for prior performance periods; and

•	potential extraordinary events that could have a disproportionate impact on the alignment of performance and compensation.

The targets set by the Compensation Committee are intended to be rigorous and consistent with the medium-term outlook provided to the investment community and our medium-term business plan. The specific goals for the 2023-2025 PBRSUs are intended to be challenging but attainable to provide appropriate incentives for our executive officers to continue to grow our business. The Compensation Committee believes that achievement of maximum performance against the target levels would require sustained exceptional performance over the performance period.

The two LTI performance measures are independent. If either threshold goal is met, awards will be earned with respect to that performance measure consistent with the weighting shown in the table above. If the performance threshold for a measure is not met, there will be no payment attributable to that performance measure. If neither performance threshold is met, no shares of PayPal common stock subject to the 2023-2025 PBRSUs will be awarded.

We do not disclose the specific performance goals for the 2023-2025 PBRSUs in this proxy statement for competitive reasons. For each measure, performance at the threshold level will result in a payout of 50% of target, performance at the target level will result in a payout of 100% of target and performance at the maximum level will result in a payout of 200% of target. Linear interpolation is applied to performance between threshold, target and maximum levels. The performance targets and achievement levels for the 2021-2023 PBRSUs are shown below to provide insight into the rigor of the targets the Compensation Committee sets.

• 2024 Proxy Statement	67

COMPENSATION DISCUSSION AND ANALYSIS

2023 Compensation Framework and Decisions

Settlement of Previously Awarded 2021-2023 PBRSUs

The Compensation Committee set the targets for the 2021-2023 PBRSUs at the beginning of the performance period. The percentage of target achieved for the 2021-2023 PBRSUs was 0%.

The following chart shows the minimum, target and maximum vesting levels for FX-Neutral Revenue CAGR and Free Cash Flow CAGR for the 2021-2023 PBRSUs, the actual results for each measure, and the corresponding percentage of target achieved.

PayPal Performance

Measure 0.0% 0.0% Threshold (50% Payout) Target (100% Payout) Actual Achieved (Percentage of Target Achieved) Maximum (200% Payout) Aggregate Percent of Target Achieved 0.0% FX-Neutral Revenue CAGR Free Cash Flow CAGR 15.5% 13.0% 17.5% 15.0% 18.5% 16.0%

Accordingly, each of the NEOs did not earn any shares with respect to the 2021-2023 PBRSUs.

Restricted Stock Units (RSUs)

Our 2023 LTI awards also included service-based RSUs with a three-year vesting schedule. These RSU awards vest one-third on the first anniversary of the grant date, with the remainder vesting ratably each following quarter over the remaining vesting period, subject to the continued employment of the NEO. Service-based RSUs have value regardless of whether our stock price increases or decreases, and are designed to help secure and retain our executive officers and provide an appropriate incentive for them to remain with us during the vesting period.

Leadership Transition Awards

On April 15, 2023, Ms. Alford, Ms. Rabinovitch, Mr. Karczmer and Mr. Kim were granted service-based RSUs with a two-year vesting schedule, which vest in full on the second anniversary of their grant date, subject to the continued employment of the NEO with PayPal (the “Leadership Transition RSUs”).

The number of shares subject to the Leadership Transition RSUs was determined by dividing (x) the Leadership Transition RSU Value set forth in the following table by (y) the average closing PayPal share price as reported on the NASDAQ Global Select Market for the period of 30 consecutive trading days ending on (and including) the last trading day prior to April 15, 2023 (the grant date), and rounding up to the nearest whole share.

The Leadership Transition RSU Value of each NEO’s award was determined by the Compensation Committee to provide retention incentives to the recipients to remain employed with PayPal in the face of significant perceived continuing employment uncertainty driven by our planned CEO transition. In light of that transition, the Compensation Committee believed near-term stability within these NEOs’ roles until a new CEO was identified was particularly critical to minimizing disruption to our business and, ultimately, facilitating a more effective and efficient transition.

NEO	Leadership Transition RSU Value ($)

John Kim	1,000,000

Gabrielle Rabinovitch	2,000,000

Peggy Alford	2,500,000

Aaron Karczmer	3,000,000

68	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Elements

Other Compensation Elements

Deferred Compensation

The DCP, our non-qualified deferred compensation plan, provides our U.S.-based executive officers the opportunity to defer compensation in excess of the amounts that are legally permitted to be deferred under our tax-qualified 401(k) savings plan (the “401(k) Plan”). Each of the 401(k) Plan and the DCP allows participants to set aside tax-deferred amounts. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that enhances our ability to attract and retain talented executives while building plan participants’ long-term commitment to PayPal. The investment return on the deferred amounts is linked to the performance of a range of market-based investment choices.

Other Benefits

We provide certain executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall executive compensation program and philosophy and that will help us attract and retain these executive officers, as set forth below. The Compensation Committee periodically reviews the levels of these benefits provided to our executive officers.

CEO Security Program

We maintain a comprehensive security policy, and we may determine that in certain circumstances, certain executive officers should be required to have personal security protection. We require these executives to accept such personal security protection because we believe it is in the best interests of PayPal and our stockholders that our executives and their family members not be vulnerable to security threats.

Because PayPal is a highly visible company, the Compensation Committee authorized a CEO security program to address safety concerns, which include specific threats to our CEO’s safety arising directly as a result of his position as our President and CEO. In connection with this program, we paid to procure, install and maintain personal residential security measures and for the costs of security personnel during personal travel for Mr. Chriss (and previously, Mr. Schulman). In addition, the Compensation Committee has approved Mr. Chriss’ (and previously, Mr. Schulman’s) use of our corporate aircraft for personal travel in connection with his overall security program.

We believe the costs of this overall security program are reasonable, appropriate and benefit PayPal. Although we do not consider the CEO overall security program to be a perquisite for the benefit of either Mr. Chriss or Mr. Schulman for the reasons described above, the costs related to personal security measures for them at their residence and during personal travel, as well as the costs of our corporate aircraft for personal travel, are reported in the “All Other Compensation” column in the 2023 Summary Compensation Table below.

Our Structure for Setting Compensation

Roles and Responsibilities

Compensation Committee

Our executive compensation program is designed and administered under the direction and control of the Compensation Committee, which is made up solely of independent directors. The Compensation Committee reviews and approves our overall executive compensation program, policies and practices and sets the compensation of our executive officers, including our NEOs.

Compensation Consultant

The Compensation Committee’s independent compensation consultant provides advice and resources to help the Compensation Committee assess the effectiveness of our executive compensation strategy and program. The compensation consultant reports directly to the Compensation Committee, and the Compensation Committee has the sole power to terminate or replace the consultant at any time. Compensia has served as the Compensation Committee’s compensation consultant since 2016.

The Compensation Committee directed Compensia to help members of management obtain the information necessary for management to formulate recommendations to the Compensation Committee, which are evaluated by Compensia. A representative of Compensia also attends Compensation Committee meetings, in executive session with no members of management present, and meets with the Chair and members of the Compensation Committee outside of regular meetings.

• 2024 Proxy Statement	69

COMPENSATION DISCUSSION AND ANALYSIS

Our Structure for Setting Compensation

As part of its engagement in 2023, Compensia provided an environmental scan of executive compensation, evaluated our compensation peer group composition, evaluated executive cash and equity compensation levels at our compensation peer group companies, reviewed proposed compensation adjustments and changes to existing arrangements, advised on the framework for our annual and long-term incentive awards, assessed executive perquisites relative to peer and broader market practices and reviewed proposed compensation arrangements for new executives, as well as the compensation of our non-employee directors. Compensia did not provide any other services to us in 2023.

Recognizing the importance of objective advice, the Compensation Committee closely examines the procedures and safeguards of its compensation consultant to ensure that its services are objective. The Compensation Committee has assessed the independence of Compensia pursuant to the applicable Nasdaq listing standards and SEC rules and concluded that Compensia’s work for the Compensation Committee does not raise any conflict of interest.

CEO and the People Function

The Compensation Committee works with members of our management team, including Mr. Chriss and Ms. Cruz, our EVP, Chief People Officer, to formulate the specific plan and award designs, including performance measures and performance target levels, necessary to align our executive compensation program with our business objectives and strategies.

Mr. Chriss reviews with the Compensation Committee his performance evaluations of each of our other NEOs together with his recommendations regarding base salary adjustments, annual incentive awards and long-term incentives to allow the Compensation Committee to consider our financial and operational results as well as individual performance in its compensation decisions. The Compensation Committee makes all final decisions regarding the compensation of all our NEOs.

While certain members of management attended the meetings of the Compensation Committee in 2023 by invitation, they did not attend executive sessions of the meetings or portions of Compensation Committee meetings during which their individual compensation was discussed or approved.

Our Compensation Peer Group

Our compensation peer group is made up of technology companies and financial companies. This mix is intended to provide the Compensation Committee with insight into the differences across these two business sectors in which we generally compete for executive talent.

In deciding whether a company should be included in our compensation peer group, the Compensation Committee generally considers the following screening criteria:

•	revenue;

•	market capitalization;

•	historical growth rates;

•	primary line of business;

•	whether the company has a recognizable and well-regarded brand; and

•	whether we compete with the company for executive talent.

Each member of the compensation peer group was chosen based on one or more of the factors listed above, but not all factors were relevant for every peer company. While some of the compensation peer group members may be significantly larger than PayPal in terms of revenue or market capitalization, the Compensation Committee has determined that such companies should be included in the peer group primarily because we compete with them for talent.

Our compensation peer group for 2023 was composed of 10 technology companies and nine financial companies with which we generally compete for talent. Applying the criteria described above and in order to improve the comparability of our compensation peer group, in consultation with Compensia, the Compensation Committee removed Alphabet Inc., Amazon.com, Inc. and Meta Platforms, Inc. from our compensation peer group and added Capital One Financial Corporation, Shopify Inc. and Uber Technologies, Inc.

70	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Our Structure for Setting Compensation

Peer Group Companies

Technology Companies Financial Companies Adobe Inc. Apple Inc. Block, Inc. Intuit Inc. Netflix, Inc. Oracle Corporation Salesforce, Inc. ServiceNow, Inc. Shopify Inc. Uber Technologies, Inc. American Express Company Capital One Financial Corporation Discover Financial Services Fidelity National Information Services, Inc. Fiserv Inc. Global Payments Inc. JP Morgan Chase & Co. Mastercard Incorporated Visa Inc.

In assessing our executive compensation program for 2023 and going forward, the Compensation Committee considered the compensation programs of our compensation peer group as well as our goals of rewarding performance and retaining core top talent. We also compare our performance against the performance of companies in our compensation peer group that we believe have relatively comparable business models. Our executive compensation program is generally designed to roughly parallel the programs of members of our compensation peer group because our employees have historically been recruited by these competitors.

Other Compensation Practices and Policies

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines designed to closely align the interests of our senior leadership team (including our executive officers) with the long-term interests of our stockholders. Under these guidelines, our executive officers are required to achieve ownership of our common stock valued at the following multiple of their annual base salary, as applicable:

•	CEO: six times base salary

•	Executive Vice Presidents: three times base salary

•	Senior Vice Presidents who are members of the senior leadership team: two times base salary

Each executive officer is expected to meet the applicable guideline level within five years of becoming subject to these requirements and to continuously own sufficient shares to meet the guideline level for as long as they remain an executive officer.

Executive officers who have not yet satisfied their applicable guideline level are required to retain 25% of the net shares of our common stock that they receive as the result of the exercise, vesting or payment of any equity awards granted to them.

Shares that count towards satisfaction of the stock ownership guidelines include the following:

•	shares owned outright by the executive officer or their immediate family members residing in the same household;

•	shares held in trusts, limited liability companies or similar entities for the benefit of the executive officer or, in each case, their immediate family members; and

•	deferred shares, vested deferred stock units (“DSUs”), deferred RSUs or deferred PBRSUs that may only be settled in shares of our common stock.

• 2024 Proxy Statement	71

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Practices and Policies

Unearned RSU and PBRSU awards do not count toward ownership under the stock ownership guidelines.

Our stock ownership guidelines are available on the Governance section of our Investor Relations website at https://investor.pypl.com/governance/governance-overview/default.aspx.

Hedging and Pledging Policy

Our insider trading policy prohibits all directors, executive officers and employees from entering (directly or indirectly) into any hedging or monetization transactions relating to our securities, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or any other transaction that hedges or offsets, or is designed to hedge or offset, any decrease in the market value of PayPal securities owned directly or indirectly by such person. Additionally, directors, executive officers and employees are prohibited from using PayPal derivative securities as collateral in a margin account or for any loan or extension of credit, or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale (including a short sale “against the box”), collar, or other derivative security. Our insider trading policy also prohibits all directors and executive officers from pledging our common stock as collateral for loans. Other employees are strongly discouraged from pledging PayPal securities as collateral for loans.

Clawback Policy and Mandatory Recovery Policy

We have a clawback policy that applies to incentive compensation (including cash and time-based and performance-based equity awards) paid or awarded to any NEO or other officer in a vice president or more senior position (“covered employees”). The occurrence of any of the following events will trigger the clawback policy:

•	a covered employee materially violates our Code of Conduct;

•	a covered employee causes material financial or reputational harm to PayPal; or

•

a material restatement of all or a portion of our financial statements due to a supervisory or other failure by a covered employee in a senior vice president (or more senior) position or any covered employee who is a vice president in PayPal’s finance function.

The clawback policy provides that the Compensation Committee will determine in its discretion whether any of the above triggering events has occurred, and if so, whether to require the full or partial forfeiture and/or repayment of any incentive compensation covered by the policy based on the facts and circumstances. The forfeiture and/or repayment may include the following:

•	any incentive compensation that is greater than the amount that would have been paid to the covered employee had the triggering event been known;

•	any outstanding or unpaid incentive compensation, whether vested or unvested, that was awarded to the covered employee; and/or

•

any incentive compensation that was paid to or received by the covered employee (including gains realized through the exercise of stock options) during the 12-month period preceding the date on which we had actual knowledge of the triggering event or the full impact of the triggering event was known (or such longer period of time as may be required by any applicable statute or government regulation).

In addition, in 2023, we adopted a mandatory recovery policy applicable to our current and former Section 16 officers to comply with Exchange Act Rule 10D-1 and the Nasdaq listing standards regarding recovery of erroneously awarded compensation in the event of an accounting restatement.

PayPal continues to monitor its clawback policy and mandatory recovery policy to ensure that they are consistent with applicable laws and best corporate governance practices.

72	• 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Compensation Practices and Policies

Severance and Change in Control Provisions

Executive Severance Plan

PayPal maintains the Executive Severance Plan, which replaced and superseded all prior plans and agreements providing for severance payments and benefits, including those in prior individual agreements and severance plans. Under the Executive Severance Plan, each actively employed NEO is eligible to receive payments and benefits in the event of certain terminations of employment, including an involuntary termination of employment by PayPal without cause or by the executive for good reason. The Executive Severance Plan includes the ELTIP adopted by the Compensation Committee effective July 1, 2021, which provides additional severance benefits to NEOs, including equity vesting provisions and continued health benefits upon a qualifying retirement, job elimination, death or disability.

No payments or benefits are provided under the Executive Severance Plan if there is a change in control of PayPal without an accompanying qualifying termination of employment (i.e., we do not provide any “single-trigger” change in control payments). We also do not provide any of our NEOs with any excise tax “gross-ups” or other payment or reimbursement of excise taxes on severance or other payments in connection with a change in control of PayPal.

The Compensation Committee believes that the Executive Severance Plan is essential to fulfill PayPal’s objective of recruiting, developing and retaining key, high-quality management talent in a competitive market because these arrangements provide reasonable protection to executives in the event they are not retained under specific circumstances. The Executive Severance Plan is also intended to facilitate changes to the leadership team by setting terms for the termination of the employment of an NEO in advance, which allows for a smoother transition of responsibilities when it is deemed to be in PayPal’s best interest. The change in control provisions in the Executive Severance Plan are intended to allow our executives to focus their attention on our business operations despite the potentially disruptive impact of a proposed change-in-control transaction, to assess takeover bids objectively without regard to the potential impact on their individual job security and to allow for a seamless transition in the event of a change in control of PayPal. These considerations are especially important in light of the executives’ key leadership roles.

See “Potential Payments Upon Termination or Change in Control” below for a description of these arrangements and the estimated payments and benefits payable under the Executive Severance Plan as of December 31, 2023.

As noted above under the heading “Leadership Changes and Related Compensation” and below under the heading “Potential Payments Upon Termination or Change in Control Table—Executive Departure-Related Compensation”, each of Messrs. Schulman and Jorgensen and Mses. Rabinovitch and Alford terminated employment with PayPal before the Record Date and Mr. Karczmer’s employment with PayPal will terminate prior to the date of the 2024 Annual Meeting. Their severance entitlements are generally aligned with the Executive Severance Plan, with the exception of Ms. Rabinovitch’s and Mr. Schulman’s transition arrangements. Please refer to such sections for details on the severance that each of the NEOs who departed prior to the Record Date received and that Mr. Karczmer will receive and the circumstances of their separations.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (as amended, “Section 162(m)”) generally limits tax deductibility of compensation paid by a public company to its chief executive officer, chief financial officer and certain other current and former executive officers in any year to $1 million in the year compensation becomes taxable to the executive officer. The Compensation Committee will award non-deductible compensation where it believes doing so is in our and our stockholders’ best interests, regardless of its deductibility.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments, including stock options, RSUs, PBRSUs, shares of common stock and other forms of equity compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on its review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into PayPal’s 2023 Annual Report on Form 10-K.

The Compensation Committee of the Board

David W. Dorman (Chair)

Jonathan Christodoro

Gail J. McGovern

• 2024 Proxy Statement	73

COMPENSATION TABLES

2023 Summary Compensation Table

Compensation Tables

2023 Summary Compensation Table

The following table summarizes the total compensation paid to and received and earned by each of our NEOs for the fiscal year ended December 31, 2023 and, to the extent required under SEC rules, the fiscal years ended December 31, 2022 and December 31, 2021.

Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)		Stock Awards ($)(e)		Option Awards ($)(f)	Non-Equity Incentive Plan Compensation ($)(g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(h)	All Other Compensation ($)(i)	Total ($)

Alex Chriss President & Chief Executive Officer	2023	302,885	—		41,137,646		—	164,384	—	311,840	41,916,755

Jamie Miller EVP, Chief Financial Officer	2023	100,962	3,000,000	[1]	8,825,116		—	—	—	3,462	11,929,539

Michelle Gill EVP, General Manager - Small Business & Financial Services Group	2023	80,769	1,000,000	[1]	8,825,116		—	—	—	923	9,906,808

John Kim EVP, Chief Product Officer	2023	750,000	1,000,000	[2]	12,034,764		—	234,375	—	13,200	14,032,339

Daniel H. Schulman Former President & Chief Executive Officer	2023	947,115	—		20,020,698	[3]	—	—	—	1,171,141	22,138,954
	2022	1,250,000	—		20,182,730		—	312,500	—	212,692	21,957,922
	2021	1,122,115	—		29,920,381		—	625,000	—	402,857	32,070,353

Blake Jorgensen Former Chief Financial Officer	2023	548,077	2,000,000	[2]	702,107	[4]	—	—	—	2,700,700	5,950,884
	2022	302,885	4,000,000		10,336,008		—	73,684	—	—	14,712,576

Gabrielle Rabinovitch Former Acting Chief Financial Officer	2023	750,000	—		10,949,045		—	—	—	234,375	11,933,420
	2022	534,231	1,035,000		6,233,422		—	210,938	—	—	8,013,590

Peggy Alford Former EVP, Global Sales	2023	750,000	—		10,288,003		—	—	—	247,575	11,285,578
	2022	736,731	—		8,353,168		—	199,219	—	12,200	9,301,318
	2021	674,423	250,000		9,377,300		—	325,000	—	11,600	10,638,323

Aaron Karczmer Former EVP, Chief Enterprise Services Officer	2023	750,000	—		10,801,825		—	234,375	—	13,200	11,799,400
	2022	736,731	—		8,353,168		—	187,500	—	12,200	9,289,599
	2021	674,423	—		9,377,300		—	325,000	—	11,600	10,388,323

[1]

This amount represents the portion of the Cash Sign-On Bonus offered to Mses. Miller and Gill (as applicable) that was paid in 2023. See the section titled “Offer Letter Compensation for New NEOs” in the CD&A for more information.

[2]	This amount represents the final portion of a Cash Sign-On Bonus offered to Messrs. Kim and Jorgensen (as applicable) in connection with the commencement of their employment with PayPal.
[3]

This amount represents the grant date value of equity awards granted to Mr. Schulman in 2023, as well as the incremental fair value, calculated in accordance with SEC disclosure rules, associated with modification to his 2023 AIP PBRSU award equal to $670,713, which was modified to be eligible for continued vesting in accordance with the Schulman Retirement Agreement. The modification value does not represent any newly granted awards. See the section titled “Executive Departure-Related Compensation” for more information.

[4]

This amount represents the grant date value of equity awards granted to Mr. Jorgensen in 2023, as well as the incremental fair value, calculated in accordance with SEC disclosure rules, associated with the modification to his 2023 AIP PBRSU award equal to $14,395, which was modified in accordance with the Jorgensen Separation Agreement. The modification value does not represent any newly granted awards. See “Executive Departure-Related Compensation” for additional details.

74	• 2024 Proxy Statement

COMPENSATION TABLES

2023 Summary Compensation Table

Stock Awards – Column (e)

Amounts shown represent the grant date fair value of RSUs and PBRSUs (including PBRSUs under the AIP) granted to each of our NEOs as computed in accordance with FASB ASC Topic 718. The grant date fair value of RSUs is determined using the fair value of the underlying common stock on the grant date.

The assumptions used by PayPal in calculating the grant date fair value of the stock awards are incorporated herein by reference to Note 15 to the consolidated financial statements contained in PayPal’s 2023 Annual Report on Form 10-K. The estimated fair value of PBRSUs is calculated based on the probable outcome of the performance measures for the applicable performance period as of the grant date of the award for accounting purposes.

Assuming the highest level of performance is achieved under the applicable performance measures for the 2023 AIP PBRSUs and the 2023-2025 PBRSUs, the maximum possible value of the awards using the fair value of the underlying common stock on the date that the awards were granted for accounting purposes is presented below:

Name	Maximum Value of 2023 AIP PBRSUs (as of Grant Date for Accounting Purposes) ($)	Maximum Value of 2023-2025 PBRSUs (as of Grant Date for Accounting Purposes) ($)

Alex Chriss	917,088	31,613,484

Jamie Miller	—	—

Michelle Gill	—	—

John Kim	1,375,423	13,157,010

Daniel H. Schulman	3,667,847	11,277,437

Blake Jorgensen	1,375,423	—

Gabrielle Rabinovitch	1,375,423	9,398,013

Peggy Alford	1,375,423	7,048,435

Aaron Karczmer	1,375,423	7,048,435

Non-Equity Incentive Plan Compensation – Column (g)

Amounts represent cash (non-equity) performance-based compensation earned under the individual performance portion of the AIP. The Company performance portion of the annual incentive payout was delivered in PBRSUs and is reflected in the “Stock Awards” column. See the section titled “PayPal Annual Incentive Plan” in the CD&A for a more detailed discussion.

• 2024 Proxy Statement	75

COMPENSATION TABLES

2023 Summary Compensation Table

All Other Compensation – Column (i)

The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent PayPal’s incremental cost of providing the perquisite or other benefit to our NEOs, net of any amounts reimbursed by our NEOs and are valued based on the amounts accrued for payment or paid to the service provider or NEO, or, in the case of perquisites or other benefits, the aggregate incremental cost to PayPal, as applicable. See the section titled “Other Benefits” in the CD&A for additional details on these benefits. Amounts include the following perquisites and other compensation provided to our NEOs in 2023.

Name	401(k) Match[1] ($)	Perquisites and Other Benefits ($)		Total ($)

Alex Chriss	9,615	302,225	[2]	311,840

Jamie Miller	3,462	—		3,462

Michelle Gill	923	—		923

John Kim	13,200	—		13,200

Daniel H. Schulman	13,200	1,157,941	[3]	1,171,141

Blake Jorgensen	13,200	2,687,500	[4]	2,700,700

Gabrielle Rabinovitch	—	234,375	[4]	234,375

Peggy Alford	13,200	234,375	[4]	247,575

Aaron Karczmer	13,200	—		13,200

[1]	Represents matching contributions under the PayPal 401(k) Savings Plan.
[2]	Represents costs related to Mr. Chriss’ overall security program, which consisted of $302,225 related to the procurement, installation and maintenance of personal security measures for Mr. Chriss.
[3]	This amount represents $215,056 in costs related to Mr. Schulman’s overall security program, which consisted of the following:

•	$107,083 related to the maintenance of personal security measures for Mr. Schulman.
•	$107,973 related to personal use of our corporate aircraft, calculated based on the aggregate incremental cost to PayPal.
This amount also represents $942,885 paid to Mr. Schulman in connection with his retirement from PayPal, which consisted of:
•

$302,885 of continued base salary for remainder of fiscal year 2023 following Mr. Schulman’s retirement as President and CEO effective September 26, 2023 (i.e., from September 27, 2023 through December 31, 2023).

•	$625,000, which was equivalent to Mr. Schulman’s individual performance component of the 2023 AIP at target.
•	$15,000 in reimbursed legal fees under the Schulman Retirement Agreement.
See the section titled “Chief Executive Officer Transition” in the CD&A for more information.
[4]

This amount represents the cash severance payments made to the NEO under their separation or transition agreement, as applicable, with PayPal. See the section titled “Chief Financial Officer Transition” in the CD&A and “Executive Departure-Related Compensation” below for more information.

76	• 2024 Proxy Statement

COMPENSATION TABLES

2023 Grants of Plan-Based Awards Table

2023 Grants of Plan-Based Awards Table

The following table sets forth information regarding grants of plan-based awards to each of our NEOs for the fiscal year ended December 31, 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units[4] (#)(j)	Grant Date Fair Value of Stock and Option Awards[5] ($)(m)
Name	Approval Date (b)	Grant Date (c)	Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)

Alex Chriss

2023 AIP – Cash			—	164,384	328,768	—	—	—	—	—

2023 AIP – PBRSUs	8/10/23	10/15/23	—	—	—	2,056	8,225	16,450	—	458,544

2023-2025 PBRSUs	8/10/23	10/15/23	—	—	—	70,882	283,529	567,058	—	15,806,742

RSUs	8/10/23	10/15/23	—	—	—	—	—	—	279,359	15,574,264

Supplemental New Hire Make Whole RSUs	8/10/23	10/15/23	—	—	—	—	—	—	166,782	9,298,097

Dan Schulman

2023 AIP – Cash[6]			—	625,000	1,250,000	—	—	—	—	—

2023 AIP – PBRSUs[6]	1/25/23	2/15/23	—	—	—	5,885	23,539	47,078	—	1,833,923	[12]

2023-2025 PBRSUs	2/28/23	3/1/23	—	—	—	19,004	76,014	152,028	—	5,638,719

RSUs	2/28/23	3/1/23	—	—	—	—	—	—	76,014	5,611,353

CEO Transition PBRSUs[7]	2/28/23	3/1/23	—	—	—	—	—	—	42,441	3,132,995

CEO Transition PBRSUs[8]	2/28/23	3/1/23	—	—	—	—	—	—	42,441	3,132,995

Jamie Miller

RSUs	10/23/23	12/15/23	—	—	—	—	—	—	109,136	6,685,671

RSUs – Supplemental New Hire	10/23/23	12/15/23	—	—	—	—	—	—	34,924	2,139,444

Gabrielle Rabinovitch

2023 AIP – Cash			—	234,375	468,750	—	—	—	—	—

2023 AIP – PBRSUs	1/25/23	2/15/23	—	—	—	2,207	8,827	17,654	—	687,712

2023-2025 PBRSUs	2/28/23	3/1/23	—	—	—	11,877	47,509	95,018	—	3,524,218

2023-2025 PBRSUs – Supplemental[9]	9/27/22	3/1/23	—	—	—	3,959	15,837	31,674	—	1,174,789

RSUs	2/28/23	3/1/23	—	—	—	—	—	—	47,509	3,507,114

RSUs – Leadership Transition Award	3/23/23	4/15/23	—	—	—	—	—	—	26,855	2,055,213

Blake Jorgensen[10]

2023 AIP – Cash			—	234,375	468,750	—	—	—	—	—

2023 AIP – PBRSUs	1/25/23	2/15/23	—	—	—	2,207	8,827	17,654	—	687,712	[12]

Peggy Alford

2023 AIP – Cash			—	234,375	468,750	—	—	—	—	—

2023 AIP – PBRSUs	1/25/23	2/15/23	—	—	—	2,207	8,827	17,654	—	687,712

2023-2025 PBRSUs	2/28/23	3/1/23	—	—	—	11,877	47,509	95,018	—	3,524,218

RSUs	2/28/23	3/1/23	—	—	—	—	—	—	47,509	3,507,114

RSUs – Leadership Transition Award	3/23/23	4/15/23	—	—	—	—	—	—	33,568	2,568,959

• 2024 Proxy Statement	77

COMPENSATION TABLES

2023 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock or Units[4] (#)(j)	Grant Date Fair Value of Stock and Option Awards[5] ($)(m)
Name	Approval Date (b)	Grant Date (c)	Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)

Michelle Gill

RSUs	10/23/23	12/15/23	—	—	—	—	—	—	109,136	6,685,671

RSUs – Supplemental New Hire	10/23/23	12/15/23	—	—	—	—	—	—	34,924	2,139,444

Aaron Karczmer

2023 AIP – Cash			—	234,375	468,750	—	—	—	—	—

2023 AIP – PBRSUs	1/25/23	2/15/23	—	—	—	2,207	8,827	17,654	—	687,712

2023-2025 PBRSUs	2/28/23	3/1/23	—	—	—	11,877	47,509	95,018	—	3,524,218

RSUs	2/28/23	3/1/23	—	—	—	—	—	—	47,509	3,507,114

RSUs – Leadership Transition Award	3/23/23	4/15/23	—	—	—	—	—	—	40,282	3,082,781

John Kim

2023 AIP – Cash			—	234,375	468,750	—	—	—	—	—

2023 AIP – PBRSUs	1/25/23	2/15/23	—	—	—	2,207	8,827	17,654	—	687,712

2023-2025 PBRSUs	2/28/23	3/1/23	—	—	—	12,669	50,676	101,352	—	3,740,902

2023-2025 -PBRSUs – New Hire[11]	8/29/22	3/1/23	—	—	—	9,502	38,007	76,014	—	2,819,359

RSUs	2/28/23	3/1/23	—	—	—	—	—	—	50,676	3,759,146

RSUs – Leadership Transition Award	3/23/23	4/15/23	—	—	—	—	—	—	13,428	1,027,645

[1]

The Compensation Committee approved the AIP design and performance measures with respect to the 2023 AIP PBRSUs granted to the NEOs on January 25, 2023. The 2023 Target Incentive Amounts for executives did not change as compared to the 2022 PayPal Annual Incentive Plan. The Compensation Committee ratified the Target Incentive Amounts for the NEOs on February 28, 2023.

[2]

The amounts shown represent potential non-equity incentive plan awards under the individual performance portion of the AIP. Maximum amounts represent 200% of the NEO’s target incentive amount under the AIP. Mr. Chriss’ target incentive amount was prorated based on the number of days during 2023 that he was employed by PayPal, in accordance with the terms of the AIP. For more information on the AIP, including actual payouts for the AIP, see the section titled “PayPal Annual Incentive Plan” in the CD&A.

[3]

The amounts shown in the “2023 AIP – PBRSUs” rows represent the AIP PBRSUs granted in 2023 under our 2015 Equity Incentive Award Plan (the “Equity Plan”) for the Company performance portion of the AIP. Amounts shown in the “Threshold” column represent 25% of the target number of shares, which represents the threshold performance of one of the two primary performance metrics. Awards are capped at the maximum of 200% of the target number of shares. For more information on the AIP, including actual payouts for the AIP, see the section titled “PayPal Annual Incentive Plan” in the CD&A.

The amounts shown in the “2023-2025 PBRSUs” rows represent the 2023-2025 PBRSUs granted in 2023 under the Equity Plan. Amounts shown in the “Threshold” column represent 25% of the target number of shares, which represents the threshold performance of one of the two performance metrics. Awards are capped at the maximum of 200% of the target number of shares. The 2023-2025 PBRSUs will be earned and vest based on performance over the 2023-2025 performance period. See the section titled “Long-Term Incentive Compensation” in the CD&A for more information.

[4]

The amounts shown in the “RSUs” and “RSUs – Supplemental New Hire” rows represent service-based RSUs granted in 2023 under the Equity Plan that vest over three years, with one-third vesting on the first anniversary of the grant date, and the remainder vesting ratably each following quarter over the remaining vesting period, subject to continued employment. See the section titled “Long-Term Incentive Compensation” in the CD&A for more information.

The amounts shown in the “Supplemental New Hire Make Whole RSUs” row for Mr. Chriss represent service-based RSUs granted in 2023 under the Equity Plan that vest over two years, with one-half vesting on each anniversary of the grant date.

The amounts shown in the “RSUs—Leadership Transition Award” rows represent service-based RSUs granted in 2023 under the Equity Plan that cliff vest after two years, with the full award vesting on the second anniversary of the grant date.

[5]

Represents the grant date fair value determined in accordance with FASB ASC Topic 718. The grant date fair value was calculated by multiplying the closing price of the underlying common stock on the date of grant (or, if there is no closing price on such date, the closing price on the immediately preceding day with a reported closing price) by the number of stock awards granted. For the 2023 AIP PBRSUs and the 2023-2025 PBRSUs, the grant date fair value assumes the probable outcome of the performance conditions applicable to the awards. See “Stock Awards – Column (e)” under the “2023 Summary Compensation Table” for more information. The assumptions used by PayPal in calculating the grant date fair value of the stock awards are incorporated herein by reference to Note 15 to the consolidated financial statements contained in the 2023 Annual Report on Form 10-K.

[6]

In accordance with the Schulman Retirement Agreement, Mr. Schulman was eligible to receive severance benefits based on his target AIP bonus opportunity for the individual performance portion of the AIP and actual performance for the Company performance portion.

[7]	The amounts shown in this “CEO Transition PBRSUs” row represent the CEO Transition Performance-Based RSU Award that vested on September 27, 2023, upon Mr. Chriss’ start date with PayPal.
[8]

The amounts shown in this “CEO Transition PBRSUs” row represent the CEO Transition Performance-Based RSU Award that vested on December 11, 2023, based on the Compensation Committee’s determination that Mr. Schulman had effectively completed his CEO-related transition responsibilities.

[9]	The amounts shown in this “2023-2025 PBRSUs – Supplemental” row represent the PBRSUs granted to Ms. Rabinovitch in connection with her appointment as acting CFO.
Ms. Rabinovitch forfeited all her 2023-2025 PBSRU awards (including the “2023-2025 PBRSUs” and “2023-2025 PBRSUs – Supplemental” awards) upon her separation with PayPal.
[10]

In accordance with the Jorgensen Separation Agreement, Mr. Jorgensen was eligible to receive severance benefits equal to a prorated portion of his AIP bonus (for both the individual and Company performance components), based on his full months of service during the AIP performance period.

[11]	The amounts shown in this “2023-2025—PBRSUs—New Hire” row represent a PBRSU award granted to Mr. Kim in connection with the commencement of his employment with PayPal.
[12]

These AIP PBRSUs were modified pursuant to the Schulman Separation Agreement and Jorgensen Separation Agreement (as applicable). The incremental fair value of the modifications, calculated in accordance with SEC disclosure rules, was equal to $670,713 for Mr. Schulman’s AIP PBRSUs and $14,395 for Mr. Jorgensen’s AIP PBRSUs.

78	• 2024 Proxy Statement

COMPENSATION TABLES

2023 Outstanding Equity Awards at Fiscal Year-End Table

2023 Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards held by each of our NEOs as of December 31, 2023.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Stock Award Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)

Alex Chriss	279,359	[2]	17,155,436	10/15/23

	166,782	[3]	10,242,083	10/15/23

	12,420	[4]	762,712	10/15/23

				10/15/23	283,529	[5]	17,411,516

Jamie Miller	109,136	[2]	6,702,042	12/15/23

	34,924	[2]	2,144,683	12/15/23

Michelle Gill	109,136	[2]	6,702,042	12/15/23

	34,924	[2]	2,144,683	12/15/23

John Kim	22,111	[2]	1,357,837	10/15/22

	22,111	[2]	1,357,837	10/15/22

	50,676	[2]	3,112,013	3/1/23

	13,428	[12]	824,613	4/15/23

	13,329	[4]	818,534	2/15/23

				3/1/23	50,676	[5]	3,112,013

				3/1/23	38,007	[5]	2,334,010

Dan Schulman	17,134	[6]	1,052,199	3/1/21

	44,196	[2]	2,714,076	3/1/22

	76,014	[2]	4,668,020	3/1/23

	35,544	[4]	2,182,757	2/15/23

				3/1/21	51,404	[7]	3,156,720

				3/1/22	88,396	[8]	5,428,398

				3/1/23	76,014	[5]	4,668,020

Gabrielle Rabinovitch	1,094	[9]	67,183	3/1/21

	333	[9]	20,450	3/1/21

	596	[9]	36,600	9/15/21

	3,835	[9]	235,507	3/1/22

	382	[9]	23,459	3/1/22

	9,168	[9]	563,007	6/15/22

	9,213	[9]	565,770	10/15/22

	47,509	[9]	2,917,528	3/1/23

	26,855	[9]	1,649,166	4/15/23

• 2024 Proxy Statement	79

COMPENSATION TABLES

2023 Outstanding Equity Awards at Fiscal Year-End Table

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Stock Award Grant Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)

	13,329	[4]	818,534	2/15/23

				3/1/21	1,095	[7]	67,244

				3/1/21	334	[7]	20,511

				9/15/21	1,789	[7]	109,862

				3/1/22	9,208	[8]	565,463

				3/1/22	921	[8]	56,559

				6/15/22	18,337	[8]	1,126,075

				3/1/23	47,509	[10]	2,917,528

				3/1/23	15,837	[10]	972,550

Blake Jorgensen	3,472	[2]	213,216	9/15/22

	8,886	[4]	545,689	2/15/23

				9/15/22	27,774	[8]	1,705,601

Peggy Alford	5,711	[11]	350,713	3/1/21

	15,345	[2]	942,336	3/1/22

	47,509	[2]	2,917,528	3/1/23

	33,568	[12]	2,061,411	4/15/23

	13,329	[4]	818,534	2/15/23

				3/1/21	17,135	[7]	1,052,260

				3/1/22	36,832	[8]	2,261,853

				3/1/23	47,509	[5]	2,917,528

Aaron Karczmer	5,711	[6]	350,713	3/1/21

	15,345	[2]	942,336	3/1/22

	47,509	[2]	2,917,528	3/1/23

	13,329	[4]	818,534	2/15/23

	40,282	[12]	2,473,718	4/15/23

				3/1/21	17,135	[7]	1,052,260

				3/1/22	36,832	[8]	2,261,853

				3/1/23	47,509	[5]	2,917,528

[1]	Market value is calculated based on $61.41 per share, the closing price of PayPal’s common stock on December 29, 2023.
[2]

Becomes fully vested over three years, with one-third vesting on the first anniversary of the grant date, and the remainder vesting ratably each following quarter over the remaining vesting period, subject to the NEO’s continued employment.

[3]

One-half of the shares subject to these service-based RSUs will vest on the first anniversary of the grant date, with the remainder vesting on the second anniversary of the grant date, subject to the NEO’s continued employment.

[4]

Represents unvested PBRSUs granted under the 2023 AIP based on actual Company performance. These AIP PBRSUs were subject to the achievement of the performance goals over the one-year performance period from January 1, 2023 through December 31, 2023. Following the performance period, these RSUs became fully vested on February 15, 2024 based on Company performance.

Mr. Chriss’ AIP PBRSUs were prorated based on his start date relative to the performance period, and Mr. Jorgensen’s AIP PBRSUs were prorated based on his full months of service during the AIP performance period, in accordance with the Jorgensen Separation Agreement.

[5]

The amounts reported in this row assume achievement of target performance goals for the 2023-2025 PBRSU awards granted in 2023, as performance for the 2023-2025 performance period is measured on a cumulative basis and is not determinable until the end of the three-year performance period. The PBRSU awards vest based on PayPal’s performance over the three-year performance period with respect to the FX-Neutral Revenue CAGR and Free Cash Flow CAGR goals. PBRSUs earned based on Company performance will become fully vested on March 1, 2026, subject to the NEO’s continued employment through the vesting date.

[6]	Becomes fully vested over three years, with one-third vesting on the first, second and third anniversaries of the date of grant, subject to the NEO’s continued employment.

80	• 2024 Proxy Statement

COMPENSATION TABLES

2023 Outstanding Equity Awards at Fiscal Year-End Table

[7]

The share amounts reported in this row assume achievement of target performance goals for the 2021-2023 PBRSUs granted in 2021, as performance for the 2021-2023 performance period is measured on a cumulative basis and is not determinable until the end of the three-year performance period. The PBRSU awards vest based on the Company’s performance over the three-year performance period with respect to the FX-Neutral Revenue CAGR and Free Cash Flow CAGR goals. The percentage of target achieved for the 2021-2023 PBRSUs was 0%, and no shares were earned or issued on the March 1, 2024 vesting date.

[8]

The amounts reported in this row assume achievement of target performance goals for the 2022-2024 PBRSU awards granted in 2022, as performance for the 2022-2024 performance period is measured on a cumulative basis and is not determinable until the end of the three-year performance period. The PBRSU awards vest based on the Company’s performance over the three-year performance period with respect to the FX-Neutral Revenue CAGR and Free Cash Flow CAGR goals. PBRSUs earned based on Company performance will become fully vested on March 1, 2025, subject to the NEO’s continued employment through the vesting date.

[9]	Represents unvested service-based RSUs that accelerated vesting upon Ms. Rabinovitch’s separation from PayPal on January 31, 2024, in accordance with the Rabinovitch Transition Agreement.
[10]	Represents PBRSUs that were forfeited upon Ms. Rabinovitch’s separation from PayPal on January 31, 2024, in accordance with the Rabinovitch Transition Agreement.
[11]	Represents unvested service-based RSUs that accelerated vesting upon Ms. Alford’s separation from PayPal on January 31, 2024, in accordance with the Alford Separation Agreement.
[12]	Represents the Leadership Transition RSUs that will become fully vested on the second anniversary of the grant date, subject to the NEO’s continued employment.

2023 Option Exercises and Stock Vested Table

The following table sets forth the number of shares acquired, and the value realized, upon exercise of stock options and the vesting of stock awards by each of our NEOs for the fiscal year ended December 31, 2023. None of our NEOs exercised stock options during the fiscal year ended December 31, 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)

Alex Chriss	—	—

Jamie Miller	—	—

Michelle Gill	—	—

John Kim	22,114	1,232,856

Dan Schulman	432,512	30,714,380

Gabrielle Rabinovitch	45,681	3,171,566

Blake Jorgensen	31,246	2,006,306

Peggy Alford	72,893	5,272,942

Aaron Karczmer	84,315	6,116,114

[1]	Value realized for stock awards is calculated based on the closing price per share on each applicable vesting date.

2023 Non-Qualified Deferred Compensation Table

All NEOs are eligible to participate in the DCP. In 2023, Mr. Karczmer elected to participate in the DCP. For more information, see the section titled “Deferred Compensation” in the CD&A.

Name	Executive Contributions in 2023 ($)	PayPal Contributions in 2023 ($)	Aggregate Earnings in 2023 ($)	Aggregate Withdrawals/ Distributions ($)[1]	Aggregate Balance as of December 31, 2023 ($)

Aaron Karczmer	150,000	—	12,853	—	162,853
[1]	Mr. Karczmer first participated in the DCP in 2023. None of the earnings or balance as of December 31, 2023 were reported as compensation in a previous year.

Potential Payments Upon Termination or Change in Control Table

The following table, footnotes, and narrative set forth our payment obligations pursuant to the compensation arrangements for each of our NEOs serving as of the Record Date, as well as Ms. Rabinovitch, under the circumstances described below, assuming that their employment was terminated or a change in control of PayPal occurred on December 31, 2023. Because our executive compensation program is heavily weighted towards equity-based compensation, a significant percentage of the compensation that would be received by our NEOs upon a termination of employment under the circumstances described below relates to the settlement of outstanding equity awards. See the 2023 Outstanding Equity Awards at Fiscal Year-End Table above for further information regarding outstanding equity awards granted to the NEOs in 2023 and in prior years.

• 2024 Proxy Statement	81

COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control Table

Please see the section below titled “Executive Departure-Related Compensation” for a description and quantitative summary of the amounts Messrs. Schulman and Jorgensen and Ms. Alford received in connection with their separations from PayPal prior to the Record Date, along with the “Leadership Changes and Related Compensation” section for further details regarding their separations. The section below titled “Executive Departure-Related Compensation” also includes a description and quantitative summary of the amounts Mr. Karczmer will receive in connection with his planned separation from PayPal on April 30, 2024.

Name	Voluntary Termination or Retirement ($)(a)[1]	Involuntary Termination Outside of Change in Control Period ($)(b)[1]	Involuntary Termination Within Change in Control Period ($)(c)[1]	Death or Disability ($)(d)[1]

Alex Chriss	—	46,280,841	46,257,902	44,809,035

Jamie Miller	—	9,154,061	9,131,130	8,846,725

Michelle Gill	—	9,169,874	9,141,973	8,846,725

John Kim	—	10,590,255	10,554,573	10,259,027

Gabrielle Rabinovitch[2]	—	11,951,284	11,951,279	11,716,844

Aaron Karczmer	—	6,468,320	6,432,810	6,137,561

[1]

Amounts do not take into account (i) potential reductions due to “best net pay” provision in the Executive Severance Plan, (ii) the value of the 2021-2023 PBRSUs, which were earned at 0% of target following the completion of the performance period on December 31, 2023, or (iii) the value of the AIP PBRSUs, which were earned at 151% of target following the completion of the AIP performance period on December 31, 2023.

[2]

Ms. Rabinovitch is included in this table even though she departed after fiscal year end and prior to the Record Date, because her actual severance entitlements were newly negotiated rather than the terms that would have applied under the Executive Severance Plan. Please see the section titled “Executive Transition Related Compensation” for a description and quantitative summary of the severance payments and transition benefits Ms. Rabinovitch received in connection with her termination of employment from PayPal.

Retirement – Column (a)

None of our NEOs who were employed by PayPal as of December 31, 2023 were eligible to receive amounts under the Executive Severance Plan in connection with their retirement under the ELTIP.

The ELTIP provides for the following benefits if an NEO has attained at least 60 years of age and completed at least seven years of service, subject to the NEO providing sufficient advance notice to PayPal and the retirement having restrictive covenant conditions mutually agreed to by PayPal and the NEO:

•

Eligibility for continued vesting of all outstanding equity awards. Any outstanding time-based restricted stock unit awards would be eligible to continue vesting in accordance with their original schedule; however, if any such awards were scheduled to vest more frequently than annually, each scheduled vesting date not falling on an anniversary of the grant date would be treated as though that vesting date were on the next following anniversary of the grant date. Any outstanding PBRSUs (other than PBRSUs awarded pursuant to an Annual Incentive Plan) would remain outstanding and eligible to vest, based solely on the achievement of the applicable Company performance targets for the applicable performance period.

•	COBRA premium payments (or payments in lieu thereof) for the period during which any equity award continues to vest under the ELTIP.

We refer to the ELTIP benefits described above as the “ELTIP Benefits.” All continued vesting under the ELTIP is subject to the NEO’s execution of a release of claims in favor of PayPal and required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

As noted above under the heading “Leadership Changes and Related Compensation”, Mr. Schulman’s departure in 2023 constituted a Qualifying Retirement under the Executive Severance Plan. Please see the section below titled “Executive Transition Related Compensation” for a description and quantitative summary of the amounts Mr. Schulman received under the Schulman Retirement Agreement.

82	• 2024 Proxy Statement

COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control Table

Involuntary Termination Other than for Cause – Column (b)

Severance Arrangements for Involuntary Termination Other Than for Cause Outside a Change in Control Period

Under the terms of the Executive Severance Plan, each NEO is eligible for severance payments and benefits in the event that the NEO’s employment with us is terminated outside of a “change in control period,” which is defined as more than 90 days prior to or more than 24 months following a “change in control” (as defined in the Equity Plan and the Inducement Plan, as applicable) of PayPal, either (a) by us other than for “cause” or due to “disability” or (b) by the NEO for “good reason” (each as defined in the Executive Severance Plan), subject to the NEO’s execution of a release of claims in favor of PayPal, as follows:

•	A lump sum cash payment equal to the product of (i) the sum of annual base salary and target bonus amount and (ii) a multiple (2x for Mr. Chriss and 1.5x for our other NEOs).

•	A prorated annual bonus for the year of termination based on actual company performance and target individual performance (“Prorated Incentive Award”).

•

For awards granted prior to July 1, 2021: accelerated vesting of service-based equity awards that would have otherwise become vested pursuant to their ordinary vesting schedule within the 12 months following the employment termination date; performance-based equity awards subject to a performance period that ends within the 12 months following the employment termination date would remain outstanding and eligible to vest, based solely on the achievement of the Company performance targets. For awards granted on or after July 1, 2021: eligibility to continue to vest in service-based and performance-based equity awards scheduled to vest within the 12 months following the employment termination date, subject to the NEO’s execution of a release of claims in favor of PayPal and required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

•

If the NEO is employed by PayPal in the U.S., participates in PayPal’s health insurance program and is eligible to continue to participate in the program under COBRA, PayPal will provide COBRA premium payments or reimbursement thereof for 18 months for Mr. Chriss and 12 months for our other NEOs.

In addition, each NEO would be eligible for the ELTIP Benefits in the event the NEO’s employment was involuntarily terminated by PayPal due to a job elimination or role restructuring. All continued vesting would be subject to the NEO’s execution of a release of claims in favor of PayPal and required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

Involuntary Termination with a Change in Control – Column (c)

Severance Arrangements for an Involuntary Termination in Connection with a Change in Control

Under the terms of the Executive Severance Plan, each NEO is eligible for severance payments and benefits in the event that a “change in control” of PayPal occurred as of December 31, 2023 and the NEO’s employment with us terminates within the “change in control period,” either (a) by us other than for “cause” or due to “disability,” or (b) by the NEO for “good reason,” subject to the NEO’s execution of a release of claims in favor of PayPal, as follows:

•	A lump sum cash payment equal to 2x the sum of annual base salary and target bonus amount.

•	Prorated Incentive Award.

•

Accelerated vesting of outstanding equity awards. If the termination occurs during a performance period with respect to an award of PBRSUs, such award will be deemed earned assuming achievement of target performance for purposes of determining the number of awards that will be treated as becoming immediately vested.

•

If the NEO is employed by PayPal in the U.S., participates in PayPal’s health insurance program, and is eligible to continue to participate in the program under COBRA, PayPal will provide COBRA premium payments or a cash-out payment in lieu of such payments, for 24 months.

Under the Executive Severance Plan, in the event any payments or benefits constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Internal Revenue Code Section 4999, such payments or benefits would be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in the NEO receiving a higher net-after tax amount than the NEO would have received absent such reduction (the “best net pay” provision).

• 2024 Proxy Statement	83

COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control Table

Change in Control – Equity Awards

We have not entered into any arrangements with any of our NEOs to provide “single trigger” change in control payments. The Equity Plan and the Inducement Plan generally provide for the acceleration of vesting of awards granted under each respective plan upon a change in control (as defined in the Equity Plan and the Inducement Plan, as applicable) of PayPal only if the acquiring entity does not agree to assume or continue the awards. Under the terms of the Equity Plan and the Inducement Plan, for purposes of determining payouts in connection with or following a change in control, PBRSU performance will be based on applicable performance metrics through the date of the change in control. These provisions generally apply to all holders of awards under the Equity Plan and the Inducement Plan.

Death or Disability – Column (d)

Severance Arrangements in the Event of Death or Disability

Under the terms of the Executive Severance Plan, in the event that an NEO’s employment terminates due to “disability,” they would be eligible for accelerated vesting of equity awards were granted prior to July 1, 2021 and that would have otherwise become vested pursuant to their ordinary vesting schedule within the 24 months following the employment termination date. If a termination due to “disability” occurs during a performance period with respect to an award of PBRSUs granted prior to July 1, 2021 and scheduled to vest within this 24-month period, such award will be deemed earned assuming achievement of target performance for purposes of determining the number of awards that will become immediately vested. In addition, the NEO would be eligible for the ELTIP Benefits in the event the NEO’s employment terminates due to “disability.” All continued vesting would be subject to the NEO’s execution of a release of claims in favor of PayPal and required attestations and compliance with the restrictive covenants set forth in the Executive Severance Plan.

Under the terms of the Executive Severance Plan, in the event that an NEO’s employment terminates due to death, all outstanding equity awards eligible to continue vesting under the ELTIP would vest on the date of the NEO’s death. Any such accelerated vesting with respect to PBRSUs would be based on target achievement of the applicable performance targets.

Executive Departure-Related Compensation

As noted above under the heading “Leadership Changes and Related Compensation”, in connection with their terminations of employment, each of Messrs. Schulman, Jorgensen and Karczmer and Mses. Rabinovitch and Alford entered into an agreement with PayPal documenting their respective severance benefits and the conditions to receiving such severance benefits, including timely execution and non-revocation of a release of claims in favor of PayPal and compliance with non-solicitation, non-disparagement, confidentiality, and other obligations (the “NEO Separation Agreements”).

Severance payable under the NEO Separation Agreements is described in this section. Any estimated amounts are estimated using the following assumptions, unless otherwise noted below: (1) RSUs and PBRSUs are valued at $59.70 per share, which was our closing stock price on February 15, 2024, unless such RSUs and PBRSUs vested earlier than February 15, 2024, in which case they are valued at the closing share price on the vesting date (or if the vesting date is not a trading day, the trading day prior to the vesting date); (2) PBRSUs granted in 2021 and 2022 assumed at 0% achievement (based on actual and probable outcome, respectively), and PBRSUs granted in 2023 assumed at target achievement; (3) severance based on a pro-rata amount under the 2024 PayPal Annual Incentive Plan is estimated assuming that PayPal’s actual performance is equal to target performance, and (4) health-premium related benefits are calculated based on estimated COBRA rates for the applicable NEO (collectively, the “Assumptions”).

84	• 2024 Proxy Statement

COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control Table

Mr. Schulman

Mr. Schulman was entitled to receive the following retirement benefits under the Schulman Retirement Agreement, subject to his compliance with its terms:

Retirement Benefits Type	Amount ($)[1]

Continued vesting of outstanding RSUs and PBRSUs in accordance with the terms of the ELTIP, excluding the CEO Transition Performance-Based RSU Awards	12,737,473	*

Vesting of the CEO Transition Performance-Based RSU Awards in accordance with their terms[2]	4,939,284

Payments for health benefits on each of March 1, 2024, March 1, 2025 and March 1, 2026 calculated to approximate prorated COBRA premium payments in accordance with the ELTIP for continued health, vision, and dental benefits	25,739

Continued payments of Mr. Schulman’s base salary through December 31, 2023[3]	328,767

Lump sum equal to the cash portion of Mr. Schulman’s 2023 bonus incentive under the 2023 AIP, with individual performance deemed achieved at the target level, with payment at or around when other participants of the 2023 AIP receive their 2023 AIP payout[3]	625,000

Vesting of the AIP PBRSUs granted pursuant to the Company performance portion of the 2023 AIP in February 2024, based on actual performance through the full performance period[3]	2,121,970

PayPal’s reimbursement of Mr. Schulman for up to $15,000 in legal fees with respect to the negotiation of the Schulman Retirement Agreement[3]	15,000

TOTAL	20,793,233	*

[1]	Amounts denoted with an asterisk (*) are estimates calculated based on the applicable Assumptions. Amounts that are not denoted by an asterisk are actual amounts.
[2]

On March 1, 2023, PayPal granted Mr. Schulman a set of RSU awards designed to vest based on certain leadership transition milestones being met (each, a “CEO Transition Performance-Based RSU Award”) as described further in the Compensation Discussion and Analysis and the 2023 Grants of Plan-Based Awards Table. The first of the CEO Transition Performance-Based RSU Awards vested in full on September 27, 2023, when Mr. Chriss’ appointment took effect, and the second of the CEO Transition RSU Awards vested in full on December 11, 2023.

[3]

Mr. Schulman’s guaranteed base salary payments for the remainder of 2023 (for the period after he ceased to be the CEO, starting September 27, 2023 through December 31, 2023), entitlement to a 2023 AIP bonus, and reimbursement of certain legal fees were not severance that Mr. Schulman was entitled to in connection with a Qualifying Retirement under the Executive Severance Plan. The Board determined in March 2023 that it was necessary to provide such guaranteed continued base salary payments and entitlement to a 2023 AIP bonus to ensure the Board had sufficient time to conduct a rigorous search process to identify the best successor for Mr. Schulman, to ensure that Mr. Schulman remained focused on execution of our financial, strategic and operating goals and to execute an orderly and effective CEO transition.

Under the Schulman Retirement Agreement, Mr. Schulman was also required to reimburse PayPal an amount equal to $388,000 to offset a portion of his personal use of Company corporate aircraft in 2023.

Mr. Jorgensen

Mr. Jorgensen was entitled to receive the following severance under the Jorgensen Separation Agreement, subject to his compliance with its terms:

Severance Type	Amount ($)[1,2]

Lump sum equal to 1.5 times the sum of Mr. Jorgensen’s (i) base salary and (ii) target AIP bonus, generally payable within 60 days after September 15, 2023	2,531,250

Lump sum equal to the cash portion of Mr. Jorgensen’s 2023 bonus incentive under the 2023 AIP, with individual performance deemed achieved at the target level, pro-rated to reflect that he was employed by PayPal for 8 full months out of the 12 month performance period, with payment at or around when other participants of the 2023 AIP receive their 2023 AIP payout	156,250

Vesting of the AIP PBRSUs granted pursuant to the Company performance portion of the 2023 AIP in February 2024, based on actual performance through the full performance period, pro-rated to reflect that he was employed by PayPal for 8 full months out of the 12 month performance period	530,485

12 months of continued vesting of all RSUs that were outstanding as of September 15, 2023 in accordance with their regular vesting schedule (but no longer subject to a continued employment requirement), except the RSU vesting schedule converted to annual vesting, i.e., any quarterly vests will be deemed to vest on the next anniversary of the grant date	1,865,386	*

Up to 12 months of reimbursement of COBRA health premiums or payment of health premiums, at COBRA rates	20,427	*

TOTAL	5,103,798	*

[1]	Amounts denoted with an asterisk are estimates calculated based on the applicable Assumptions. Amounts that are not denoted by an asterisk are actual amounts.
[2]

Under the Jorgensen Separation Agreement, Mr. Jorgensen remained employed with PayPal on garden leave from March 7, 2023 through September 15, 2023, during which time he agreed to provide any requested transition services to PayPal. Mr. Jorgensen’s equity continued to vest during this period and he received the last installment of his sign-on bonus as provided by his offer letter during this period.

• 2024 Proxy Statement	85

COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control Table

Ms. Rabinovitch

Ms. Rabinovitch was entitled to receive the following transition payments and severance under the Rabinovitch Transition Agreement, subject to her compliance with its terms:

Transition Payment or Severance Type	Amount ($)[1]

Lump sum cash payment from PayPal equal to $150,000 within 60 days following January 31, 2024, contingent on Ms. Rabinovitch providing satisfactory transition services during January 2024, as determined by PayPal	150,000

Lump sum equal to the cash portion of Ms. Rabinovitch’s 2023 bonus incentive under the 2023 AIP, with individual performance deemed achieved at the target level, with payment at or around when other participants of the 2023 AIP receive their 2023 AIP payout	234,375

Vesting of the AIP PBRSUs granted pursuant to the Company performance portion of the 2023 AIP in February 2024, based on actual performance through the full performance period	795,728

Accelerated vesting on January 31, 2024 of Ms. Rabinovitch’s outstanding time-based RSUs and eligibility to continue vesting in Ms. Rabinovitch’s outstanding PBRSUs that were granted before March 1, 2023, on the same basis and to the same extent as determined for PayPal’s executive officers(2)	6,072,327	*

TOTAL	7,252,429	*

[1]	Amounts denoted with an asterisk are estimates calculated based on the applicable Assumptions. Amounts that are not denoted by an asterisk are actual amounts.
[2]	Ms. Rabinovitch’s PBRSUs granted in March 2023 were forfeited on December 31, 2023.

Ms. Alford

Ms. Alford was entitled to receive the following severance under the Alford Separation Agreement, subject to her compliance with its terms:

Severance Type	Amount ($)[1]

Lump sum equal to 1.5 times the sum of Ms. Alford’s (i) base salary and (ii) target AIP bonus, generally payable within 60 days after January 31, 2024	2,531,250

Lump sum equal to the cash portion of Ms. Alford’s 2023 bonus incentive under the 2023 AIP, with individual performance deemed achieved at the target level, with payment at or around when other participants of the 2023 AIP receive their 2023 AIP payout	234,375

Vesting of the AIP PBRSUs granted pursuant to the Company performance portion of the 2023 AIP in February 2024, based on actual performance through the full performance period	795,728

An amount equal to Ms. Alford’s bonus under the 2024 PayPal Annual Incentive Plan on a prorated basis based on full months of service during the performance period, with individual performance based on 100% of the target bonus incentive and Company performance based on actual performance through the full performance period, with payment at or around when other participants of the 2024 PayPal Annual Incentive Plan receive their payout	78,125	*

Accelerated vesting on January 31, 2024 of Ms. Alford’s outstanding service-based RSUs that were granted prior to July 1, 2021	350,370

Eligibility to continued vesting in all of Ms. Alford’s RSUs and PBRSUs that were outstanding as of January 31, 2024, in accordance with their regular vesting schedule and based on actual performance for PBRSUs through the full performance period (but no longer subject to a continued employment requirement), except that the vesting schedule for RSUs converted to ratable annual vesting (i.e., any RSUs scheduled to vest on a quarterly vest date are deemed to vest on the next anniversary of the grant date)	8,592,681	*

Up to 12 months of subsidized COBRA health premiums (estimated to be $31,166) and an annual cash payment based on Ms. Alford’s COBRA premium rate on her separation date and the period during which Ms. Alford is eligible to continue vesting in any equity awards under the ELTIP (estimated to be $33,763, representing 13 months of potential continued vesting)	64,929	*

TOTAL	12,647,457	*

[1]	Amounts denoted with an asterisk are estimates calculated based on the applicable Assumptions. Amounts that are not denoted by an asterisk are actual amounts.

86	• 2024 Proxy Statement

COMPENSATION TABLES

Potential Payments Upon Termination or Change in Control Table

Mr. Karczmer

Mr. Karczmer is entitled to receive the following severance under the Karczmer Separation Agreement, subject to his compliance with its terms:

Severance Type	Amount ($)[1]

Lump sum equal to 1.5 times the sum of Mr. Karczmer’s (i) base salary and (ii) target AIP bonus, generally payable within 30 days after April 30, 2024	2,531,250

An amount equal to Mr. Karczmer’s bonus under the 2024 PayPal Annual Incentive Plan on a prorated basis based on full months of service during the performance period, with individual performance based on 100% of the target bonus incentive and Company performance based on actual performance through the full performance period, with payment at or around when other participants of the 2024 PayPal Annual Incentive Plan receive their payout	312,500	*

Eligibility to continued vesting for 12 months in Mr. Karczmer’s RSUs that were outstanding as of April 30, 2024 and eligibility to continued vesting for Mr. Karczmer’s PBRSUs granted March 1, 2022, in accordance with their regular vesting schedule and based on actual performance for PBRSUs through the full performance period (but no longer subject to a continued employment requirement), except that the vesting schedule for RSUs converted to ratable annual vesting (i.e., any RSUs scheduled to vest on a quarterly vest date are deemed to vest on the next anniversary of the grant date)	4,083,182	*

Up to 12 months of reimbursement of COBRA health premiums or payment of health premiums, at COBRA rates	31,006	*

TOTAL	6,957,938	*

[1]	Amounts denoted with an asterisk are estimates calculated based on the applicable Assumptions. Amounts that are not denoted by an asterisk are actual amounts.

• 2024 Proxy Statement	87

PAY VERSUS PERFORMANCE

Pay versus Performance
The following Pay versus Performance table sets forth information regarding PayPal’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with SEC disclosure rules.
Amounts included as “compensation actually paid” do not represent the value of cash compensation and equity awards actually received by the NEOs, but rather is an amount calculated under SEC rules that includes, among other things, the year-over-year changes in the “fair value” of unvested equity-based awards. For discussion of how the Compensation Committee seeks to align pay with performance when making compensation decisions, please review the CD&A.

Year 1	Summary Compensation Table Total for PEO 2 (Chriss) ($)	Summary Compensation Table Total for PEO 2 (Schulman) ($)	Compensation Actually Paid to PEO 3 (Chriss)($)	Compensation Actually Paid to PEO 3 (Schulman) ($)	Average Summary Compensation Table Total for Non-PEO NEOs 2 ($)	Average Compensation Actually Paid to Non-PEO NEOs 3 ($)	Value of Initial Fixed $100 Investment Based On: 4		Net Income ($ millions)	Revenue 6 ($ millions)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return 5 ($)

2023	41,916,754	22,138,954	46,350,840	18,991,635	10,976,852	9,423,987	57	151	4,246	29,771

2022	0	21,957,922	0	-87,002,457	10,367,818	-13,358,744	66	109	2,419	27,518

2021	0	32,070,353	0	13,504,312	14,799,891	10,020,976	174	165	4,169	25,371

2020	0	23,362,072	0	191,128,954	9,184,457	50,894,687	217	153	4,202	21,454

1
Mr. Chriss served as the Principal Executive Officer (“PEO”) from and after September 27, 2023. Mr. Schulman served as the Principal Executive Officer (“PEO”) in 2023 from January 1 through September 26 and for the
entirety of 2022, 2021 and 2022. PayPal’s other NEOs for the applicable years were as follows:

•	2023: Messrs. Karczmer, Kim and Jorgensen, and Mses. Miller, Alford, Gill and Rabinovitch
•	2022: Messrs. Jorgensen, Rainey, Britto, Auerbach and Karczmer, and Mses. Rabinovitch and Alford.
•	2021: Messrs. Rainey, Britto and Auerbach and Ms. Louise Pentland.
•	2020: Messrs. Rainey and Karczmer and Mses. Alford and Pentland.
2
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Chriss or Mr. Schulman, as applicable and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for PayPal’s non-PEO
NEOs reported for that applicable year, respectively.

3
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Chriss, Mr. Schulman and for the average of the other NEOs is set forth following the footnotes to this table.

4
Pursuant to SEC rules, the comparison assumes $100 was invested on December 31, 2019 and that dividends were reinvested during the measurement period. Historical stock price performance is not necessarily indicative of future stock price performance.

5	The Total Shareholder Return Peer Group consists of the companies included in the S&P Software and Services Select Industry Index.
6
As noted in the CD&A, the Compensation Committee determined that revenue was a key financial metric for PayPal’s performance and success and driver of stockholder value creation for 2023. By using revenue, together with the other performance goals used in our incentive programs, the Compensation Committee believes that the program reflected an appropriate balance with respect to incentivizing top-line
growth, profitability and cash flow generation. Revenue is as reported in PayPal’s 2023 Annual Report on Form
10-K.
PayPal has designated revenue as the Company-Selected Measure for 2023.

88	• 2024 Proxy Statement

PAY VERSUS PERFORMANCE
Reconciliation of Compensation Actually Paid Adjustments

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total 1 ($)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year 2 ($)	Plus Fair Value at Fiscal Year- End of Outstanding and Unvested Stock Awards Granted in Fiscal Year 3 ($)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years 4 ($)	Plus Fair Value at Vesting of Stock Awards Granted in Fiscal Year that Vested During Fiscal Year 5 ($)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year 6 ($)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year 7 ($)	Equals Compensation Actually Paid($)

Mr. Chriss

2023	41,916,754	(41,137,646)	45,571,732	0	0	0	0	46,350,840

Mr. Schulman

2023	22,138,954	(20,020,698)	11,518,790	(601,647)	4,939,284	1,016,952	0	18,991,635

2022	21,957,922	(20,182,730)	6,295,563	(61,560,303)	-	(33,512,909)	-	(87,002,457)

2021	32,070,353	(29,920,381)	25,010,046	(30,072,494)	-	16,416,789	-	13,504,312

2020	23,362,072	(20,957,193)	61,706,781	126,774,395	-	242,899		191,128,954

Other NEOs (Average) 8

2023	10,976,852	(8,917,996)	7,946,593	(199,285)	0	(64,301)	(317,875)	9,423,987

2022	10,367,818	(8,894,035)	3,444,983	(8,905,483)	-	(5,839,653)	(3,532,373)	(13,358,744)

2021	14,799,891	(13,803,096)	10,435,216	(6,428,838)	-	5,017,803	-	10,020,976

2020	9,184,457	(7,819,391)	22,989,423	26,461,003	-	79,195	-	50,894,687

1	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.
2	Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
3
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

4
Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

5
Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

6
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock award that was granted in a prior fiscal year and that vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

7
Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

8	See footnote 1 in the Pay versus Performance table above for the NEOs included in the average for each year.

• 2024 Proxy Statement	89

PAY VERSUS PERFORMANCE
Relationship Between Pay and Performance

Relationship Between Pay and Performance
We believe the compensation actually paid in each of the years reported above and over the four-year cumulative period are reflective of the Compensation Committee’s emphasis on
“pay-for-performance”
as the compensation actually paid fluctuated year over year, primarily due to our stock performance and our varying levels of achievement against pre-established
performance goals under the AIP and PBRSU awards. The CD&A describes in detail the Compensation Committee’s emphasis on
“pay-for-performance”
and how our executive compensation program is designed to link executive compensation with the achievement of our financial objectives as well as stockholder value creation. Because our executive compensation program incentivizes and rewards executives primarily through long-term incentives in the form of PBRSU and RSU equity awards, the compensation actually paid is most significantly impacted by changes in our stock price over the vesting period of the awards.
Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures which, in our assessment, represent the most important financial performance measures used by PayPal to link compensation actually paid to the NEOs for 2023:

•	revenue

•	non-GAAP operating margin

•	free cash flow
See the CD&A for a further description of the metrics used in PayPal’s executive compensation program.

Compensation Actually Paid ($ in Millions) $250 $200 $150 $100 $50 $0 $(50) $(100) $191 $217 $153 $51 $174 $165 $14 $10 $109 $66 ($87) ($13) $151 $46 $57 $19 $9 $250 $200 $150 $100 $50 $0 $(50) $(100) Total Shareholder Return ($) 2020 2021 2022 2023 Compensation Actually Paid to PEO (Chriss) Compensation Actually Paid to PEO (Schulman) Average Compensation Actually Paid to Non-PEO NEOs PayPal Total Shareholder Return S&P Software & Services Select Industry Index Total Shareholder Return

Compensation Actually Paid ($ in Millions) $250 $200 $150 $100 $50 $0 $(50) $(100) $191 $4.2 $51 $4.2 $14 $10 $2.4 $(87) $(13) $4.2 $46 $19 $9 $5.0 $4.0 $3.0 $2.0 $1.0 $0 $(1.0) $(2.0) Net Income ($ in Billions) 2020 2021 2022 2023 Compensation Actually Paid to PEO (Chriss) Compensation Actually Paid to PEO (Schulman) Average Compensation Actually Paid to Non-PEO NEOs Net Income ($ in Billions)

90	• 2024 Proxy Statement

PAY VERSUS PERFORMANCE
Relationship Between Pay and Performance

Compensation Actually Paid ($ in Millions) $250 $200 $150 $100 $50 $0 $(50) $(100) $191 $21.5 $51 $25.4 $14 $10 $27.5 $(87) $(13) $29.8 $46 $19 $9 $35.0 $30.0 $25.0 $20.0 $15.0 $10.0 $5.0 $0.0 $(5.0) $(10.0) Revenue ($ in Billions) 2020 2021 2022 2023 Compensation Actually Paid to PEO (Chriss) Compensation Actually Paid to PEO (Schulman) Average Compensation Actually Paid to Non-PEO NEOs Revenue ($ in Billions)

• 2024 Proxy Statement	91

CEO PAY RATIO DISCLOSURE

CEO Pay Ratio Disclosure

We are providing the following information about the relationship of the annualized total compensation of Mr. Chriss, our CEO, to the median of the annual total compensation of all our employees (other than Mr. Chriss), which we refer to as the “pay ratio.” We believe that the pay ratio disclosed below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2023, our last completed fiscal year, the median of the annual total compensation of all our employees (other than our CEO) was $94,167 and the annualized total compensation of our CEO was $35,311,260 (based on the assumptions used to annualize the compensation reported in the “2023 Summary Compensation Table” in this proxy statement). For 2023, we estimate that the pay ratio of the annualized total compensation of our CEO to the median of the annual total compensation of all our employees is 375 to 1.

Methodology

PayPal is a global company and operates in approximately 200 markets around the world. As of December 31, 2023, we employed approximately 27,200 people globally: approximately 38% of them were based in the U.S. and 62% were based outside of the U.S. We strive to create a competitive global compensation program in terms of both each employee’s position and the geographic location in which the employee is located. Accordingly, our compensation programs and reward offerings are designed to reflect local market practices across our global operations.

In 2023 we adjusted the date for identifying our median employee from December 31 to December 1 to better align with the processes involved with the planning and administration of our annual rewards cycle. As of that date, we compiled compensation information for all of our full-time and part-time employees worldwide (including interns).

For purposes of identifying the median employee from our global employee population, we compared the total target compensation of our employees for 2023, which was composed of annual base salary, target short-term incentives and other bonuses and the intended grant value related to any long-term incentive equity awards, as reflected in our global human resources and equity management systems. For employees outside of the U.S., we converted their compensation to U.S. dollars using the applicable exchange rate as of December 1, 2023. We did not include any contractors or workers employed through a third-party provider in our employee population.

The elements in this compensation measure are representative of the principal forms of compensation delivered to our employees. We identified our median employee using this compensation measure, which was consistently applied to all employees included in the calculation.

Once we identified our median employee, we identified and calculated the elements of that employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $94,167.

For our CEO, we determined Mr. Chriss’ annualized total compensation as follows:

Annual Base Salary	Grant Date Fair Value of 2023 RSUs[1,2]	Grant Date Fair Value of 2023-2024 PBRSUs[1]	Grant Date Fair Value of AIP PBRSUs[3]	AIP Individual Performance Component[4]	All Other Compensation[5]	CEO Total Annualized Compensation

$1,250,000	$15,574,264	$15,806,742	$1,743,414	$625,000	$311,840	$35,311,260

[1]

This amount represents the grant date value of the initial RSU and PBRSU awards (as applicable) that Mr. Chriss was granted on October 15, 2023 in connection with his commencement of employment with PayPal. See the section titled “Offer Letter Compensation for New NEOs” in the CD&A and the “2023 Grant of Plan-Based Awards Table” in this proxy statement for more information.

[2]	This value excludes Mr. Chriss’ award of non-recurring, new hire, make-whole RSUs, which were granted to Mr. Chriss on October 15, 2023.
[3]

This value is based on Mr. Chriss’ 2023 annual base salary and his AIP Target Incentive Amount of 200% of base salary, 75% of which was allocated to the Company performance component of the AIP and issued as AIP PBRSUs. This value assumes a grant date of October 15, 2023, which is the same grant date as Mr. Chriss’ other PayPal equity awards based on his start date with PayPal.

[4]

This amount is based on Mr. Chriss’ 2023 annual base salary and his AIP Target Incentive Amount of 200% of base salary, 25% of which was allocated to the individual performance component of the AIP. This amount reflects the 100% Individual Performance Score that Mr. Chriss achieved in 2023 for purposes of the AIP.

[5]	See “2023 Summary Compensation Table” in this proxy statement for more information.

The SEC rules for identifying the median employee allow companies to adopt many different methodologies, such as applying estimates, assumptions, adjustments and exclusions and adopting unique definitions of compensation to identify the median employee and calculate the pay ratio. In light of the differences in how pay ratios may be calculated, neither the median employee’s compensation nor the estimated pay ratio reported by other companies may be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

92	• 2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table gives information regarding our equity compensation plans as of December 31, 2023, which we collectively refer to as our Equity Compensation Plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans approved by security holders	31,548,380	[1]	—		85,547,827	[2]

Equity Compensation Plans not approved by security holders	1,768,237	[3]	15.18	[4]	—

TOTAL	33,316,617		15.18		85,547,827

[1]

Includes (a) 23,355,445 shares of our common stock issuable pursuant to RSUs under the Equity Plan, (b) 79,595 shares of our common stock issuable pursuant to DSUs under the Equity Plan, (c) 1,076,030 shares of common stock issuable from outstanding 2023 AIP shares awarded under the 2023 AIP (representing the actual number of shares that were earned based on actual Company performance for the one-year performance period ending December 31, 2023), (d) 3,309,892 shares of our common stock issuable from outstanding PBRSUs awarded under the 2023-2025 PBRSUs (representing the maximum number of shares assuming achievement of maximum performance against target level), (e) 1,599,492 shares of our common stock issuable from outstanding PBRSUs awarded under the 2022-2024 PBRSUs (representing the maximum number of shares assuming achievement of maximum performance against target level) and (f) 0 shares of our common stock issuable from outstanding PBRSUs awarded under the 2021-2023 PBRSUs (representing the actual number of shares that were based on actual Company performance for the three-year performance period ending December 31, 2023). RSUs and DSUs each represent an unfunded, unsecured right to receive shares of Company common stock. The value of RSUs and DSUs varies directly with the price of our common stock.

[2]	Includes 43,972,527 shares of our common stock reserved for future issuance under our Amended and Restated Employee Stock Purchase Plan as of December 31, 2023.
[3]

Represents (a) 71,746 shares of our common stock to be issued upon exercise of outstanding options assumed in connection with acquisitions and (b) 1,696,491 shares of our common stock issuable pursuant to RSUs granted under our 2022 Inducement Equity Incentive Plan. We do not intend to make further grants of any awards under any equity plan of any acquired company or our 2022 Inducement Equity Incentive Plan.

[4]	Does not include outstanding RSUs.

• 2024 Proxy Statement	93

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

PROPOSAL 3:

Vote to Approve PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Summary

The Company is asking stockholders to approve the Amended and Restated 2015 Equity Incentive Plan (the “Equity Plan”) in order to (i) increase the number of shares authorized for issuance under the Equity Plan and (ii) remove the “inverse fungible share ratio” for future awards.

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board, upon the recommendation of the Compensation Committee, has approved the amended and restated Equity Plan, subject to stockholder approval, and recommends that our stockholders vote in favor of this proposal at the Annual Meeting.

Background

•	The Equity Plan was initially adopted by the Board in June 2015 and approved by eBay Inc. as the Company’s sole stockholder at that time.

•

At our 2018 annual meeting of stockholders held in May 2018, our stockholders approved an amendment and restatement of the Equity Plan which, among other items, increased the number of shares reserved for issuance under the Equity Plan to 145 million shares.

•

At our 2023 annual meeting of stockholders held in May 2023, our stockholders approved an amendment and restatement of the Equity Plan which increased the number of shares reserved for issuance under the Equity Plan to 179.6 million shares.

•

As of March 15, 2024, 26,637,589 shares remained available for future grants under the Equity Plan. March 15, 2024 was the last ordinary course PayPal equity grant date prior to the proxy statement’s filing date. No equity awards were granted to our named executive officers between March 16, 2024 and the March 27, 2024 Record Date.

Reasons to Vote for the Proposal – Share Increase

Stockholder approval to amend and restate the Equity Plan will increase the number of shares reserved for issuance under the Equity Plan by an additional 20 million shares of PayPal stock. In determining whether to recommend that stockholders approve the increase in the number of shares reserved for future issuance, the Compensation Committee and Board of Directors carefully considered a number of important factors, including:

•

The Equity Plan supports a broad-based program that is critical to our ability to effectively compete for talented employees. We operate in a highly competitive market for talent, and in this regard we compete with companies in both the technology and financial sectors. With 43% of our full-time employees classified within our technology function, it is important to consider how our technology sector competitors utilize equity compensation for similar roles. Therefore, our ability to continue offering equity incentive awards under the Equity Plan is particularly critical to our ability to attract, retain and reward skilled and motivated employees.

We make our annual, broad-based equity grant in early March of each year. As of March 15, 26,637,589 shares remained available for future grants under the Equity Plan (equal to approximately 2.49% of our common shares outstanding). If stockholders do not approve this proposal, the current share reserve may not be sufficient to support our equity compensation plans through the next opportunity to increase the equity plan reserve at the 2025 Annual Meeting, which is expected to be held in May 2025. As a result, we would lose access to a key element of compensation that is critical in the labor markets in which we compete, particularly within our technology function.

Key statistics on our program (as of fiscal year-end 2023) include:

100% of Full-Time Employees Who Hold Equity Awards 77% of Full-Time Employees Who Received Equity in 2023 43% of Full-Time Employees in Our Technology Function 92% of 2023 Grants Awarded to Non-Named Executive Officers1

1.

It is important to note that our grants to Named Executive Officers during 2023 included a total of nine individuals (vs. the standard five individuals) as a result of executive transitions during 2023.

94	• 2024 Proxy Statement

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

•

Equity awards support our pay-for-performance philosophy. We currently award restricted stock units (RSUs) to a broad-based group of our employee population and our non-employee directors. In addition to RSUs, we also grant performance-based RSUs (PBRSUs) to senior-level employees that vest based on both time and performance conditions. The Board believes that equity awards, whose value depends on the performance of our stock and which require achievement of performance criteria and/or continued service over time, link realized pay to company performance, support an ownership mentality and create strong alignment between participants and stockholders.

•

Steps taken to balance our need to attract and retain talent with stockholder interests regarding dilution. We are mindful of the dilutive impact of our equity compensation programs on our stockholders. The proposed increase to the share reserve is intended to balance this reality with our need to compete for skilled talent, maintain competitive compensation practices, and attract and retain the talent required to support our strategic objectives. Specifically:

•

Size of share request. This proposal would increase the number of shares available for future issuance by 20 million shares. This represents approximately 1.9% of our fiscal year-end common shares outstanding. This is well below the 25th percentile of the size of share pool increases requested among our executive compensation peers during the last five years of approximately 2.6% of common shares outstanding. We expect that the proposed increase will be sufficient to support our compensation programs during the remainder of 2024 and the first half of 2025 (including our annual focal grant in fiscal year 2025), with a reasonable buffer to support potential unexpected events such as acquisitions, unplanned senior executive hires, significant changes in the trading price of our stock or significant changes to our headcount.

•

Significant share repurchase program to offset dilution from equity awards. Our share repurchase program has helped mitigate dilution to our stockholders by reducing the total number of shares outstanding. In fiscal year 2023, our share repurchases resulted in a reduction of 74 million shares outstanding which was equivalent to 6.9% of our shares outstanding as of December 31, 2023. These share repurchases more than offset the impact of ownership dilution from equity-based awards that vested during the year.

•

Ongoing, frequent stockholder input. As noted above, we expect that the proposed increase should be sufficient to support our compensation plans during 2024 and the first half of 2025. In the near term, we intend to make annual requests to stockholders for additional shares under our Equity Plan to allow stockholders to continue to monitor our share usage and provide ongoing input on our equity program. In addition, we continue to conduct significant and ongoing outreach to gather input from our stockholders. As outlined in the Compensation Discussion & Analysis section of this proxy statement, since our 2023 Annual Meeting we contacted investors representing 50% of our common stock, and successfully engaged with holders of approximately 19% of our common stock.

•

Responsible equity usage. We manage our long-term stockholder dilution by closely managing the number of equity awards granted annually while regularly undertaking an evaluation of the equity compensation practices of those companies with which we compete for talent. We grant what we believe is an appropriate amount of equity necessary to effectively attract, reward and retain employees in the context of the talent markets in which we compete. Our three-year average burn rate, which we define as the number of shares subject to equity awards granted divided by the weighted average number of shares outstanding for that fiscal year, was 1.5% for fiscal years 2021 through 2023.

• 2024 Proxy Statement	95

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Given the reduction in our stock price during 2023, we have also implemented and continue to evaluate actions to reduce our ongoing equity usage while still maintaining a competitive total rewards program. For example, in 2024, we revised the participation requirements under our ongoing program and no longer provide an initial grant to all newly hired full-time employees. Going forward, we will continue to manage our dilution by thoughtfully assessing the scope of equity grants. In addition, we have discontinued our historical practice of using stock for compensation under our annual incentive plan, and will use only cash for the annual incentive plan beginning with fiscal year 2024. In response to stockholder feedback and to promote increased accountability and transparency, starting with Q1 of 2024 we will include stock-based compensation expense in our non-GAAP financial metric reporting. Key statistics on our equity plan status and annual share usage are shown in the tables that follow:

Equity Plan Status as of March 15, 2024

Item	As of March 15, 2024

Outstanding awards	38,473,000

Outstanding Options/SARs	51,000

Weighted Average Exercise Price	$14.38

Weighted Average Remaining Term (years)	3.80

Outstanding Full-Value Awards (PBRSUs[1], RSUs and DSUs)	38,422,000

Shares available for new grants	26,638,000

Total number of shares issuable	65,111,000
(outstanding awards plus potential new grants)

Additional shares requested under this Proposal	20,000,000

Total shares authorized for issuance	85,111,000
(if this Proposal is approved)

1.	Assumes target performance for PBRSUs.

Three-Year Average Equity Award “Burn Rate”

Year	Weighted Average Shares Outstanding (Undiluted)	Options Granted[1]	Options Canceled/ Forfeited	Full- Value Awards[1] Granted	Full-Value Awards Canceled/ Forfeited	Gross Equity Burn/Usage	Net Equity Burn/Usage

	(a)	(b)	(c)	(d)	(e)	(b+d)/(a)	(b+d-c-e)/(a)

2023	1,103,000,000	0	9,000	24,970,000	3,595,000	2.3%	1.9%

2022	1,154,000,000	0	11,000	17,238,000	5,254,000	1.5%	1.0%

2021	1,174,000,000	0	9,000	8,666,000	2,038,000	0.7%	0.6%

				3-Year Average:		1.5%	1.2%

1.

Includes RSUs, PBRSUs (reflects target performance for PBRSUs in the year of grant and incorporates performance adjustments for PBRSUs granted in prior periods), and DSUs granted; excludes RSUs and options assumed in connection with acquisitions.

96	• 2024 Proxy Statement

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Equity Request Reflects our Market for Talent. PayPal operates a technology platform to enable digital payments across millions of consumers and merchants across the world. Our proprietary technology solutions simplify commerce experiences on behalf of consumers and merchants, and are the key driver of our growth and the center of our value proposition. Given that we operate at the intersection of technology and finance, some market participants have classified us as a financial firm, most notably Standard & Poor’s, which recently changed our industry classification from the Technology Sector to the Financial Services Sector. This may lead some market participants to compare our use of equity to that of financial services firms. With 43% of our full-time employees classified within our technology function, we believe that comparisons relative to traditional financial services organizations do not fully capture our competitive market for talent. Traditional financial services organizations typically have significantly different workforce demographics with a smaller percentage of employees focused on engineering, and often pay significantly higher cash compensation and rely less on equity compensation than is common within the technology sector. As a FinTech organization with headquarters in the Bay Area, we compete for key talent with other technology companies in certain critical areas, such as our technology function and many of our leadership roles; accordingly, we believe it is appropriate to compare our equity compensation practices to those of our technology peers. As shown in the table below, our equity usage, as measured by our three-year average gross and net burn rate, is below the median of the 10 technology companies included in our compensation peer group:

		Gross Burn Rate				Net Burn Rate
	PayPal	25th	50th	75th	PayPal	25th	50th	75th

3-Year Average	1.5%	1.0%	1.9%	2.5%	1.2%	0.7%	1.6%	1.9%

• 2024 Proxy Statement	97

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Strong Governance Practices Designed to Protect Stockholder Interests. The Equity Plan and our equity compensation programs are designed to reflect leading corporate governance and compensation practices:

What We Do

Administered by 100% independent Compensation Committee	The Equity Plan is administered by the Compensation Committee of the Board, which is comprised entirely of independent non-employee directors.

Minimum vesting for equity awards	The Equity Plan provides that no portion of any award granted under the Equity Plan may vest before the one-year anniversary of the date of grant. The foregoing is subject to a 5% carve-out, as discussed in further detail below, and does not restrict the Compensation Committee’s ability to provide for accelerated vesting upon a termination of employment.

Required stockholder approval for additional shares	The Equity Plan does not contain an annual “evergreen” provision but instead reserves a fixed maximum number of shares for issuance, which can only be increased with stockholder approval.

Share counting provisions	In general, when awards granted under the Equity Plan expire or are canceled without having been fully exercised, or are settled in cash, the shares reserved for those awards are returned to the share reserve and become available for future awards. If shares are tendered to us or withheld by us to satisfy an award’s tax withholding obligations or pay a stock option’s or stock appreciation right’s exercise price, those shares do not become available for future awards.

Annual limits on nonemployee director awards	The Equity Plan limits the value of equity that may be granted under non-employee director awards each fiscal year.

Stock ownership guidelines and mandatory retention requirement	We maintain robust stock ownership requirements for our executives and directors. In addition, executive officers who have not yet satisfied their applicable guideline level are required to retain 25% of the net shares of our common stock that they receive as the result of the exercise, vesting or payment of any equity awards granted to them.

Grant performance-based equity awards to our executives	Since our spin-off from eBay, we have awarded a meaningful portion of equity awards to our executives in the form of PBRSUs that are subject to forfeiture based on both time- and performance-based vesting conditions.

Frequent re-approval	We intend to continue to provide our stockholders with frequent opportunities to provide input on the amount of equity available for grant under the Equity Plan.

What We Don’t Do

Explicit prohibition on repricing without stockholder approval	The Equity Plan prohibits the repricing, cash-out or other exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

No discounted stock options or stock appreciation rights	The Equity Plan requires that stock options and stock appreciation rights issued under it must have an exercise price equal to at least the fair market value of a share on the date the award is granted, except in certain situations in which we are assuming or replacing options granted by another company that we are acquiring.

No dividends paid on awards prior to vest and no dividend equivalents on options or stock appreciation rights	The Equity Plan provides that dividends credited or payable or dividend equivalents in connection with any award granted under the Equity Plan are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests. Further, no dividend equivalents are payable with respect to options or stock appreciation rights.

Limited transferability and no share pledging	In general, awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, unless otherwise approved by the Board or a committee of the Board administering the Equity Plan.

No tax gross-ups	The Equity Plan does not provide for any tax gross-ups.

98	• 2024 Proxy Statement

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Reasons to Vote for the Proposal – Eliminate Inverse Fungible Share Ratio

Approval of the Equity Plan will also eliminate the “inverse fungible share ratio” for future awards. The Equity Plan currently utilizes an “inverse fungible share ratio” under which options and stock appreciation rights reduce the share reserve by 0.5 shares, but full value awards, such as RSUs and PBRSUs, reduce the share reserve on a one-for-one basis. Based on input from our stockholders and given that we intend to issue only RSUs and PBRSUs (i.e., full value awards) under the Equity Plan for the foreseeable future, we do not believe that continuing to include an “inverse fungible share ratio” is necessary.

Conclusion

The Board has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board, upon the recommendation of the Compensation Committee, has approved the amended and restated Equity Plan to increase the shares reserved for issuance and to remove the inverse fungible share ratio contained within the Equity Plan, subject to stockholder approval, and recommends that our stockholders vote in favor of this proposal at the Annual Meeting. This proposal is also being submitted to our stockholders in compliance with Nasdaq listing standards concerning stockholder approval of equity compensation plans and/or material revisions to these plans.

If our stockholders approve this proposal, the amended and restated Equity Plan will become effective as of the date of stockholder approval, and the 20 million additional shares will be available for grant under the Equity Plan. If our stockholders do not approve this proposal, the amended and restated Equity Plan and the additional shares reserved for issuance will not take effect, and our Equity Plan will continue to be administered in its current form.

Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Equity Plan. References to the Equity Plan in the remainder of this discussion refer to the amended and restated Equity Plan as if this proposal has been approved by our stockholders, unless otherwise specified or the context otherwise references the Equity Plan prior to it being amended and restated.

Summary of the Equity Plan

The following is a summary of the operation and principal features of the Equity Plan. The summary is qualified in its entirety by reference to the Equity Plan as set forth in Appendix B.

Purpose

The Compensation Committee and the Board believe that it is in the best interests of the Company and its stockholders to provide, through the Equity Plan, a comprehensive equity incentive program designed to enable the Company to attract, retain and reward employees, non-employee directors and other persons providing services to the Company. The Board also believes that equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

Authorized Shares

Under the Equity Plan, 179.6 million shares are authorized for issuance. We are asking our stockholders to approve an additional 20 million shares to be available for issuance under the Equity Plan, which will increase the aggregate number of shares authorized under the Equity Plan to 199.6 million. As of March 15, 2024, we had approximately 26,637,589 shares available for issuance under the Equity Plan. Based solely on the closing price of the Company’s common stock, as reported on the Nasdaq on March 15, 2024, which was $62.85 per share, the maximum aggregate market value of the 26,637,589 shares that could be issued under the Equity Plan is $1,674,172,469. Moreover, the market value per share of the Company’s common stock on March 27, 2024 (i.e., the Record Date) was $66.57 per share, based solely on the closing price of the Company’s common stock on such date.

Share Reserve Reduction and Share Recycling

Currently, any shares subject to stock options or stock appreciation rights are counted against the Equity Plan share reserve as 0.5 share for every one share subject to the award. Any shares subject to awards granted under the Equity Plan other than options or stock appreciation rights (i.e., full value awards, including restricted stock, restricted stock units, performance units and performance shares) are counted against the Equity Plan share reserve as one share for every one share subject thereto.

• 2024 Proxy Statement	99

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

We are asking our stockholders to approve an amendment to the Equity Plan to remove the “inverse fungible share ratio” and, effective with respect to awards granted on or after May 22, 2024, each award will reduce the number of shares available for awards under the Equity Plan by one share for each share covered by the award.

If any award granted under the Equity Plan expires or becomes unexercisable without having been exercised in full, is surrendered or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased, forfeited or repurchased shares subject to such award become available for future grant or sale under the Equity Plan.

Shares used to satisfy tax withholding obligations relating to an award or pay the exercise price or purchase price of an option or stock appreciation right do not become available for future issuance under the Equity Plan.

Adjustments to Shares Subject to the Equity Plan

Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend, or certain recapitalizations, may affect the price of our shares (these transactions are collectively referred to as “equity restructurings”). In the event that an equity restructuring occurs, the Compensation Committee or the Board will equitably adjust the class of shares issuable and the maximum number of shares of our stock subject to the Equity Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will also equitably adjust outstanding awards as to the class, number of shares and price per share of our stock. Other types of transactions may also affect our shares, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is a transaction which is not an equity restructuring, and the Compensation Committee or the Board determines that an adjustment to the plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Equity Plan, the Compensation Committee or the Board will equitably adjust the Equity Plan as to the class of shares issuable and the maximum number of shares of our stock subject to the Equity Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will also adjust any outstanding awards as to the class, number of shares and price per share of our stock in such manner as it may deem equitable.

Administration

The Compensation Committee has the exclusive authority to administer the Equity Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, the acceleration or waiver of any vesting restriction and the authority to delegate such administrative responsibilities.

To the extent permitted by applicable law, the Compensation Committee may delegate to a committee of one or more of our directors or one or more of our officers the authority to grant or amend awards to participants other than our executives who are subject to Section 16 of the Exchange Act. Pursuant to this provision, our Compensation Committee’s current practice is to delegate to our Chief Executive Officer, in his capacity as a Board member, the authority to determine and make individual grants to our employees who are not subject to Section 16 of the Exchange Act.

Unless otherwise determined by the Board, the Compensation Committee will consist solely of two or more members of the Board, each of whom is a non-employee director under the Exchange Act, and an “independent director” under the rules of Nasdaq (or other principal securities market on which shares of our common stock are traded).

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any subsidiary of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any subsidiary corporation of the Company. As of December 31, 2023, there were approximately 27,200 employees, including 7 executive officers, 11 non-employee directors and 14,200 consultants eligible to be granted awards under the Equity Plan. While consultants to the Company are eligible to participate in the Equity Plan, as of March 15, 2024, the Company has not granted any equity awards to any consultants and the Company’s current practice is to not grant equity awards to consultants.

Stock Options

Stock options, including incentive stock options as defined under Section 422 of the Code and non-qualified stock options, may be granted pursuant to the Equity Plan. The option exercise price of all stock options granted pursuant to the Equity Plan will not be less than 100% of the fair market value of a share on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond ten years from the date of grant.

100	• 2024 Proxy Statement

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Notwithstanding the foregoing, incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock will have an exercise price that is not less than 110% of the fair market value of a share on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of a share with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000 or such other amount as the Code provides.

The Compensation Committee has the authority to determine the methods by which an option holder may pay the exercise price of an option or the related taxes, including, without limitation: (1) cash, (2) shares (including, in the case of payment of the exercise price of an award, shares issuable pursuant to the exercise of the award) having a fair market value on the date of delivery equal to the aggregate payments required or (3) other property acceptable to the Compensation Committee (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of that sale). No participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act.

Restricted Stock Awards

Restricted stock may be granted pursuant to the Equity Plan. A restricted stock award is the grant of shares at a price, if any, determined by the Compensation Committee, that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment and/or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares; provided, however, that any dividends will be subject to the same vesting conditions as the underlying shares of restricted stock. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Restricted Stock Units

RSUs may be granted pursuant to the Equity Plan. An RSU award provides for the issuance of common stock at a future date upon the satisfaction of specific performance conditions as set forth in the applicable award agreement and/or subject to continuing employment as set forth in the applicable award agreement. The vesting and maturity dates will be established at the time of grant and may provide for the deferral of receipt of the common stock beyond the vesting date. On or following the maturity date, we will transfer to the participant one unrestricted, fully transferable share of common stock for each RSU scheduled to be paid out and not previously forfeited (subject to applicable tax withholding requirements).

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted pursuant to the Equity Plan. The exercise price of all SARs granted pursuant to the Equity Plan will not be less than 100% of the fair market value of a share on the date of grant. SARs may be exercised as determined by the Compensation Committee, but in no event may an SAR have a term extending beyond ten years from the date of grant.

Additional Awards

The other types of equity awards that may be granted under the Equity Plan include performance share units, performance shares, deferred stock units, dividend equivalents and other stock-based awards. Notwithstanding anything in the Equity Plan to the contrary, dividend equivalents will be subject to the same vesting conditions as the underlying awards to which the dividend equivalents relate. No dividend equivalents may be payable with respect to stock options or SARs.

Performance Bonus Awards

Performance bonus awards may be granted pursuant to the Equity Plan. Performance bonus awards are cash bonuses payable upon the attainment of pre-established performance goals based on established performance criteria. The goals are established and evaluated by the Compensation Committee and may relate to performance over any periods as determined by the Compensation Committee.

• 2024 Proxy Statement	101

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Performance-Based Awards

The Compensation Committee may grant performance-based awards under the Equity Plan. Under the Equity Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are entitled to receive payment for a performance-based award for any given performance period only to the extent that pre-established performance goals set by the Compensation Committee for the period are satisfied.

Pre-established performance goals may include, without limitation, any one or more of the following types of performance criteria:

•	trading volume;

•	users;

•	customers;

•	total payment volume;

•	revenue;

•	operating income;

•	EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization);

•	net income (either before or after taxes);

•	earnings per share;

•	earnings as determined other than pursuant to GAAP;

•	multiples of price to earnings;

•	multiples of price/earnings to growth;

•	return on net assets;

•	return on gross assets;

•	return on equity;

•	return on invested capital;

•	stock price;

•	cash flow (including operating cash flow and free cash flow);

•	net or operating margins;

•	economic profit;

•	stock price appreciation;

•	total stockholder returns;

•	employee productivity;

•	market share;

•	volume;

•	customer satisfaction metrics;

•	net sales;

•	expense levels;

•	regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents, passing pre-approval inspections (whether of the Company or third parties));

•	gross or cash margins;

•	sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions;

•	implementation, completion or attainment of objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel;

•	financing and other capital raising transactions (including sales of the Company’s equity or debt securities, factoring transactions);

•	product revenue growth;

•	gross profit;

•	financial ratios, including those measuring liquidity, activity, profitability or leverage, cost of capital or assets under management;

•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors);

•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements;

•	economic value-added models or equivalent metrics;

•	debt reduction;

•	reductions in costs;

•	year-end cash;

•	working capital levels, including cash, inventory and accounts receivable;

•	research and development achievements;

•	operating efficiencies; and

•	employee engagement/satisfaction metrics.

Any of the above criteria may be measured with respect to us, or any subsidiary, affiliate, or other business unit of ours, either in absolute terms, terms of growth, or as compared to any incremental increase and as compared to results of a peer group, and may be calculated on a pro forma basis or in accordance with GAAP. The Compensation Committee defines the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. Unless otherwise provided in an award agreement, to be eligible for a performance-based award for any period, a participant will have to be employed by or providing services to the Company on the date the performance-based award is paid.

102	• 2024 Proxy Statement

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Limitations on Awards to Individual Participants

The maximum number of shares that may be subject to one or more awards granted to any one participant pursuant to the Equity Plan during any calendar year is 2,000,000 shares, and the maximum amount that may be paid in cash to any employee during any calendar year with respect to any performance-based award is $3 million. The maximum value of awards granted to non-employee directors pursuant to the Equity Plan during any fiscal year is $600,000; provided, however, that the limit set forth in this sentence: (a) is increased to $1,200,000 in the fiscal year in which a non-employee director commences service on the Board and (b) does not apply to awards made pursuant to a non-employee director’s election to receive an award in lieu of all or a portion of a cash retainer for service on the Board or any committee thereunder.

Prohibition on Repricing

Except for adjustments described in “Adjustments to Shares Subject to the Equity Plan” above, the Compensation Committee will not, without stockholder approval, authorize the amendment of any outstanding award to reduce its purchase price per share, the replacement or substitution of any award for an award having a lesser purchase price per share, or an offer to purchase any previously granted option or stock appreciation right for a payment in cash when the per share exercise price exceeds the Fair Market Value of the underlying share.

Minimum Vesting

Subject to the acceleration of vesting as permitted under the terms of the Equity Plan, no portion of any award granted under the Equity Plan will vest before the one-year anniversary of the date of grant, except that awards that result in the issuance to one or more participants of up to 5% of the shares of common stock which may be issued or transferred under the Equity Plan may be granted without regard to such minimum vesting provisions.

Awards Subject to Clawback

Any incentive awards granted under the Equity Plan, and any cash or property delivered pursuant to incentive awards, are subject to forfeiture, recovery, or other action by PayPal as necessary for compliance with any Company policy or as required by law.

Transferability of Awards

Awards granted under the Equity Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant (or the participant’s guardian or legal representative).

Change in Control

A “change in control” generally means a transaction in which any person or group acquires more than 50% of our voting securities, a change in a majority of the Board over a two-year period that is not approved by at least two-thirds of the incumbent Board members, a sale or other disposition of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, or the Company’s stockholders approval of a liquidation or dissolution of the Company.

Outstanding awards do not automatically terminate in the event of a change in control. In the event of a change in control, any surviving corporation or acquiring corporation must either assume or continue outstanding awards or substitute similar awards. Otherwise, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and all forfeiture restrictions on such awards will lapse. The unexercised portion of all outstanding awards may terminate upon the change in control.

If a change in control occurs during a performance period with respect to an outstanding award that vests based on performance goals or other performance-based objectives, the performance period of the award will end as of the date of the change in control and the performance goals will be deemed to have been satisfied at the actual level of performance as of the date of the change in control, as determined by the Compensation Committee as constituted immediately prior to the change in control, without proration, and such award, to the extent deemed earned by the Compensation Committee, will continue to be subject to time-based vesting following the change in control in accordance with the original vesting

• 2024 Proxy Statement	103

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

schedule; provided, however, that if the awards are not converted, assumed or replaced by a successor entity, then immediately prior to the change in control, such award will become fully vested, as described in the paragraph above.

Termination or Amendment

The Equity Plan will automatically terminate ten years from the most recent approval of the Equity Plan by the Company’s stockholders, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the Equity Plan at any time, subject to stockholder approval for any amendment (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, (ii) to increase the number of shares available under the Equity Plan, (iii) to permit the Compensation Committee or the Board to grant options with a price below fair market value on the date of grant, or (iv) to extend the exercise period for an option or stock appreciation right beyond ten years from the date of grant. No termination or amendment of the Equity Plan may adversely affect in any material respect any Award previously granted pursuant to the Equity Plan without the prior written consent of the participant.

Summary of U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material federal income tax consequences to participants in the Equity Plan under U.S. law. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the U.S., are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of their personal investment circumstances. This summarized tax information is not tax advice.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer, and certain of the corporation’s current and former executive officers.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their purchase price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company (or, if applicable, the employer subsidiary) will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company (or, if applicable, the employer subsidiary) will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Appreciation Rights

A participant will not recognize taxable income at the time SARs are granted and the Company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company (or, if applicable, the employer subsidiary) as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

104	• 2024 Proxy Statement

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Other Stock-Based Awards

A participant will not recognize taxable income at the time restricted stock (including performance-based restricted stock) is granted and the Company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company (or, if applicable, the employer subsidiary) as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a RSU (including a performance-based RSU) is granted and the Company (or, if applicable, the employer subsidiary) will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company (or, if applicable, the employer subsidiary) as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Dividend Equivalents

In general, dividend equivalents are generally taxable as ordinary income when the participant receives a payout of the dividend equivalent, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Other Cash-Based Awards

A participant who receives an other cash-based award will realize compensation taxable as ordinary income in an amount equal to the cash paid at the time of such payment. Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and the Company generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income.

The tax consequences for equity awards outside of the U.S. may differ significantly from the U.S. federal income tax consequences described above.

New Plan Benefits

No awards made under the Equity Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this Proposal 3. The future awards to be made under the Equity Plan are subject to the discretion of the Compensation Committee and therefore are not determinable at this time. Moreover, the number of shares that would be earned with respect to any grant may vary based on the achievement of any applicable performance goals, which is not determinable at this time.

The Equity Plan authorizes the grant of discretionary awards to non-employee directors, the terms and conditions of which are determined by the Compensation Committee. Historically, our non-employee directors have received annual equity grants under our equity incentive plans. Under our 2023 Independent Director Compensation Policy, our non-employee directors receive annual equity grants promptly following the date of each annual stockholders meeting in the form of fully vested stock payment awards with a dollar value equal to $275,000, and our Non-Executive Board Chair receives an additional fully vested stock payment award with a dollar value equal to $87,500. In addition, our non-employee directors may elect to receive their annual retainers in the form of fully vested stock awards.

• 2024 Proxy Statement	105

PROPOSAL 3: VOTE TO APPROVE PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Awards Granted Under the Equity Plan

The Company’s NEOs and members of the Board will be eligible to receive grants under the Equity Plan and therefore have an interest in this Proposal.

Because grants under the Equity Plan to participants are within the discretion of the Compensation Committee (or its delegate), it is not possible to determine the grants that will be made to participants under the Equity Plan.

The following table sets forth information with respect to the number of shares subject to equity awards previously granted under the Equity Plan since its inception through March 15, 2024 for certain individuals. No equity awards were granted to our named executive officers between March 16, 2024 and the March 27, 2024 Record Date.

Name of Individual or Group	Number of Options Granted (#)	Number of Shares Subject to Stock Awards (#)[1]

2023 NEOs:

Alex Chriss President & Chief Executive Officer	—	737,895

Jamie Miller EVP, Chief Financial Officer	—	246,606

Michelle Gill EVP, General Manager – Small Business & Financial Services Group	—	246,606

John Kim EVP, Chief Product Officer	—	292,872

Daniel H. Schulman Former President and Chief Executive Officer	30,485	2,482,269

Blake Jorgensen Former Chief Financial Officer	—	8,827

Gabrielle Rabinovitch Former Acting Chief Financial Officer, Senior Vice President, Investor Relations and Treasurer	—	320,956

Peggy Alford Former EVP, Global Sales and Merchant Services	—	448,544

Aaron Karczmer EVP, former Chief Enterprise Services Officer	—	636,864

All current executive officers as a group	—	2,933,879

All current non-employee directors as a group	—	551,086

Each nominee for election as a director	—	1,259,886

Associate of any such directors, executive officers or nominees	—	—

Other persons who received or is to receive 5% of such options or rights	—	—

All employees as a group (excluding executive officers)	428,653	133,110,863

[1]	The target number of shares was applied with respect to any PBRSUs granted to the individuals in this table.

Registration with the SEC

Subject to stockholder approval to amend and restate the Equity Plan, we intend to file with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the 20 million additional shares reserved for issuance under the Equity Plan.

Summary

We strongly believe that the approval of this proposal is important to our continued success and is in the best interests of PayPal and its stockholders. Awards such as those provided under the Equity Plan constitute an important incentive and help us attract and retain high-performing individuals.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 3.

106	• 2024 Proxy Statement

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR 2024

PROPOSAL 4:

Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2024

The ARC Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor.

The ARC Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for fiscal year 2024. PwC has served as the independent auditor for PayPal, Inc., a direct wholly-owned subsidiary of the Company, since 2000, and as the Company’s independent auditor since it became an independent public company in July 2015. The Board and the ARC Committee believe that the continued retention of PwC to serve as our independent auditor is in the best interests of the Company and our stockholders. Accordingly, we are asking our stockholders to ratify the selection of PwC as our independent auditor for 2024. Although ratification is not legally required, we are submitting the appointment of PwC for ratification by our stockholders because we value our stockholders’ views on the Company’s independent auditor and as a matter of good corporate practice. We expect that a representative of PwC will attend the Annual Meeting, have an opportunity to make a statement if they choose and be available to respond to appropriate questions.

If stockholders do not ratify the appointment, the ARC Committee will reconsider the appointment of our independent auditor. Even if the appointment is ratified, the ARC Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be appropriate.

THE BOARD AND THE ARC COMMITTEE RECOMMEND A VOTE FOR PROPOSAL 4.

ARC Committee Report

The ARC Committee operates under a written charter adopted by the Board and reviewed annually. The ARC Committee consists of the seven directors named below. Each member of the ARC Committee meets the independence requirements of Nasdaq and the SEC, and otherwise satisfies the requirements for audit committee service imposed by the Exchange Act. In addition, the Board has determined that each of Mr. Moffett and Ms. Messemer is an “audit committee financial expert” as defined by applicable SEC rules.

The ARC Committee provides assistance and guidance to the Board in fulfilling its oversight responsibilities with respect to:

•	PayPal’s corporate accounting and financial reporting practices and the audit of its financial statements;

•	The independent auditor’s qualifications and independence;

•	The performance of PayPal’s internal audit function and independent auditor;

•	The quality and integrity of PayPal’s financial statements and reports;

•	Reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor;

•	Producing this ARC Committee Report;

•	PayPal’s overall risk framework and risk appetite framework; and

•	PayPal’s compliance with legal and regulatory requirements.

The ARC Committee relies on the expertise and knowledge of management, the internal audit department and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of PayPal’s financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PayPal’s independent auditor, PwC, is responsible for performing an audit of PayPal’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the U.S. The independent auditor is also responsible for expressing an opinion on the effectiveness of PayPal’s internal control over financial reporting.

• 2024 Proxy Statement	107

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR 2024

ARC Committee Report

During 2023 and early 2024, among other things, the ARC Committee:

•	Reviewed and discussed with management and the independent auditor the Company’s quarterly earnings press releases, financial statements and related periodic reports prior to filing with the SEC;

•

Reviewed and discussed with executive management, the internal audit team and the independent auditor the scope, adequacy and effectiveness of the Company’s internal accounting and financial reporting controls and the independent auditor’s opinion on the effectiveness of the Company’s internal control over financial reporting;

•	Monitored and evaluated the independent auditor’s qualifications, performance, internal quality control procedures and independence on an ongoing basis;

•

Reviewed and discussed with management, the independent auditor and, as appropriate, the Chief Accounting Officer, the audit scope, any significant matters arising from any audit and the audit plans of both the internal audit department and the independent auditor;

•

Reviewed and discussed the Company’s enterprise-wide risk management program and overall risk management framework, including policies and practices established by management to identify, assess, measure and manage key current and emerging risks facing the Company;

•

Reviewed and discussed the Company’s enterprise-wide compliance program and global financial crimes program, including compliance risks, management actions on significant compliance matters, progress of major compliance initiatives and reports concerning the Company’s compliance with applicable laws and regulations;

•

Reviewed with the General Counsel and Chief Risk and Compliance Officer, as applicable, any significant legal, compliance or regulatory matters that could have a material impact on the Company’s financial statements, business or compliance policies, including material notices to or inquiries received from governmental agencies;

•

Reviewed and discussed with the independent auditor and management the audited financial statements in the Company’s 2023 Annual Report on Form 10-K, including a discussion of any critical audit matters identified by the independent auditor, the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments and estimates and the clarity of the disclosures in the financial statements; and

•

Held separate executive sessions with the independent auditor, the internal audit department (including the internal Sarbanes-Oxley Act of 2002 (“SOX”) team) and executive management to enable them to discuss legal, accounting, auditing and internal controls matters privately with the ARC Committee.

The ARC Committee has discussed with PwC the matters required to be discussed by the requirements of the PCAOB and the SEC. In addition, the ARC Committee has discussed with PwC its independence from PayPal and its management, received the written disclosures and the letter required by applicable PCAOB requirements regarding the independent auditor’s communications with the ARC Committee concerning independence and considered whether PwC’s provision of non-audit services was compatible with maintaining the independent auditor’s independence.

As provided in its charter, in addition to evaluating PwC’s independence, the ARC Committee assessed PwC’s performance as independent auditor during 2023. As part of its annual, comprehensive review of PwC to determine whether to reappoint the firm for the following fiscal year, the ARC Committee reviews a variety of indicators of audit quality including: the quality and candor of PwC’s communications with the ARC Committee and management; the quality and efficiency of the services provided, including input from management on PwC’s performance and how effectively PwC demonstrates its independent judgment, objectivity and professional skepticism; external data on audit quality and performance, including recent PCAOB reports on PwC and its peer firms; PwC’s global capabilities, technical expertise and knowledge of the Company’s global operations, accounting policies and practices and internal control over financial reporting; the appropriateness of PwC’s fees; PwC’s tenure as the Company’s independent auditor; and the controls and procedures in place to maintain PwC’s independence. As a result of its evaluation, the ARC Committee concluded that the appointment of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2024 is in the best interests of the Company and its stockholders.

Based on the ARC Committee’s reviews and discussions described above, the ARC Committee recommended to the Board that the consolidated audited financial statements be included in PayPal’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

The ARC Committee of the Board

David M. Moffett (Chair)

Rodney C. Adkins

Belinda J. Johnson

Enrique Lores

Deborah M. Messemer

Ann M. Sarnoff

Frank D. Yeary

108	• 2024 Proxy Statement

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITOR FOR 2024

Audit and Other Professional Fees

Audit and Other Professional Fees

The following table provides information about fees for services provided by PwC (in thousands):

	Year Ended December 31,
	2023 ($)	2022 ($)

Audit Fees	16,111	15,227

Audit-Related Fees	677	887

Tax Fees	25	3

All Other Fees	8	17

TOTAL	16,821	16,134

“Audit Fees” include fees for services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements included in our quarterly reports on Form 10-Q, the audit of internal control over financial reporting, comfort letters, consents, statutory audits, discussions surrounding the proper application of financial accounting and/ or reportable standards and audit services provided in connection with other regulatory or statutory filings for which we have engaged PwC.

“Audit-Related Fees” are fees for assurance and related services that are reasonably associated with the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not included in “Audit Fees.” These services primarily include fees for procedures in connection with our Systems and Organization Control (“SOC”) reports.

“Tax Fees” are fees for tax services, including tax planning and advice and tax compliance.

“All Other Fees” are fees for permitted services performed by PwC that do not meet the “Audit Fees,” “Audit-Related Fees” or “Tax Fees” category description. These services primarily include fees for software licenses.

The ARC Committee has determined that the provision of the non-audit services listed above is compatible with PwC’s independence.

ARC Committee Pre-Approval Policy

The ARC Committee has adopted a policy regarding pre-approval of any audit and permissible non-audit services. Under this policy, the ARC Committee pre-approves all audit and permissible non-audit services to be provided by PwC. These services may include audit services, audit-related services, tax services and other services. Pre-approval of services is generally provided for a period of up to one year, detailed as to the particular service or category of services and subject to a specified budget. PwC is required to report periodically to the ARC Committee regarding the extent of services provided in accordance with each pre-approval and the fees for such services provided to date. The ARC Committee may also pre-approve particular services on a case-by-case basis.

• 2024 Proxy Statement	109

PROPOSAL 5: STOCKHOLDER PROPOSAL – REPORT ON RESPECTING WORKFORCE CIVIL LIBERTIES

PROPOSAL 5:

Stockholder Proposal – Report on Respecting Workforce Civil Liberties

National Center for Public Policy Research (“NCPPR”) on behalf of the Free Enterprise Project of the NCPPR has advised the Company that it intends to present the following stockholder proposal at the Annual Meeting. NCPPR has indicated that the Free Enterprise Project holds sufficient shares of PayPal common stock to meet the requirements of Rule 14a-8. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

The text of the stockholder proposal and supporting statement (including footnotes) appear exactly as received by the Company unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all those assertions.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 5 BASED ON THE REASONS SET FORTH IN PAYPAL’S STATEMENT IN OPPOSITION FOLLOWING THE STOCKHOLDER PROPOSAL.

Report on Respecting Workforce Civil Liberties

Supporting Statement:

PayPal employs more than 29,000 people and should respect its employees’ speech rights and religious freedom. The Company must comply with laws prohibiting discrimination against employees on grounds including religion and sometimes political affiliation and participation.

Respecting diverse views allows companies to attract the most qualified talent, promote a healthy and innovative business culture, and contribute to the market and marketplace of ideas. Despite this, the 2023 Viewpoint Diversity Score Business Index1 found that 91% of scored companies promote divisive training concepts like Critical Race Theory, replacing rich cultural and ideological diversity with a monolithic focus on immutable surface-characteristic group identity.

PayPal, which received an abysmal score of 5% on the Index,2 goes further from training to practice, injecting illegal considerations of race and sex into every supplier-recruitment decision,3 thus discriminating against suppliers arbitrarily deemed “non-diverse.” And as PayPal actively discriminates against disfavored “non-diverse” people such as whites, men, straight people and religious believers, no such groups are represented by any “employee resource group,” while favored “diverse” groups — benefiting from Company discrimination — have a series of surface-characteristic-based lobbying groups.4 This further indicates systemic discrimination at PayPal against the “non-diverse.”

Many companies, including PayPal, also alienate employees by taking divisive stances on political and social issues. The Index found that 78% of scored companies discriminated against religious nonprofits in company programs, and 63% supported legislation undermining fundamental First Amendment freedoms.5 PayPal fully engages in these misdeeds, reliably misusing shareholder assets to further executives’ personal policy preferences.6

Companies’ potential liability for discrimination was sharpened by recent Supreme Court decisions in Students for Fair Admission v. Harvard and Groff v DeJoy. PayPal must act now to assess and correct potential shortcomings.

Corporations have recently lost such actions, paying $10 to $25 million in damages, plus litigation costs. The risk of these suits is rising. With more than 29,000 employees and a score of 5% on the Index, PayPal likely has 20,000+ employees that were potentially discriminated against for being white, Asian, male, straight or religious. If only 10% of them sue, and only 10% of those win, Company losses would run to the billions. And while racial equity audits can cost up to $4 million, this report should cost much less, as it need review only the discriminatory programs — unless PayPal so embraces suspect discrimination that its whole operation need be reviewed.

Resolved: Shareholders request the Board of Directors to conduct an evaluation and issue a civil rights and non-discrimination report within the next year, at reasonable cost and excluding proprietary information and disclosure of anything that would constitute an admission of pending litigation, evaluating how the Company’s policies and practices impact employees and prospective employees based on their race, color; religion (including religious views), sex, national origin or political views, and the risks those impacts present to the Company’s business.

[1]	https://www.viewpointdiversityscore.org/business-index
[2]	https://www.viewpointdiversityscore.org/company/paypal-holdings
[3]	https://about.pypl.com/how-we-work/diversity-and-inclusion/supplier-diversity/default.aspx
[4]	https://about.pypl.com/how-we-work/diversity-and-inclusion/default.aspx
[5]	https://www.viewpointdiversityscore.org/business-index
[6]

https://investor.pypl.com/esg-strategy/default.aspx; https://s202.q4cdn.com/805890769/files/doc_downloads/2023/05/2022-Global-Impact-Report_FINAL-73.pdf; https://www.weforum.org/partners/#P; https://www.civicalliance.com/members; https://www.hrc.org/about/corporate-partners

110	• 2024 Proxy Statement

PROPOSAL 5: STOCKHOLDER PROPOSAL – REPORT ON RESPECTING WORKFORCE CIVIL LIBERTIES

 PayPal’s Statement in Opposition

PAYPAL’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The report requested by the Proposal is unnecessary for the following reasons:

•  A diverse, inclusive workplace free of discrimination is in the best interest of PayPal and its stockholders.

•  PayPal already publicly provides robust reporting of its inclusion and anti-discrimination initiatives.

•  The Proposal presents a misleading view of PayPal’s diversity, inclusion, equity and belonging (“Belonging”) performance.

A diverse, inclusive workplace free of discrimination is in the best interest of PayPal and its stockholders

PayPal believes in the strong business case for a diverse and inclusive work environment founded on mutual respect and free of discrimination. PayPal is an equal opportunity employer, and we hire, promote and compensate employees based on their ability to perform the job, without regard to race, religious creed or belief, color, ethnicity or national origin, age, disability, gender, gender identity and expression, sexual orientation, military or veteran status, marital status, or any other legally protected characteristic. We recognize and respect each person as a unique individual, and we do not tolerate employment discrimination in the workplace.

We believe there is ample evidence establishing that diverse teams make better business decisions and build better products. As a global company, we believe that the diversity of our workforce enables greater collaboration and innovation as we develop products and services to meet the needs of our diverse customer base globally.

PayPal already publicly provides robust reporting of its inclusion and anti-discrimination initiatives

The Proposal calls for a reporting obligation beyond PayPal’s already robust reporting of our diversity and anti-discrimination programs. Our anti-discrimination efforts are reflected in our Code of Business Conduct and Ethics and other public disclosures including our Global Impact Report. We report publicly on the importance we place on diversity and inclusion across multiple dimensions, which is part of our overall anti-discrimination efforts. Accordingly, our Board believes that devoting additional time and resources to produce the report sought by the Proposal would only distract from and duplicate the ongoing anti-discrimination and inclusion programs and initiatives underway at PayPal.

The Proposal presents a misleading view of PayPal’s Belonging performance

The Proposal’s supporting statement cites PayPal’s score of 5% on the “2023 Viewpoint Diversity Score Business Index.” Of the 75 companies rated on this index, the average score is 11% and only one company was rated above 25%. The proponent further claims, inaccurately and without evidence, that “PayPal actively discriminates against disfavored “non-diverse” people such as whites, men, straight people, and religious believers.” PayPal’s Belonging programs are designed and operated in accordance with applicable laws prohibiting discrimination based on any legally protected characteristic. The proponent further erroneously asserts that “no such groups are represented by any ‘employee resource group.’” In fact, our eight employee resource groups are open to all employees and include the Believe group, which promotes the value of faith at work.

* * *

Our Board has carefully considered the Proposal, and for the reasons set forth above, the Board believes that devoting additional time and resources to the proposed report would be unnecessary, costly and would only distract from the ongoing diversity and anti-discrimination programs already in place at PayPal. Accordingly, our Board believes that the Proposal is not in the best interests of PayPal and its stockholders.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 5.

• 2024 Proxy Statement	111

PROPOSAL 6: STOCKHOLDER PROPOSAL – BYLAW AMENDMENT: STOCKHOLDER APPROVAL OF DIRECTOR COMPENSATION

PROPOSAL 6:

Stockholder Proposal – Bylaw Amendment: Stockholder Approval of Director Compensation

John Chevedden, whose address is 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, has advised the Company that he intends to present the following stockholder proposal at the Annual Meeting. Mr. Chevedden has indicated that he holds sufficient shares of PayPal common stock to meet the requirements of Rule 14a-8. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponent.

The text of the stockholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all those assertions.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 6 BASED ON THE REASONS SET FORTH IN PAYPAL’S STATEMENT IN OPPOSITION FOLLOWING THE STOCKHOLDER PROPOSAL.

Proposal 6 – Bylaw Amendment: Stockholder Approval of Director Compensation

The Bylaws of PayPal Holdings, Inc. are amended as follows:

Article II, Section 1.12 is deleted and replaced in its entirety as follows:

Compensation of Directors. The Board of Directors shall not have any authority to fix the compensation of directors. The compensation of directors the Corporation pays shall be fixed at $1 in a fiscal year; provided, however, the Corporation may pay, grant, or award compensation greater than $1 in a fiscal year if such compensation has been (1) disclosed to stockholders in advance of the fiscal year in which the Corporation will pay, grant, or award such compensation; (2) submitted to an approval vote of stockholders at an annual or special meeting of stockholders in advance of the fiscal year in which the Corporation will pay, grant, or award such disclosed compensation; and (3) approved by a majority of stockholder votes present in person or represented by proxies and entitled to vote cast in favor of the disclosed annual compensation at an annual or special meeting of stockholders in advance of the fiscal year in which the Corporation will pay, grant, or award such compensation, which majority shall include only stockholder votes of stockholders that are not directors of the Company.

Supporting statement

PayPal stockholders seek an independent Board of Directors, one that has as its sole objective representing stockholders without conflict of interest. One interest pertains to compensation and how PayPal compensates directors for board service. Stockholders seek the authority to approve compensation that directors receive from PayPal.

Stockholders want and need authority over how and how much PayPal compensates directors. If stockholders approve compensation, then directors have the greatest incentive to work in the sole interest of stockholders. Currently, directors design and approve compensation with no approval from stockholders. Directors receive whatever compensation they desire. This bylaw amendment corrects this problem.

The bylaw amendment provides for a stockholder vote on director compensation. Directors can continue to design and propose compensation structure and amount, including the mix and amount of cash and equity. Stockholders will have final approval over whether Directors receive what directors propose. Stockholders will vote on Director compensation as disclosed in the proxy statement for a stockholder meeting before the fiscal year in which Directors receive that compensation. Stock owned by Directors will not count in the vote, so the vote result represents the independent views of stockholders.

I urge stockholders to approve this bylaw amendment and assume proper authority over the compensation of directors who represent us.

112	• 2024 Proxy Statement

PROPOSAL 6: STOCKHOLDER PROPOSAL – BYLAW AMENDMENT: STOCKHOLDER APPROVAL OF DIRECTOR COMPENSATION

 PayPal’s Statement in Opposition

PAYPAL’S BOARD RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

The proposed bylaw amendment is not in the best interest of PayPal because:

•  PayPal’s director compensation program is reasonable and reflects market practice.

•  PayPal already provides opportunities for stockholders to express their views on director compensation.

•  The proponent’s requested director compensation scheme would place PayPal at an extreme disadvantage relative to other US public companies and hinder PayPal’s ability to maintain a qualified, high-performing Board of Directors.

PayPal’s director compensation program is reasonable and reflects market practice

As discussed under the section titled “Director Compensation,” the Compensation Committee of the Board of Directors, comprising solely independent directors, reviews and makes recommendations to the Board regarding compensation paid to non-employee directors for their Board and committee service. The Committee reviews the non-employee director compensation program on an annual basis, receiving input from the Committee’s independent compensation consultant regarding market practices and the competitiveness of the non-employee director compensation program in relation to the general market and the Company’s peer group. This process has resulted in an effective compensation program that enables the Company to attract and retain highly-qualified directors with the background, experience and skills needed to oversee the management of the Company, while remaining aligned with market practices for director compensation. Structurally, our program is broadly consistent with the practices of both our peers and other S&P 500 constituents. Further, the annual compensation paid to our directors, as set forth in the Director Compensation Table, is well within the range of amounts paid by our peers, as well as companies in the S&P 500 Technology and S&P 500 Financial Services indices.

PayPal already provides opportunities for stockholders to express their views on director compensation

PayPal’s established good governance processes provide ample opportunities for investors to express their views on director compensation. PayPal maintains an active stockholder engagement process with participation by members of our Board and facilitates regular communication of stockholder feedback to the full Board; investors to date have not raised the amount, structure, or form of our director compensation as a concern. Additionally, all of PayPal’s directors are subject to election on an annual basis, and investors who are concerned about director pay practices could emphasize any views shared in direct dialogue with the Company through a vote on the members of the Compensation Committee, without requiring a separate vote to signal the investor’s perspective. These two key communication pathways provide an effective venue for investors to share their views on director compensation.

The proponent’s requested director compensation scheme would place PayPal at an extreme disadvantage relative to other US public companies and hinder PayPal’s ability to maintain a qualified, high-performing Board of Directors

The proponent’s proposed bylaw amendment would completely upend the widely-accepted framework for director compensation at public companies and place PayPal at a significant disadvantage in attracting and retaining highly-qualified directors. First, the proposed regime would require advance approval of director compensation, creating enormous uncertainty each year for nominees and incumbent directors as to what, if any, compensation they might receive for their significant commitment of time and effort to serve on our Board, a commitment they would need to make before knowing how they will be compensated. Second, the vote would be binary and binding, leaving no room for any iterative and deliberative dialogue with investors regarding director compensation. Finally, directors – particularly those with the caliber and diversity of qualifications, experience and expertise we seek for our Board – typically have great flexibility as to which of the available board positions they might accept. For these reasons, highly-qualified directors who are sought by multiple public companies would be less willing to serve on PayPal’s Board because the proposal would result in (i) recurring uncertainty about the expected compensation for board service and (ii) the potential for a full year’s compensation for board service to be capped at $1, which is in stark contrast to a predictable, competitive director compensation program. Accordingly, if PayPal were shackled to the proponent’s mandatory advance director compensation framework, it would be materially disadvantaged in attracting the most qualified candidates, facing a significant and perennial obstacle to realizing long-term shareholder value.

* * *

Our Board has carefully considered the Proposal, and for the reasons set forth above, the Board believes that adoption of the proposed Bylaw amendment and resulting director compensation stockholder approval requirements would introduce significant uncertainty and compromise PayPal’s ability to attract and retain highly-qualified directors. Therefore, our Board believes that the Proposal is not in the best interests of PayPal and its stockholders.

THE BOARD RECOMMENDS A VOTE AGAINST STOCKHOLDER PROPOSAL 6.

• 2024 Proxy Statement	113

FREQUENTLY ASKED QUESTIONS

Proxy Materials

Frequently Asked Questions

Proxy Materials

1.	Why did I receive these proxy materials?

We have made these materials available to you or delivered paper copies by mail in connection with our Annual Meeting, which will take place exclusively online on Wednesday, May 22, 2024. As a stockholder, you are invited to participate in the Annual Meeting via live webcast and vote on the business items described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules and is intended to assist you in voting your shares.

2.	What is included in the proxy materials?

The proxy materials include:

•	The Notice of the Annual Meeting;

•	Our proxy statement for the Annual Meeting; and

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting. If you received a “Notice of Internet Availability of Proxy Materials” (described in Question 4 below) instead of a paper copy of the proxy materials, see the section entitled “Voting Information” below for information regarding how you can vote your shares.

3.	What does it mean if I receive more than one Notice, proxy card or voting instruction form?

It generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions separately for each Notice, proxy card and voting instruction form you receive.

4.	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are distributing our proxy materials to certain stockholders over the Internet under the “notice and access” approach in accordance with SEC rules. As a result, we are mailing to many of our stockholders a “Notice of Internet Availability of Proxy Materials” (“Notice”) instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and may request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials electronically on an ongoing basis or in printed form by mail.

5.	How can I access the proxy materials over the Internet?

Your Notice, proxy card or voting instruction form will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.

Our proxy materials are also available on our website at https://investor.pypl.com/financials/annual-reports/default.aspx.

Your Notice, proxy card or voting instruction form will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Instead of receiving future copies of our proxy statements and annual reports by mail, stockholders of record and most beneficial owners may elect to receive an email that will provide an electronic link to these documents. Choosing to receive your proxy materials electronically helps us conserve natural resources and reduce printing costs, mailing fees and the environmental impact of our Annual Meeting. If you choose to access future proxy materials electronically, you will receive an email with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive future proxy materials by email will remain in effect until you revoke it.

114	• 2024 Proxy Statement

FREQUENTLY ASKED QUESTIONS

Proxy Materials

6.	How may I obtain a paper copy of the proxy materials?

If you receive a paper Notice instead of a paper copy of the proxy materials, the Notice will provide instructions about how to obtain a paper copy of the proxy materials. If you receive the Notice by email, the email will also include instructions about how to obtain a paper copy of the proxy materials. All stockholders of record who do not receive a paper Notice or Notice by email will receive a paper copy of the proxy materials by mail.

7.	I share an address with another stockholder, and we received only one paper copy of the proxy materials or Notice. How may I obtain an additional copy?

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding PayPal common stock but who share the same address, we have adopted an SEC-approved procedure called “householding.” Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to certain stockholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. This practice helps us conserve natural resources and reduces printing costs, mailing fees and the environmental impact of our Annual Meeting. Stockholders participating in householding will continue to receive separate proxy cards.

If you are a beneficial owner and wish to receive a separate Notice or set of proxy materials, please request those additional materials by contacting your individual bank, broker or other nominee. All stockholders may also request a separate Notice or set of proxy materials for the Annual Meeting by contacting Broadridge Financial Solutions, Inc. (“Broadridge”) at:

•	By Internet: www.proxyvote.com

•	By telephone: 1-800-579-1639

•	By email: sendmaterial@proxyvote.com

If you request a separate Notice or set of proxy materials by email, please be sure to include your control number in the subject line. A separate Notice or set of proxy materials, as applicable, will be sent promptly following receipt of your request.

If you are a stockholder of record and wish to receive a separate Notice or set of proxy materials, as applicable, in the future, please contact Computershare Shareowner Services LLC, our transfer agent, at:

•	1-800-522-6645

If you are the beneficial owner of shares held through a bank, broker or other nominee, and you wish to receive a separate Notice or set of proxy materials, as applicable, in the future, please call Broadridge at:

•	1-866-540-7095

8.	I share an address with another stockholder, and we received more than one paper copy of the proxy materials or the Notice. How do we obtain a single copy in the future?

Stockholders of record sharing an address who are receiving multiple copies of the proxy materials or the Notice, as applicable, and who wish to receive a single copy of such materials in the future may contact Computershare Shareowner Services LLC, our transfer agent, at:

•	1-800-522-6645

Beneficial owners of shares held through a bank, broker, or other nominee sharing an address who are receiving multiple copies of the proxy materials or the Notice, as applicable, and who wish to receive a single copy of such materials in the future may contact Broadridge at:

•	1-866-540-7095

• 2024 Proxy Statement	115

FREQUENTLY ASKED QUESTIONS

Voting Information

Voting Information

9.

Which proposals will be voted on at the Annual Meeting? How does the Board recommend that I vote? What is the vote required to approve each of the proposals? What effect will abstentions and broker non-votes have?

	Voting Options	Board Recommendation	Vote Required to Adopt the Proposal	Effect of Abstentions	Broker Discretionary Voting Allowed*

Proposal 1: Election of the 11 Director Nominees Named in this Proxy Statement	For, Against or Abstain for each nominee	FOR each nominee	Majority of votes cast for such nominee	No effect	No

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation (“say-on-pay” vote)	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

Proposal 3: Approval of PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

Proposal 4: Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2024	For, Against or Abstain	FOR	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	Yes

Proposal 5: Stockholder Proposal – Report on Respecting Workforce Civil Liberties	For, Against or Abstain	AGAINST	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

Proposal 6: Stockholder Proposal – Bylaw Amendment: Stockholder Approval of Director Compensation	For, Against or Abstain	AGAINST	Majority of shares represented in person or by proxy at the meeting	Treated as votes Against	No

*	See Question 16 below for additional information on broker non-votes.

10.	Who is entitled to vote? How many shares can I vote?

Each share of PayPal common stock issued and outstanding as of the close of business on March 27, 2024, the Record Date for the Annual Meeting, is entitled to cast one vote per share on all items being voted on at the Annual Meeting. You may vote all shares of PayPal common stock that you owned as of the Record Date, including (1) shares held directly in your name as the stockholder of record, including shares purchased or acquired through PayPal’s equity incentive plans and (2) shares held for you as the beneficial owner through a broker, bank or other nominee.

On the Record Date, 1,052,643,337 shares of PayPal common stock were issued and outstanding and entitled to vote.

11.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares as a beneficial owner through a bank, broker or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to PayPal or to a third party, or to vote your shares during the Annual Meeting.

116	• 2024 Proxy Statement

FREQUENTLY ASKED QUESTIONS

Voting Information

Beneficial Owner

If your shares are held in a brokerage account or by a bank or other holder of record (commonly referred to as holding shares in “street name”), you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares during our Annual Meeting.

12.	How can I vote my shares without participating in the Annual Meeting?

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the Annual Meeting. We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend the virtual Annual Meeting. Please make sure that you have your Notice, proxy card or voting instruction form available and carefully follow the instructions. There are three ways to vote by proxy:

•	By Internet: vote your shares online at www.proxyvote.com.

•	By telephone: call 1-800-690-6903 or the telephone number on your proxy card or voting instruction form.

•	By mail: complete, sign and date your proxy card or voting instruction form and return in the postage-paid envelope.

Internet and telephone voting are available 24 hours a day until 8:59 p.m. Pacific time on Tuesday, May 21, 2024.

13.	How can I vote my shares during the Annual Meeting?

The Annual Meeting will be held entirely online to enable greater stockholder attendance and participation globally. Stockholders may participate in the Annual Meeting by visiting the following website:

•	www.virtualshareholdermeeting.com/PYPL2024

To participate in the Annual Meeting, you will need the 16-digit control number included on the Notice, proxy card or voting instruction form, as applicable.

You may vote your shares electronically during the Annual Meeting, whether you are a stockholder of record or a beneficial stockholder. Even if you plan to participate in the Annual Meeting online, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting.

14.	May I change my vote or revoke my proxy?

If you are the stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by Internet, telephone or paper ballot with a later date (which will automatically revoke the earlier proxy);

•	sending written notice of revocation to our Corporate Secretary; or

•	voting in person by attending the virtual Annual Meeting by webcast.

Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request in a manner described in the immediately preceding sentence. For shares you hold beneficially in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or by participating in the meeting and electronically voting your shares during the meeting.

15.	What if I return my proxy card but do not provide voting instructions?

If you are a stockholder of record and you return your signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board (see Question 9 above).

16.	What if I am a beneficial owner and do not give voting instructions to my broker?

If you are a beneficial owner of shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting, except for Proposal 4 (the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2024), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares on the Internet or by telephone. If you do not provide voting instructions, your shares will not be voted on any proposal except for Proposal 4. This is called a “broker non-vote.” For your vote to be counted, you will need to communicate your voting decision to your broker, bank or other nominee before the date of the Annual Meeting, or vote in person at the virtual Annual Meeting.

• 2024 Proxy Statement	117

FREQUENTLY ASKED QUESTIONS

Voting Information

17.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner designed to protect your voting privacy. Your vote will not be disclosed, either within PayPal or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate proxy solicitation. To the extent that stockholders provide written comments on their proxy cards, those comments will be forwarded to management.

18.	What constitutes a quorum?

The quorum requirement for holding the Annual Meeting and the transaction of business is that holders of a majority of the shares of PayPal common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy. All abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

19.	Who will bear the cost of soliciting votes for the Annual Meeting?

We will bear the expense of soliciting proxies and have engaged D.F. King & Co., Inc. to solicit proxies for a fee of $19,000, plus a reasonable amount to cover expenses. We will reimburse brokerage houses and other custodians, fiduciaries and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares. Our directors, officers and employees may solicit proxies in person, by mail, by telephone, or by electronic communication. No additional compensation will be paid to our directors, officers or employees for such services.

20.	What happens if additional matters are presented at the Annual Meeting?

Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders (Alex Chriss, Jamie Miller, Bimal Patel and Brian Y. Yamasaki) will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

21.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K within four business days of the Annual Meeting and available at www.sec.gov and on our Investor Relations website.

Attending the Annual Meeting

22.	How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via live webcast. You are entitled to attend and participate in the Annual Meeting only if you were a PayPal stockholder as of the close of business on March 27, 2024, the Record Date, or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/PYPL2024. You also will be able to vote your shares by attending the virtual Annual Meeting online. Interested persons who were not stockholders as of the close of business on March 27, 2024, the Record Date, may view, but not participate, in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PYPL2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card (if you requested printed materials) or on the instructions that accompanied your proxy materials. Stockholders who wish to submit a question to PayPal prior to the Annual Meeting may do so at www.proxyvote.com before 8:59 p.m. Pacific Time on Tuesday, May 21, 2024. Stockholders will need the 16-digit control number to submit a question. The online meeting will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow sufficient time for the check-in procedures.

23.	What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or the meeting?

We will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-986-0822 (U.S.) or 303-562-9302 (international).

118	• 2024 Proxy Statement

FREQUENTLY ASKED QUESTIONS

Attending the Annual Meeting

24.	Why are you holding a virtual meeting instead of a physical meeting?

We have conducted an exclusively virtual Annual Meeting each year since becoming a public company in 2015 and have adopted a series of safeguards which we believe provide all stockholders the same rights and opportunities to participate as they would at an in-person meeting. We have found that the virtual meeting format enables greater stockholder attendance and participation globally, while reducing our environmental impact and saving time and money. Please visit www.virtualshareholdermeeting.com/PYPL2024, where you can attend this year’s Annual Meeting and submit questions before and during the meeting. For additional information regarding our virtual Annual Meeting, see the section entitled “Important Information About PayPal’s Virtual Annual Meeting” on page 2 of this proxy statement.

25.	Can stockholders ask questions during the Annual Meeting?

Yes. We will answer stockholder questions submitted in advance of, and questions submitted live during, the Annual Meeting, time permitting. Stockholders may submit a question in advance of the meeting before 8:59 p.m. Pacific Time on Tuesday, May 21, 2024 at www.proxyvote.com after logging in with the 16-digit control number included on the Notice, on their proxy card (if they requested printed materials), or on the instructions that accompanied their proxy materials.

Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/PYPL2024. We will endeavor to answer as many questions submitted by stockholders that comply with the meeting rules of conduct as time permits. We will limit each stockholder to one question so we can answer questions from as many stockholders as possible. Questions should be succinct and cover only one topic. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. In addition, questions may be edited for brevity and grammatical corrections. We do not intend to address any questions that are, among other things: irrelevant to the business of the Company or to the business of the Annual Meeting; related to material non-public information of the Company; related to personal matters or grievances; derogatory or otherwise in bad taste; repetitious statements already made by another stockholder; in furtherance of the stockholder’s personal or business interests; or out of order or not otherwise suitable for the conduct of the Annual Meeting, in each case as determined by the Board Chair or Corporate Secretary in their reasonable discretion. For additional information regarding our virtual Annual Meeting, see the section entitled “Important Information About PayPal’s Virtual Annual Meeting” on page 2 of this proxy statement.

26.	What is the deadline to propose actions for consideration at the 2025 Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholders may present proper proposals for consideration at future stockholder meetings. For a stockholder proposal (other than a director nomination) to be considered for inclusion in our proxy statement and for consideration at our 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”), our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 10, 2024. If we hold our 2025 Annual Meeting more than 25 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Proposals should be addressed to Corporate Secretary, PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received.

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy materials. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) brought before the meeting by the Company and specified in the notice of a meeting given by or at the direction of our Board, (2) brought before the meeting by or at the direction of our Board or (3) otherwise properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2025 Annual Meeting, our Corporate Secretary must receive the written notice by overnight express courier or registered mail, return receipt requested, at our principal executive offices:

•	not earlier than the close of business on December 10, 2024; and

•	not later than the close of business on January 9, 2025.

If we hold our 2025 Annual Meeting more than 25 days before or after the one-year anniversary of the 2024 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices no later than the close of business on the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

• 2024 Proxy Statement	119

FREQUENTLY ASKED QUESTIONS

Attending the Annual Meeting

If a stockholder proponent (or its representative) does not appear virtually (for a virtual annual meeting) or in person (for a physical annual meeting) to present their proposal or nomination at such meeting, we are not required to present the proposal for a vote at such meeting.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that our Corporate Secretary receive the notice within the time period described above for stockholder proposals that are not intended to be included in our proxy statement.

We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our Bylaws were filed with the SEC on October 2, 2023 as an exhibit to our Current Report on Form 8-K and are available at https://investor.pypl.com/financials/sec-filings/default.aspx. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates. We will not consider any proposal or nomination that is not timely or otherwise does not meet our Bylaws’ and SEC requirements for submitting a proposal or nomination. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

In addition to satisfying the requirements of our Bylaws, including the deadline for notice of director nominations, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act no later than January 9, 2025.

27.	Where can I find more information about the Company’s SEC filings, governance documents and communicating with the Company and the Board?

SEC Filings and Reports

Our SEC filings, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, are available free of charge on our Investor Relations website at https://investor.pypl.com/financials/sec-filings/default.aspx.

Corporate Governance Documents

The Governance Guidelines, charters of our principal Board committees, our Code of Business Conduct and Ethics and other key corporate governance documents and materials are available on our Investor Relations website at https://investor.pypl.com/governance/governance-overview/default.aspx.

Communicating with Management and Investor Relations

Stockholders may contact management or Investor Relations through our Investor Relations department by writing to Investor Relations at our principal executive offices at PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131 or by email at investorrelations@paypal.com.

Communicating with the Board

Our Board has adopted a process by which stockholders or other interested persons may communicate with the Board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Board Chair, Board committees or the independent directors as a group) in care of our Corporate Secretary, PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131. All mail received may be opened and screened for security purposes. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded. Such items include, but are not limited to: spam; junk mail and mass mailings; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will not be forwarded.

120	• 2024 Proxy Statement

FREQUENTLY ASKED QUESTIONS

Attending the Annual Meeting

Summary Contact Information

Area of Interest	Contact Information

Board of Directors	PayPal Holdings, Inc. Attn: Corporate Secretary 2211 North First Street San Jose, California 95131

PayPal Management	PayPal Investor Relations InvestorRelations@paypal.com

Annual Meeting	www.virtualshareholdermeeting.com/PYPL2024

Information for stockholders of record	Computershare Shareowner Services LLC www.computershare.com/contactus 1.800.522.6645

Information for beneficial holders	Broadridge Financial Solutions, Inc.: www.proxyvote.com 1.800.579.1639 or 1.866.540.7095 sendmaterial@proxyvote.com

• 2024 Proxy Statement	121

OTHER MATTERS

Other Matters

The Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

Brian Y. Yamasaki

Secretary

Dated: April 9, 2024

122	• 2024 Proxy Statement

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

APPENDIX A:

Reconciliation of Non-GAAP Financial Measures

This proxy statement contains certain non-GAAP measures of financial performance. These non-GAAP measures include Non-GAAP Operating Margin, Non-GAAP earnings per diluted share and Free Cash Flow.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. These measures should be used to evaluate the company’s results of operations only in conjunction with the corresponding GAAP measures.

Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in the proxy statement can be found in the tables below.

In addition to the non-GAAP measures discussed above, the company also analyzes certain measures, including revenues, on an FX-neutral basis to better measure the comparability of operating results between periods. The company believes that changes in foreign currency exchange rates are not indicative of the company’s operations, and that evaluating growth in revenues on an FX-neutral basis provides an additional meaningful and comparable assessment of this measure to both management and investors. FX-neutral results are calculated by translating the current period’s local currency results with the prior period’s exchange rate. FX-neutral growth rates are calculated by comparing the current period’s FX-neutral results by the prior period’s results, excluding the impact from hedging activities.

Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

	Year Ended December 31,
	2023	2022	2021
	(In millions, except percentages) (unaudited)

GAAP net revenues	$29,771	$27,518	$25,371

GAAP operating income	5,028	3,837	4,262

Stock-based compensation expense and related employer payroll taxes	1,558	1,355	1,539

Amortization of acquired intangible assets	227	471	441

Restructuring	122	122	27

Other[1]	(256)	85	35

Total non-GAAP operating income adjustments	1,651	2,033	2,042

Non-GAAP operating income	$6,679	$5,870	$6,304

GAAP operating margin	16.9%	13.9%	16.8%

Non-GAAP operating margin	22.4%	21.3%	24.8%

[1]	The year ended for the periods presented, as applicable, include the following:
•	December 31, 2023 includes $339 million in pre-tax gain, net of transaction costs, related to the sale of Happy Returns, $61 million of asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties, and $21 million in fees related to credit externalization
•	December 31, 2022 includes $81 million of asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties and a $4 million charge associated with an early lease termination
•	December 31, 2021 includes a $9 million charge associated with early lease terminations and $26 million of asset impairment charges for right-of-use lease assets and related leasehold improvements in conjunction with exiting certain leased properties.

• 2024 Proxy Statement	123

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of GAAP Net Income to Non-GAAP Net Income and GAAP Diluted EPS to Non-GAAP Diluted EPS

	Year Ended December 31,
	2023	2022	2021
	(In millions, except per share data) (unaudited)

GAAP income before income taxes	$5,411	$3,366	$4,099

GAAP income tax expense (benefit)	1,165	947	(70)

GAAP net income	4,246	2,419	4,169

Non-GAAP adjustments to net income:

Non-GAAP operating income adjustments (see table above)	1,651	2,033	2,042

Net (gains) losses on strategic investments	(201)	304	(46)

Other[1]	39	410	36

Tax effect of non-GAAP adjustments	(89)	(384)	(746)

Non-GAAP net income	$5,646	$4,782	$5,455

Diluted net income per share:

GAAP	$3.84	$2.09	$3.52

Non-GAAP	$5.10	$4.13	$4.60

Shares used in GAAP diluted share calculation	1,107	1,158	1,186

Shares used in non-GAAP diluted share calculation	1,107	1,158	1,186
[1]	The year ended for the periods presented, as applicable, include the following:
•	December 31, 2023 and 2022 consist primarily of tax expense (benefit) related to intra-group transfer of assets.
•	December 31, 2021 consists primarily of $43 million in tax expense related to intra-group transfer of intellectual property and $11 million in tax benefit related to the write-off of deferred tax liabilities on strategic investments as a result of acquiring the remaining interest in the investments during the period.

Reconciliation of Operating Cash Flow to Free Cash Flow

	Year Ended December 31,
	2023	2022	2021
	(In millions/unaudited)

Net cash provided by operating activities	$4,843	$5,813	$5,797

Less: Purchases of property and equipment	(623)	(706)	(908)

Free cash flow	4,220	5,107	4,889

Net impact of European BNPL receivables originated as held for sale and the subsequent sale of receivables	334	—	—

Adjusted free cash flow	$4,554	$5,107	$4,889

124	• 2024 Proxy Statement

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

APPENDIX B:

PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (marked)

This Appendix B presents a marked version of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (the “Plan”), as amended and restated, subject to the approval of our stockholders. The marked version shows all of the differences between the version of the Plan approved by stockholders in May ~~2018~~2023 and the version proposed to be voted on at the 2024 Annual Meeting.

PAYPAL HOLDINGS, INC.

2015 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1

Purpose

The purpose of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as it may be further amended and restated from time to time (the “Plan”) is to promote the success and enhance the value of PayPal Holdings, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants (each as defined below) to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

Definitions and Construction

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Assumed Spin-Off Award” means an award granted to certain employees, consultants and directors of the Company, eBay Inc. and their respective subsidiaries under an equity compensation plan maintained by eBay Inc. or a corporation acquired by eBay Inc., which award is assumed by the Company and converted into an Award in connection with the Spin-Off, pursuant to the terms of the Employee Matters Agreement between the Company and eBay Inc., entered into in connection with the Spin-Off, which Assumed Spin-Off Award shall be issued upon the effective time of the Spin-Off.

2.2 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock Unit award, a Restricted Stock Unit award or a Performance Bonus Award granted to a Participant pursuant to the Plan, including an Assumed Spin-Off Award.

2.3 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by

• 2024 Proxy Statement	125

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if the Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, to the extent required, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the committee of the Board described in Article 12.

2.8 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.9 “Deferred Stock Unit” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10 “Director” means a member of the Board.

2.11 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time, or if Participant is otherwise ineligible to participate in the Company’s long-term disability insurance program or resides outside the United States and no such program exists, means that the Participant is unable to perform his or her duties with the Company or its Subsidiary by reason of a medically determinable physical or mental impairment, as determined by a physician acceptable to the Company, which is permanent in character or which is expected to last for a continuous period of more than six (6) months.

2.12 “Dividend Equivalent” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.14 “Effective Date” shall have the meaning set forth in Section 13.1.

2.15 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.16 “Employee” means any person on the payroll records of the Company or a Subsidiary and actively providing services as an employee. Service as a Director or compensation by the Company or a Subsidiary solely for services as a Director shall not be sufficient to constitute “employment” by the Company or a Subsidiary.

126	• 2024 Proxy Statement

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

2.17 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.18 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.19 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes), or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value of a share of Stock as established by the Committee acting in good faith.

2.20 ~~“Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Participant pays the intrinsic value existing at the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).~~ [Reserved]

2.21 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22 “Independent Director” means a Director of the Company who is not an Employee.

2.23 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.24 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.27 “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.28 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:

(a) The Performance Criteria that will be used to establish Performance Goals may include, without limitation, any of the following: trading volume; users; customers; total payment volume; revenue; operating income; EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization); net income (either before or after taxes); earnings per share; earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”); multiples of price to earnings; multiples of price/earnings to growth; return on net assets; return on gross assets; return on equity; return on invested capital; Stock price; cash flow (including, but not limited to, operating cash flow and free cash flow); net or operating margins; economic profit; Stock price appreciation; total stockholder returns; employee productivity; market share; volume; customer satisfaction metrics; net sales; expense levels; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions; implementation, completion or attainment of objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; financing and other capital raising transactions (including sales of the Company’s equity or debt securities, factoring transactions); product revenue growth; gross profit; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; economic value-added models or equivalent metrics; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents, passing pre-approval inspections (whether of the Company or third parties)); gross or cash margins; debt reduction; reductions in costs; year-end cash; working capital levels, including cash, inventory and accounts receivable; research and development achievements; operating efficiencies and employee engagement/satisfaction metrics, any of which may be measured

• 2024 Proxy Statement	127

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

with respect to the Company, or any Subsidiary, affiliate or other business unit of the Company, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group, and may be calculated on a pro forma basis or in accordance with GAAP.

(b) The Committee may, in its discretion, provide that one or more adjustments shall be made to one or more of the Performance Goals. Such adjustments may include, without limitation, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, tax rates, accounting principles or business conditions.

2.29 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.30 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a performance-based Award.

2.31 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.33 “Plan” means this PayPal Holdings, Inc. Amended and Restated 2015 Equity Incentive Award Plan, as it may be amended from time to time.

2.34 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.35 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.36 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.37 “Spin-Off” means the distribution of shares of Stock to the stockholders of eBay Inc. on July 17, 2015, pursuant to the Separation and Distribution Agreement between the Company and eBay Inc., dated as of June 26, 2015, entered into in connection with such distribution.

2.38 “Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

2.39 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of a benefit or compensation, granted pursuant to Section 8.4.

2.41 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if, at the time of the determination, each of the entities other than the last entity in the unbroken chain beneficially owns securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

128	• 2024 Proxy Statement

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

2.42 “Substitute Award” shall mean an Option or SAR granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

2.43 “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary.

(b) As to a Non-Employee Director or Independent Director, the time when a Participant who is a Non-Employee Director or Independent Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding: (i) a termination where there is simultaneous employment by the Company or a Subsidiary of such person and (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with such person.

(c) As to an Employee, the time when the Participant has ceased to actively be employed by or to provide services to the Company or any Subsidiary for any reason, without limitation, including resignation, discharge, death, disability or retirement; but excluding: (i) a termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, and (iii) a termination where a Participant simultaneously becomes an Independent Director.

(d) The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, questions relating to the nature and type of Termination of Service, and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant shall be deemed to have a Termination of Service in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3

Shares Subject to the Plan

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards granted under the Plan is ~~179~~199,600,000 which includes the aggregate number of shares of Stock subject to all Assumed Spin-Off Awards. Any shares of Stock that are subject to Awards granted under the Plan on or after the ~~2016~~2024 annual meeting of the Company’s stockholders (the “~~2016~~2024 Annual Meeting”) ~~other than Full Value Awards~~ shall be counted against this limit as ~~0.50 shares for every share of Stock subject to the Award granted. Any shares of Stock that are subject to Full Value Awards granted under the Plan shall be counted against this limit as~~ one (1) share for every share of Stock subject to the Award granted.

(b) To the extent that an Award terminates, expires, or lapses for any reason, or such an Award is settled in cash without delivery of shares to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. ~~Any such shares of Stock that cease to be subject to such an Award other than a Full Value Award shall be added to the number of shares available under the Plan as the number of shares of Stock (or portion thereof) deemed subject to such Award under Section 3.1(a) as of the date of grant for every share of Stock that ceases to be subject to such Award.~~ Any such shares of Stock that cease to be subject to an ~~Full Value~~ Award shall be added to the number of shares available under the Plan as one (1) share for every share of Stock that ceases to be subject to such Award. Notwithstanding anything in this Section 3.1(b) to the contrary, shares of Stock subject to an Award may not again be made available for issuance under this Plan if such shares are: (x) shares delivered to or withheld by the Company to pay the exercise price of an Option or SAR, (y) shares delivered to or withheld by the Company to satisfy withholding taxes related to such an Award or (z) shares that were subject to an Award and were not issued upon the net settlement of such Award. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding Awards of any entity acquired in any

• 2024 Proxy Statement	129

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance-based Award (including, without limitation, any Performance Bonus Award) shall be $3,000,000; provided, however, that such limits shall apply without regard to the Assumed Spin-Off Awards. Any shares of Stock that are subject to Awards granted under the Plan on or after the ~~2016~~2024 Annual Meeting ~~other than Full Value Awards shall be counted against this limit as 0.50 shares for every share of Stock subject to the Award granted. Any shares of Stock that are subject to Full Value Awards granted under the Plan~~shall be counted against this limit as one (1) share for every share of Stock subject to the Award granted. Awards to Non-Employee Directors and Independent Directors are subject to the limits set forth in Article 10.

ARTICLE 4

Eligibility and Participation

4.1 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, and in its sole discretion, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan. In connection with the Spin-Off and pursuant to the terms of the Employee Matters Agreement between the Company and eBay Inc., entered into in connection with the Spin-Off, certain employees, consultants and directors of the Company, eBay Inc. and their respective subsidiaries will receive Assumed Spin-Off Awards.

4.2 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other Termination of Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Stock or the issuance of Stock under the Plan.

ARTICLE 5

Stock Options

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.4, the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and

130	• 2024 Proxy Statement

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitution of Stock Appreciation Rights. Subject to Section 9.8, the Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

• 2024 Proxy Statement	131

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

ARTICLE 6

Restricted Stock Awards

6.1 Grant of Restricted Stock.

(a) The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

(b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2 Issuance and Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions on transferability and other restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, Performance Criteria, Company performance, individual performance or other criteria selected by the Committee. By action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.3 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Committee in its discretion may provide that in the event of certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.5 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 7

Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose. Except as described in (c) below, the exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

132	• 2024 Proxy Statement

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

(c) Notwithstanding the foregoing provisions of Section 7.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

7.2 Payment and Limitations on Exercise.

(a) Subject to Sections 7.2(b) payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement and subject to any tax withholding requirements.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

Other Types of Awards

8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents.

(a) Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, that to the extent shares of Stock subject to an Award are subject to vesting conditions, any Dividend Equivalents relating to such shares shall be subject to the same vesting conditions.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or SARs.

8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock Units. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock Units in the manner determined from time to time by the Committee. The number of shares of Deferred Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Unit award will not be issued until the Deferred Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Deferred Stock Unit Award has vested and the Stock underlying the Deferred Stock Unit Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee.

• 2024 Proxy Statement	133

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Committee shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Stock underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall, subject to Section 9.6(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more performance-based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.

8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units shall be set by the Committee in its discretion.

8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock Units, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10 Exercise or Payment upon Termination of Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock Units, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise.

8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee and set forth in the applicable Award Agreement.

8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement

ARTICLE 9

Provisions Applicable to Awards

9.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

9.3 Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan may be paid, the form of payment including, without limitation: (i) cash, (ii) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

134	• 2024 Proxy Statement

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

9.4 Limits on Transfer.

(a) Except as otherwise provided in Section 9.4(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 9.4(a), the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 9.4(b), “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

9.5 Beneficiaries. Notwithstanding Section 9.4, if provided in the applicable Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary designation is provided in the applicable Award Agreement or if no beneficiary has been designated or survives the Participant (or if a beneficiary designation is not enforceable and/or valid under the inheritance and other laws in the Participant’s country, as determined by the Committee in its sole discretion), payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.6 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements,

• 2024 Proxy Statement	135

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

9.8 Prohibition on Repricing. Subject to Section 11.1, the Committee shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Section 12.1, no Award shall be canceled and replaced or substituted for with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 11.1, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace or substitute for an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Subject to Section 11.1, absent the approval of the stockholders of the Company, the Committee shall not offer to buyout for a payment in cash, an Option or Stock Appreciation Right previously granted when the per share exercise price exceeds the Fair Market Value of the underlying share of stock.

9.9 Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 6.2, 11.1, 11.2 and 12.3(d) of the Plan, effective as of the 2018 annual meeting of the Company’s stockholders (the “2018 Annual Meeting”), no portion of Awards granted under the Plan shall vest before the one-year anniversary of the date of grant; provided, however, that, notwithstanding the foregoing, Awards that result in the issuance to one or more Participants of an aggregate of up to 5% of the shares of Stock which may be issued or transferred under the Plan may be granted without regard to such minimum vesting provisions. Nothing in this Section 9.9 shall preclude the Board or the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Change in Control.

9.10 Dividends on Unvested Awards. To the extent shares of Stock subject to an Award are subject to vesting conditions, any dividends related to such unvested shares of Stock shall be subject to the same vesting conditions.

ARTICLE 10

Independent Director Awards

10.1 The Board may grant Awards to Independent Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Independent Director Equity Compensation Policy”). The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion, except that any Assumed Spin-Off Awards shall be subject to the terms as in existence as of the completion of the Spin-Off.

10.2 Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value of shares of Stock that may be granted during any fiscal year of the Company to any Non-Employee Director or Independent Director shall not exceed $600,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the fiscal year in which a Non-Employee Director or Independent Director commences service on the Board, and (ii) the limit set forth in this sentence shall not apply to awards made pursuant to a Non-Employee Director’s or Independent Director’s election to receive an Award in lieu of all or a portion of a cash retainer for service on the Board or any committee thereunder or pursuant to conversion of an eBay Inc. award to a Company award.

ARTICLE 11

Changes in Capital Structure

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the

136	• 2024 Proxy Statement

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 11.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any of its affiliates, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

(iii) To the extent that such equitable adjustments result in tax consequences to the Participant, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payments by the Company or its Subsidiaries.

(d) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

• 2024 Proxy Statement	137

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

11.2 Acceleration Upon a Change in Control.

(a) Notwithstanding Section 11.1, subject to Section 11.2(b) below, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Further, to the extent that there are tax consequences to the Participant as a result of the acceleration or lapsing of forfeiture restriction upon a Change in Control, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or its Subsidiaries.

(b) Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs during the Performance Period with respect to an outstanding Award that vests based on Performance Goal(s) or other performance-based objectives, the Performance Period of such Award shall end as of the date of the Change in Control and the Performance Goal(s) or other performance-based objectives shall be deemed to have been satisfied at the actual level of performance as of the date of the Change in Control, as determined by the Committee, as constituted immediately prior to the Change in Control, without proration, and such Award, to the extent deemed earned by the Committee, shall continue to be subject to time-based vesting following the Change in Control in accordance with the original vesting schedule; provided, however, that if the Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully vested pursuant to Section 12.2(a) above.

11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12

Administration

12.1 Committee. Except as otherwise provided herein, the Plan shall be administered by a committee consisting of two or more members of the Board (the “Committee”). Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

138	• 2024 Proxy Statement

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

12.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that, except as provided in Article 11 of the Plan, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any performance-based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan, including adopting sub-plans to the Plan or special terms for Award Agreements, for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States (as further set forth in Section 4.2 of the Plan) as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants or to exercise any of the power, authority and discretion granted to the Committee pursuant to Section 12.3; provided, that (i) the Committee shall have the sole authority with respect to Awards granted to or held by Employees who are subject to Section 16 of the Exchange Act and (ii) officers of the Company (or Directors) to whom authority has been delegated hereunder shall not be delegated such authority with respect to Awards granted to or held by such officers (or Directors). Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board or the Committee.

ARTICLE 13

Effective and Expiration Date

13.1 Effective Date. The effective date of this Plan is the date the Plan (as it may be amended and/or restated from time to time) is last approved by the Company’s stockholders (the “Effective Date”). Each award granted under the Plan or subject to a written binding contract on or before November 2, 2017 shall be subject to the Plan as in effect as of the date on which such award was granted, and it is intended that each such award continue to be subject to Section 162(m) of the Code as in effect prior to the enactment of the Tax Cuts and Jobs Act.

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

• 2024 Proxy Statement	139

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

ARTICLE 14

Amendment, Modification, and Termination

14.1 Amendment, Modification, and Termination. Subject to Section 15.16, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant or (iv) amends Section 9.8 of the Plan.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.16, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15

General Provisions

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant and required by law to be withheld (including any amount deemed by the Company or the Participant’s employer, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Participant’s employer). The Committee may, in its discretion and in satisfaction of the foregoing requirement, allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award (as described above) shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding amounts or other applicable withholding rates to the extent that the withholding or repurchase of shares in excess of such minimum statutory amount would result in adverse accounting consequences to the Company.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6 Assumed Spin-Off Awards. Notwithstanding anything in this Plan to the contrary, each Assumed Spin-Off Award shall be subject to the terms and conditions of the equity compensation plan and award agreement to which such Award was subject immediately prior to the Spin-Off, subject to the adjustment of such Award by the Compensation Committee of eBay Inc. and the terms of the Employee Matters Agreement, dated as of July 17, 2015, between the Company and eBay Inc. entered into in connection with the Spin-Off; provided, that following July 17, 2015, each such Award shall relate solely to shares of Stock and be administered by the Committee in accordance with the administrative procedures in effect under this Plan.

15.7 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and each person to whom the Committee delegates its authority under Section 12.5 shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such

140	• 2024 Proxy Statement

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.8 Relationship to Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any severance, resignation, termination, redundancy, end of service payments, long-term service awards, pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.9 Effect of Plan upon Compensation Plans. The adoption of the Plan shall not affect any compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

15.10 Awards Subject to Clawback. The Awards and any cash payment or shares of Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

15.11 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.12 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.13 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.14 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.15 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall have no obligation to issue or deliver shares of Stock prior to obtaining any approvals from listing, regulatory or governmental authority that the Company determines are necessary or advisable. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

15.16 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws of that State.

15.17 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued

• 2024 Proxy Statement	141

PAYPAL HOLDINGS, INC. 2015 EQUITY INCENTIVE AWARD PLAN (MARKED)

thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

142	• 2024 Proxy Statement

STOCK PERFORMANCE GRAPH

Stock Performance Graph

This performance graph shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933.

The graph below shows the cumulative total stockholder return of an investment of $100 in our common stock during the period beginning December 31, 2018 through December 31, 2023, compared to the S&P 500 Index and the S&P 500 Software & Services Select Industry Index. These indices are included only for comparative purposes as required by SEC rules and do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of our common stock. Stockholder returns over the indicated periods should not be considered indicative of future stock price or stockholder returns.

$400 $300 $200 $100 $0 $202 $190 $73 2018 2019 2020 2021 2022 2023 PayPal Holdings, Inc. S&P 500 Index S&P Software & Services Select Industry Index

Our Mission Revolutionize commerce globally. Our Leadership Principles Our Leadership Principles are integrated with our core values and outline a common set of expectations for all employees for how they drive positive impact through their work. Put people first Build the next generation, unlocking their superpowers Provide and seek constructive feedback clear is kind Choose inclusion and foster belonging Work customer back Focus on our customers greatest needs, sweating every detail Solve with tech and innovation Create simple and valuable customer experiences Win together Do the right thing Operate with velocity and an ownership mindset Deliver great end-to-end results Work as One PayPal Integrated with Our Values: Inclusion l Innovation l Collaboration l WellnessOur Mission Revolutionize commerce globally. Our Leadership Principles Our Leadership Principles are integrated with our core values and outline a common set of expectations for all employees for how they drive positive impact through their work. Put people first Build the next generation, unlocking their superpowers Provide and seek constructive feedback clear is kind Choose inclusion and foster belonging Work customer back Focus on our customers greatest needs, sweating every detail Solve with tech and innovation Create simple and valuable customer experiences Win together Do the right thing Operate with velocity and an ownership mindset Deliver great end-to-end results Work as One PayPal Integrated with Our Values: Inclusion Innovation Collaboration Wellness

PayPal

FSC
www.fsc.org
MIX
Paper from responsible sources
FSC® C132107

Paypal PayPal funded certified carbon credit projects to compensate for the climate impact of this publication. MIX Paper from responsible sources FSC www.fsc.org FSC(R) C132107

PAYPAL HOLDINGS, INC. 2211 NORTH FIRST STREET SAN JOSE, CA 95131 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PYPL2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V45569-P07060 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PAYPAL HOLDINGS, INC. The Board of Directors recommends that you vote "FOR" each of the director nominees below: 1. Election of the 11 Director Nominees Named in the Proxy Statement. Nominees: For Against Abstain 1a. Rodney C. Adkins 1b. Alex Chriss 1c. Jonathan Christodoro 1d. John J. Donahoe 1e. David W. Dorman 1f. Enrique Lores 1g. Gail J. McGovern 1h. Deborah M. Messemer 1i. David M. Moffett 1j. Ann M. Sarnoff 1k. Frank D. Yeary The Board of Directors recommends a vote "FOR" proposals 2, 3 and 4 below: For Against Abstain 2. Advisory Vote to Approve Named Executive Officer Compensation. 3. Approval of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated. 4. Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor for 2024. The Board of Directors recommends that you vote "AGAINST" proposals 5 and 6 below: For Against Abstain 5. Stockholder Proposal - Report on Respecting Workforce Civil Liberties. 6. Stockholder Proposal - Bylaw Amendment: Stockholder Approval of Director Compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If this proxy is signed and returned, it will be voted in accordance with your instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V45570-P07060 PAYPAL HOLDINGS, INC. Annual Meeting of Stockholders To be Held on May 22, 2024 8:00 a.m., Pacific Time This proxy is solicited by the Board of Directors The undersigned hereby appoints ALEX CHRISS, JAMIE MILLER, BIMAL PATEL and BRIAN Y. YAMASAKI, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of PayPal Holdings, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PayPal Holdings, Inc., a Delaware corporation, to be held on Wednesday, May 22, 2024, at 8:00 a.m., Pacific Time, at www.virtualshareholdermeeting.com/PYPL2024, for the purposes listed on the reverse side and at any and all continuation(s) and adjournment(s) of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect to the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting. THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSALS 5 AND 6, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) AND ADJOURNMENT(S) THEREOF. PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. Continued and to be signed on reverse side